EXHIBIT 10.4

EXECUTION VERSION

THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND

SECURITY AGREEMENT

THIRD AMENDMENT, dated as of March 16, 2016 (this “Amendment”), TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of April 7, 2015 (this “Amendment”), made by and among KGH INTERMEDIATE HOLDCO I, LLC, a Delaware limited liability company (“Holdings”), KGH INTERMEDIATE HOLDCO II, LLC, a Delaware limited liability company (“Intermediate Holdco II” or a “Borrower”), KEANE FRAC, LP, a Pennsylvania limited partnership (“Frac” or a “Borrower”), KS DRILLING LLC, a Delaware limited liability company (“Drilling” or a “Borrower”), KEANE FRAC ND, LLC, a Delaware limited liability company (“Frac ND” or a “Borrower”), KEANE FRAC TX, LLC, a Delaware limited liability company (“Keane Texas” or a “Borrower”), each Person joined hereto as a borrower from time to time (each a “Borrower” and together with Intermediate Holdco I, Frac, Drilling, Frac ND and Keane Texas collectively, the “Borrowers”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”), and acknowledged by KEANE FRAC GP, LLC, a Delaware limited liability company (“Keane Frac GP”) and Holdings, each in its capacity as a Guarantor.

BACKGROUND

A. Intermediate Holdco II, Frac, Drilling, Frac ND and Keane Texas, each as a Borrower, Holdings, Agent and Lenders are parties to that certain Amended and Restated Revolving Credit and Security Agreement dated August 8, 2014 (as it may heretofore have been and may hereafter be amended, supplemented, modified, restated and replaced from time to time, the “Credit Agreement”), pursuant to which Agent and Lenders established certain financing arrangements in favor of Borrowers. The Credit Agreement, and all instruments, documents and agreements executed in connection therewith or related thereto, including all Other Documents (each as heretofore and hereafter amended, supplemented, modified, restated and replaced from time to time), are referred to herein collectively as the “Credit Documents.” All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement, as amended hereby. In connection with the Credit Agreement, Holdings and Keane Frac GP have issued that certain Amended and Restated Guaranty and Suretyship Agreement dated as of August 8, 2014 in favor of Agent (as it may heretofore have been and may hereafter be amended, supplemented, modified, restated and replaced from time to time, the “Guaranty”).

B. On or about the date hereof (i) Frac, as purchaser, shall consummate the purchase from the Seller Companies, as defined in the Trican Purchase Agreement, as hereinafter defined, of the assets and properties contemplated to be acquired by Frac (or other Loan Parties) pursuant to that certain Asset Purchase Agreement dated as of January 25, 2016 (as amended, modified, supplemented or restated, the “Trican Purchase Agreement”) by and among Keane Group Holdings, LLC, Keane Frac, LP, Trican Well Service Ltd. and the Seller Companies named therein, (ii) Intermediate Holdco II and Frac, as borrowers, CSG Investments and/or one or more of its affiliates, as lenders and CLMG Corp., or an affiliate thereof, as agent for such lenders, shall enter into a Term Loan Agreement, dated on or about March 16, 2016 (as amended, modified, supplemented or restated, the “Term Loan Agreement”), pursuant to which such lenders shall make a term loan to such borrowers in the aggregate principal amount of $100,000,000 (the “Term Loan”), (iii) Holdings shall make a capital infusion in cash, in the form of common equity, in the Borrowers, in the aggregate amount of $200,000,000 (the “Capital Infusion”), and (iv) the Notes Agent, on behalf of the Notes Purchasers, and Intermediate Holdco II, shall enter into a Fourth Amendment to the Notes Purchase Agreement.

C. Borrowers have requested that the Lenders increase the Maximum Revolving Advance Amount from $50,000,000 to $100,000,000 and that PNC, in its capacity as a Lender, increase its Commitment Amount from $50,000,000 to $100,000,000, after which increases, both PNC’s Commitment Amount and the Maximum Revolving Advance Amount would be $100,000,000, and the Lenders have so agreed to increase the Maximum Revolving Advance Amount, and PNC has so agreed to increase its Commitment Amount, in each case on the terms and subject to the conditions more fully set forth herein.

D. NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Section One. Amendments to Credit Agreement.

(a) Subject to the satisfaction of the conditions precedent set forth in Section Three of this Amendment, the Credit Agreement is hereby amended by inserting the language indicated in double underlined text in Exhibit A hereto and by deleting the language indicted by struck through text in Exhibit A hereto (the Credit Agreement as so amended, is referred to herein as the “Amended Credit Agreement”).

(b) Each of the Schedules to the Amended Credit Agreement is hereby supplemented with the information contained in the correspondingly numbered Schedule attached as Annex A hereto; provided that any reference in the Amended Credit Agreement or any other Loan Document to any such Schedule setting forth information thereon as of the Closing Date shall be deemed to be, solely with respect to such supplemental information, a reference to such Schedule setting forth information as of the date of this Amendment.

(c) Exhibit 1.2 (b) to the Amended Credit Agreement is deleted in its entirety and Exhibit 1.2 (b) to this Amendment is substituted in lieu thereof.

2. Section Two. Representations and Warranties. Each Borrower hereby:

(a) reaffirms all representations and warranties made to Agent and Lenders by any Loan Party under the Credit Documents and/or contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Credit Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Credit Documents or any related agreement, and confirms that all such representations and warranties are true and correct in all material respects (except to the extent any such representation or warranty is already qualified as to materiality, Material

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Adverse Effect or similar language, in which case each such representation or warranty (after giving effect to any qualification therein) shall be true and correct in all respects) on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms expressly relates to an earlier date shall be required to be true and correct in all material respects as of such earlier date);

(b) reaffirms all of the covenants contained in the Credit Agreement and covenants to abide thereby until all Advances, Obligations and other liabilities of Loan Parties to Agent and Lenders, of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c) represents and warrants that no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the Other Documents;

(d) represents and warrants that (i) each Loan Party has full power, authority and legal right to enter into this Amendment and the other Amendment Documents (as defined below) and to perform all its respective Obligations under the Credit Documents as amended hereby and thereby, (ii) this Amendment and all other agreements, instruments or other documents required hereby, if any (collectively, the “Amendment Documents”), have been duly executed and delivered by each Loan Party, and this Amendment and the Credit Documents as amended hereby and by the other Amendment Documents constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, (iii) the execution, delivery and performance of this Amendment and the other Amendment Documents (a) are within each such Loan Party’s powers under its organization documents, have been duly authorized by all necessary corporate, limited partnership, company or other organizational action, as applicable, are not in contravention of law or the terms of such Loan Party’s organization documents or to the conduct of such Loan Party’s business or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound, (b) will not conflict in any material respect with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except those Consents set forth on Schedule 5.1 to the Credit Agreement, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect or the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect, and (d) will neither conflict with, nor result in any breach in, any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party and their Restricted Subsidiaries under the provisions of any agreement, instrument, organization document or other instrument to which such Loan Party and their Restricted Subsidiaries are party or by which they or their property is a party or by which they may be bound.

(e) represents and warrants that the pro forma balance sheet of Borrowers on a Consolidated Basis furnished to Agent on the Third Amended Closing Date (the “Third Amendment Pro Forma Balance Sheet”) reflects the consummation of the Third Amendment Transactions contemplated to occur on the Third Amended Closing Date, and is accurate, complete and correct and fairly reflects in all material respects the financial condition of

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Borrowers on a Consolidated Basis as of the Third Amendment Closing Date after giving effect to the Third Amendment Transactions, and has been prepared in accordance with GAAP, consistently applied. The Third Amendment Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the Chief Financial Officer of the Borrowing Agent. All financial statements referred to in this paragraph (e), including, the related schedules and notes thereto, have been prepared in accordance with GAAP, except as may be disclosed in such financial statements and the absence of footnotes and year-end adjustments.

(f) represents and warrants that the twelve-month cash flow projections of Borrowers on a Consolidated Basis and their projected balance sheets as of the Third Amendment Closing Date, copies of which are annexed hereto as Annex B (the “Third Amendment Projections”) were prepared by the Chief Financial Officer of the Borrowers, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers’ judgement based on present circumstances of the most likely set of conditions and course of action for the projected period (it being understood by the parties that projections by their nature are inherently uncertain and no assurances are being given that the results reflected in such projections will be achieved). The Third Amendment Projections together with the Third Amendment Pro Forma Balance Sheet are referred to in this Amendment as the “Third Amendment Pro Forma Financial Statements”.

(g) represents and warrants that after giving effect to the Third Amendment Transactions, the Loan Parties, and their Restricted Subsidiaries, taken as a whole, are and will be solvent, able to pay their debts as they mature, have and will have capital sufficient to carry on their business and all businesses in which they are about to engage, and as of the Third Amendment Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities.

3. Section Three. Conditions Precedent/Effectiveness Conditions. This Amendment shall become effective upon the satisfaction of the following conditions precedent (the date of such satisfaction, the “Effective Date”):

(a) Agent shall have received this Amendment, duly authorized, executed and delivered by each Borrower, Holdings and Keane Frac GP, together with the updated disclosure schedules referred to in Section 1(b) of this Amendment;

(b) PNC shall have received an Amended and Restated Revolving Credit Note in the amount of $100,000,000, duly authorized, executed and delivered by each Borrower;

(c) Agent shall have received a final executed copy of the Fourth Amendment to the Note Purchase Agreement, in form and substance reasonably satisfactory to Agent and Lenders, executed and delivered by the Notes Agent, the necessary Notes Purchasers and Intermediate Holdco II;

(d) Agent shall have received (i) a final executed copy of the Term Loan Agreement, the terms and conditions of which shall be substantially the same as those set forth in the Commitment Letter and related term sheet issued to Holdings on January 25, 2016 by the Term Loan Agent on behalf of the Term Loan Lenders, or otherwise reasonably satisfactory to

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Agent and Lenders, and (ii) final executed copies of all other material Term Loan Documents to be executed or delivered on the Third Amendment Closing Date, the terms and conditions of which shall be reasonably satisfactory to Agent and Lenders and, in conjunction with the foregoing, the transactions contemplated to occur under the Term Loan Agreement on the Third Amendment Closing Date shall have been consummated in accordance with the terms thereof, including without limitation the receipt by Frac of net cash proceeds of the Term Loan in an aggregate amount of not less than $100,000,000;

(e) Agent shall have received a final executed copy of the Trican Purchase Agreement (including all material documents, agreements, exhibits and schedules executed or delivered in connection therewith), none of the terms or provisions thereof shall have been modified in any respect materially adverse to the Lenders, all of the conditions precedent to its effectiveness shall have been satisfied or waived by the appropriate Persons and the transactions contemplated to occur thereunder on the Effective Date shall have been consummated in accordance with the terms thereof;

(f) The Capital Infusion shall have occurred and in connection therewith the Borrowers shall have received the net cash proceeds thereof in an aggregate amount of not less than $200,000,000;

(g) Since October 31, 2015, no event or development shall have occurred which shall have had, or would be reasonably likely to have, a Seller Material Adverse Effect (as defined in the Trican Purchase Agreement);

(h) After giving effect to the consummation of the Third Amendment Transactions, the sum of (i) Undrawn Availability, calculated on a combined basis for all Borrowers (and, for the avoidance of doubt, calculated after giving effect to Special Reserve A and Special Reserve B) and reflected in a Borrowing Base Certificate (dated on or about the Third Amendment Closing Date, but in any event dated no earlier than the last day of the month preceding the Third Amendment Closing Date), which shall be in form and substance reasonably satisfactory to the Agent and delivered to the Agent on the Third Amendment Closing Date, plus (ii) the aggregate amount of unrestricted cash of all Borrowers, to the extent, in each case, that such cash is then on deposit in a demand deposit account maintained by the applicable Borrower with PNC Bank, National Association, shall be not less than $100,000,000 in the aggregate;

(i) The Intercreditor Agreement, which shall contain terms and conditions reasonably satisfactory to the Agent, shall have been executed and delivered by all parties thereto, and conformed in writing by all Loan Parties;

(j) The Agent shall have received payment, in cash, for the ratable benefit of the Lenders, of a non-refundable Closing Fee in the amount of $1,500,000 (less the balance, if any, of the $80,000 Commitment Fee, to the extent paid by the Borrowers to the Agent for the ratable benefit of the Lenders prior to the date of this Amendment), and the Borrowers hereby irrevocably authorize the Agent to charge the amount of such Closing Fee to the Borrowers’ Account in payment thereof;

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(k) Receipt by Agent of an officer’s certificate for each Loan Party certifying as of the date hereof: (i) as true and correct a copy of resolutions in form and substance reasonably satisfactory to Agent adopted by the Board of Managers, Managing Member, or General Partner (as applicable) of such entity approving and authorizing the execution, delivery and performance by such entity of this Amendment and all other agreements, instruments or other documents required hereby, including without limitation the amended and restated Revolving Credit Note referenced in Section 3(b) hereof (collectively, the “Amendment Documents”) to which such entity is a party and of the transactions contemplated herein and therein, and also certifying that such resolutions are in full force and effect and have not be amended, modified, revoked or rescinded, (ii) that there have been no amendments, supplements, or other modifications to the certificate of limited partnership, certificate of formation, partnership agreement or operating agreement, as applicable, or other applicable documents relating to such entity’s formation or to the conduct of the business of such entity since the Closing Date and that the copies of such organizational documents of such entity delivered to Agents on such date as a part of the “officers certificate” are true, correct and complete copies of such organizational documents of such entity as currently in full force and effect on the date hereof (or, if any such amendments, supplements or modifications have been made since the Closing Date, attaching and certifying true, complete and correct copies of such organizational documents as in effect on the date hereof), and (iii) the names and signatures of the officers of such entity authorized to execute and deliver this Amendment and any Amendment Documents to which such entity is a party on behalf of such entity pursuant to the resolutions referenced in clause (i) above (and such certificate shall be countersigned by another applicable officer of such entity (or its general partner or managing member) certifying the name, office and signature of the officer of such entity (or its general partner or managing member) delivering such certificate);

(l) Receipt by Agent of a legal opinion from Schulte, Roth & Zabel LLP and local Pennsylvania counsel to Frac in form and substance satisfactory to Agent which shall cover such matters relating to the execution, delivery and enforceability of this Amendment and the other Amendment Documents (and of the Amended Credit Agreement) and otherwise complying with the requirements of Section 2.24 of the Credit Agreement in connection with an increase by a Lender of its Commitment Amount thereunder;

(m) All of the representations and warranties contained in this Amendment shall be true and correct in all material respects (except to the extent any such representation or warranty is already qualified as to materiality, Material Adverse Effect or similar language, in which case each such representation or warranty (after giving effect to any qualification therein) shall be true and correct in all respects) on and as of the date hereof; and

(n) No Default or Event of Default shall have occurred and be continuing on the date hereof.

4. Section Four. Trican Assets. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein or in the Credit Agreement, none of the accounts receivable or inventory that constitute “Purchased Assets” under (and as such term is defined under) the Trican Purchase Agreement shall be considered or deemed to be Eligible Receivables or Eligible Inventory, respectively, or otherwise included in the Formula Amount, unless and

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until (a) the Agent shall have conducted a filed examination review thereof and shall have determined in its sole discretion, exercised in a commercially reasonable manner, to include such accounts receivable or inventory, as the case may be, in the Formula Amount and (b) with respect to such Inventory, the Agent shall have received and reviewed to its reasonable satisfaction an appraisal report, such appraisal to be conducted by an appraiser satisfactory to the Agent and engaged by the Borrowers at their expense.

5. Section Five. Payment of Expenses. Borrowers shall pay or reimburse Agent for its reasonable and documented attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the Amendment Documents provided for herein or related hereto (if any) (such fees and expenses, collectively, the “Amendment Costs”). Without limiting the generality of Section 2.2(a) of the Credit Agreement, Borrowers hereby authorize Agent to charge Borrowers’ Account with the amount of all Amendment Costs in satisfaction thereof, and requests that Lenders make one or more Revolving Advance(s) consisting of Domestic Rate Loan(s) on or after the date hereof in an aggregate amount equal to the total amount of all such Amendment Costs, and that Agent disburse the proceeds of such Revolving Advance(s) in satisfaction thereof.

6. Section Six. Reaffirmation of Liens. To secure the prompt payment and performance of the Obligations to Agent, Issuer and each Lender and each other holder of the Obligations, each Borrower hereby reconfirms its assignment, pledge and grant under the Credit Agreement and the other Credit Documents to Agent for its benefit and for the ratable benefit of each Lender, Issuer and each other holder of any of the Obligations of a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Without limiting the generality of any of the foregoing, to secure the prompt payment and performance to Agent and each Lender and each other holder of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to and Lien on all of its ABL Equipment (including all ABL Equipment Spare Parts and all accessions (as defined in the Uniform Commercial Code) to the ABL Equipment) and all cash and non-cash proceeds thereof, whether now owned or existing or hereafter acquired or arising and wheresoever located. No Borrower has a commercial tort claim exceeding $500,000 as of the date hereof, except as set forth on Schedule 5.26 to the Credit Agreement. Each Borrower hereby confirms and agrees that all security interests and Liens granted under the Credit Documents to Agent, for its benefit and for the ratable benefit of each Lender, Issuer and each other holder of any of the Obligations, continue in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any Liens other than Permitted Encumbrances. Nothing herein contained is intended to impair or limit in any manner the validity, priority and extent of Agent’s security interest in and Liens upon the Collateral.

7. Section Seven. Reaffirmation of Existing Financing Agreements. Except as modified by the terms hereof, all of the terms and conditions of the Credit Documents are hereby reaffirmed and shall continue in full force and effect as therein written. All references to the Credit Agreement shall mean the Credit Agreement as modified by all amendments heretofore executed and delivered and by this Amendment. Borrowers hereby acknowledge and agree it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by any Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

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8. Section Eight. Ratifications of Guaranty by Keane Frac GP and Holdings. Holdings and Keane Frac GP, each in its capacity as a “Guarantor” under the Guaranty, each by its signature below:

(a) Hereby acknowledges and agrees that the execution, delivery and performance of this Amendment by Borrowers, Agent and Lenders, and the carrying out of the provisions hereof and the consummation of all transactions contemplated hereunder, shall not affect or in any way diminish or modify the obligations of such Guarantor under the Guaranty, or under any other Credit Document to which such Guarantor is a party, and such Guarantor hereby acknowledges and reaffirms its obligations under the Guaranty, and under each other Credit Agreement to which Guarantor is a party.

(b) Hereby reconfirms and restates its grant under the Guaranty to Agent, for the ratable benefit of Agent, Issuer and each Lender and each other holder of the Obligations, of a continuing perfected Lien on and security interest in all of such Guarantor’s right, title and interest in and to the “Collateral” (as described in Section 8 of the Guaranty, as amended by this Amendment) to secure the payment and performance of the Obligations and such Guarantor’s obligations under the Guaranty, and hereby confirms that nothing herein, nor the execution, delivery and performance of this Amendment by Borrowers, Agent and Lenders, nor the carrying out of the provisions hereof nor the consummation of all transactions contemplated hereunder, shall impair or limit in any manner the validity, priority and extent of Agent’s security interest in and Liens upon such “Collateral”. Without limiting the generality of any of the foregoing, to secure the payment and performance of the Obligations and each Guarantor’s obligations under the Guaranty, each Guarantor grants to Agent, for itself and the ratable benefit of the Lenders and each other holder of the Obligations, a continuing perfected lien on and security interest in all of such Guarantor’s right, title and interest in and to all of its ABL Equipment (including all ABL Equipment Spare Parts and all accessions (as defined in the Uniform Commercial Code) to the ABL Equipment) and all cash and non-cash proceeds thereof, whether now owned or existing or hereafter acquired or arising and wheresoever located.

(c) Hereby acknowledges and agrees that the foregoing acknowledgements, agreements and reaffirmations are being given in an abundance of caution and for the avoidance of any doubt, and that nothing contained in the foregoing is intended to limit or contradict the provisions of any and all agreements and waivers contained in the Guaranty, specifically including, without limitation, the provisions, agreements and waivers of Section 2 of the Guaranty, and that the giving by such Guarantor of the foregoing acknowledgements, agreements and reaffirmations shall not be interpreted or construed under any circumstances as having established a course of dealing or course of conduct binding upon Agent and Lenders in the future or otherwise creating any future obligations on Agent and/or Lenders to obtain any similar acknowledgements, agreements and reaffirmations in connection with any future amendments to the Credit Agreement and the other Credit Documents.

(d) Hereby represents and warrants that each of the representations and warranties made by such Guarantor pursuant to the Guaranty and the Collateral Pledge

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Agreement dated July 8, 2011 by Keane Frac GP in favor of PNC (the “GP Pledge Agreement”) are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date, in which case such representation or warranty was materially true and correct in all respects on such date).

(e) Hereby represents and warrants that Guarantor is not in violation of any of the covenants and undertakings applicable to it set forth in the Guaranty (subject in each case to any notice, cure or grace period(s) applicable to such covenant or undertaking expressly provided for in the Guaranty (as applicable)).

9. Section Nine. Confirmation of Indebtedness and Release. Each Borrower, and each Guarantor by its signature below, hereby acknowledges, confirms and agrees that all of the Obligations (whether representing outstanding principal, accrued and unpaid interest, accrued and unpaid fees or any other Obligations of any kind or nature) currently owing by Borrowers under the Credit Agreement and the other Credit Documents, as reflected in the books and records of Agent and Lenders as of the date hereof, are unconditionally owing from and payable by Borrowers, and that Borrowers are indebted (jointly and severally) to Agent and Lenders with respect thereto, all without any set-off, deduction, counterclaim or defense. Each Borrower, and each Guarantor by its signature below, hereby acknowledges and agrees that it has no actual or potential claim or cause of action against Agent or any Lender relating to this Amendment (or any Amendments Documents), the Credit Agreement or any other Credit Document (including the Guaranty and the GP Pledge Agreement) and/or the Obligations arising thereunder or related thereto, in any such case arising on or before the date hereof. As further consideration for the consents and amendments set forth herein, each Borrower, and each Guarantor, by its signature below, hereby waives and releases and forever discharges Agent and Lenders, and the officers, directors, attorneys, agents and employees of each, from any liability, damage, claim, loss or expense of any kind originating in whole or in part known to Borrowers or Guarantor on or before the date of this Amendment that any Borrower or Guarantor may now have against Agent or Lenders or any of them arising out of or relating to the Obligations, this Amendment, the Credit Agreement or the Other Documents.

10. Section Ten. Miscellaneous.

(a) No rights are intended to be created hereunder for the benefit of any third party, creditor or incidental beneficiary.

(b) The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by facsimile or electronic transmission shall bind the parties hereto.

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(e) This Amendment, and all matters relating hereto and arising herefrom, shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. The provisions of Section 16.1 of the Credit Agreement {agreements and consents to and waivers regarding jurisdiction, venue and service of process}, Section 16.5 of the Credit Agreement {indemnities}, Section 16.9 of the Credit Agreement {expenses}, Section 16.10 of the Credit Agreement {injunctive relief} and Article XII of the Credit Agreement {waivers (specifically including waivers of rights to jury trial)} are hereby incorporated by reference. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible. This Amendment (and the other Amendment Documents, if any), together with the Credit Agreement and other Credit Documents (each as amended or modified hereby), represents the entire agreement of the parties hereto regarding the matters covered hereby and thereby.

(f) This Amendment shall be binding upon and inure to the benefit of Borrowers, Guarantor, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that neither any Borrowers nor any Guarantor may assign or transfer any of its rights or obligations under this Amendment or the Credit Agreement or any other Credit Document without the prior written consent of Agent and each Lender.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

KGH INTERMEDIATE HOLDCO I, LLC

By:	/s/ GREGORY POWELL
Name: Gregory Powell Title: Vice President and Chief Financial Officer

KGH INTERMEDIATE HOLDCO II, LLC

By:	/s/ GREGORY POWELL
Name: Gregory Powell Title: Vice President and Chief Financial Officer

KEANE FRAC, LP

By:	Keane Frac GP, LLC, its General Partner

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	/s/ GREGORY POWELL
Name: Gregory Powell Title: Vice President and Chief Financial Officer

KS DRILLING, LLC

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	/s/ GREGORY POWELL
Name: Gregory Powell Title: Vice President and Chief Financial Officer

[Signature Page to Third Amendment to Amended and Restated Revolving Credit and Security Agreement]

KEANE FRAC ND, LLC

By:	Keane Frac, LP, its Managing Member

By:	Keane Frac GP, LLC, its General Partner

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	/s/ GREGORY POWELL
Name: Gregory Powell Title: Vice President and Chief Financial Officer

KEANE FRAC TX, LLC

By:	/s/ GREGORY POWELL
Name: Gregory Powell Title: Vice President

KEANE FRAC GP, LLC

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	/s/ GREGORY POWELL
Name: Gregory Powell Title: Vice President and Chief Financial Officer

[Signature Page to Third Amendment to Amended and Restated Revolving Credit and Security Agreement]

PNC BANK, NATIONAL ASSOCIATION, As sole Lender and as Agent

By:	/s/ EDWARD CHONKO
Name: Edward Chonko Title: Senior Vice President

[Signature Page to Third Amendment to Amended and Restated Revolving Credit and Security Agreement]

EXHIBIT A

Amended Credit Agreement

[See Attached]

~~EXECUTION VERSION~~

EXHIBIT A

FORM OF AMENDED AND RESTATED REVOLVING CREDIT

AND

SECURITY AGREEMENT

PNC BANK, NATIONAL ASSOCIATION

(AS LENDER AND AS AGENT)

WITH

KGH INTERMEDIATE HOLDCO I, LLC

(HOLDINGS)

AND

KGH INTERMEDIATE HOLDCO II, LLC

KEANE FRAC, LP

KS DRILLING, LLC

KEANE FRAC ND, LLC

AND

KEANE FRAC TX, LLC

(BORROWERS)

August 8, 2014, as amended by the First Amendment thereto, dated as of December 22,

2014, the Second Amendment thereto, dated as of April 7, 2015, and the Third Amendment thereto, dated as of March 16, 2016

ChangePro Comparison of ABL and PNC - Exhibit A to Third Amendment 10/3/2016

TABLE OF CONTENTS

Page
I. DEFINITIONS.		1

1.1.	Accounting Terms..	1
1.2.	General Terms	2
1.3.	Uniform Commercial Code Terms.	~~45~~48
1.4.	Certain Matters of Construction.	~~46~~49

II. ADVANCES, PAYMENTS.		~~47~~50

2.1.	Revolving Advances.	~~47~~50
2.2.	Procedure for Revolving Advances Borrowing.	~~48~~51
2.3.	Disbursement of Advance Proceeds ~~50~~..	53
2.4.	~~[~~Reserved~~]~~.	~~50~~54
2.5.	Maximum Advances	~~50~~54
2.6.	Repayment of Advances.	~~50~~54
2.7.	Repayment of Excess Advances	~~51~~54
2.8.	Statement of Account	~~51~~55
2.9.	Letters of Credit	~~51~~55
2.10.	Issuance of Letters of Credit.	~~52~~55
2.11.	Requirements For Issuance of Letters of Credit.	~~52~~56
2.12.	Disbursements, Reimbursement.	~~53~~56
2.13.	Repayment of Participation Advances.	~~54~~58
2.14.	Documentation	~~54~~58
2.15.	Determination to Honor Drawing Request.	~~55~~58
2.16.	Nature of Participation and Reimbursement Obligations	~~55~~58
2.17.	Indemnity	~~56~~60
2.18.	Liability for Acts and Omissions	~~57~~60
2.19.	Additional Payments	~~58~~61
2.20.	Manner of Borrowing and Payment.	~~58~~61
2.21.	Mandatory Prepayments.	~~60~~63
2.22.	Use of Proceeds.	~~60~~63
2.23.	Defaulting Lender.	~~60~~64
~~2.24.~~	~~Increase in Maximum Revolving Advance Amount.~~	~~61~~

III. INTEREST AND FEES.		~~64~~65

3.1.	Interest	~~64~~65
3.2.	Letter of Credit Fees.	~~64~~65
3.3.	Closing Fee and Facility Fee.	~~65~~66
3.4.	Collateral Evaluation Fee and Collateral Monitoring Fee.	~~66~~67
3.5.	Computation of Interest and Fees	~~66~~68
3.6.	Maximum Charges.	~~67~~68
3.7.	Increased Costs	~~67~~68
3.8.	Basis For Determining Interest Rate Inadequate or Unfair	~~67~~69
3.9.	Capital Adequacy.	~~68~~69

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i

3.10.	Gross Up for Taxes.	~~69~~70
3.11.	Withholding Tax Exemption.	~~69~~71

IV. COLLATERAL: GENERAL TERMS		~~71~~72

4.1.	Security Interest in the Collateral	~~71~~72
4.2.	Perfection of Security Interest	~~71~~73
4.3.	Disposition of Collateral	~~72~~73
4.4.	Preservation of Collateral	~~72~~73
4.5.	Ownership of Collateral.	~~72~~74
4.6.	Defense of Agent’s and Lenders’ Interests	~~73~~75
4.7.	Books and Records	~~74~~75
4.8.	Financial Disclosure	~~74~~75
4.9.	Compliance with Laws.	~~74~~76
4.10.	Inspection of Premises.	~~74~~76
4.11.	Insurance.	~~75~~76
4.12.	Failure to Pay Insurance	~~75~~77
4.13.	Payment of Taxes.	~~75~~77
4.14.	[Reserved].	~~76~~77
4.15.	Receivables.	~~76~~77
4.16.	Inventory	~~79~~80
4.17.	Maintenance of Equipment	~~79~~80
4.18.	Exculpation of Liability	~~79~~81
4.19.	Environmental Matters.	~~80~~81
4.20.	Financing Statements	~~82~~83
4.21.	Appraisals	~~82~~83
4.22.	Intercreditor Agreement	~~82~~83

V. REPRESENTATIONS AND WARRANTIES.		~~82~~84

5.1.	Authority	~~82~~84
5.2.	Formation and Qualification.	~~83~~84
5.3.	Survival of Representations and Warranties	~~83~~85
5.4.	Tax Returns	~~83~~85
5.5.	Financial Statements.	~~83~~85
5.6.	Entity Names	~~84~~86
5.7.	OSHA and Environmental Compliance.	~~84~~86
5.8.	Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.	~~85~~87
5.9.	Patents, Trademarks, Copyrights and Licenses.	~~86~~88
5.10.	Licenses and Permits	~~86~~88
5.11.	No Default.	~~87~~89
5.12.	No Burdensome Restrictions	~~87~~89
5.13.	No Labor Disputes	~~87~~89
5.14.	Margin Regulations	~~87~~89
5.15.	Investment Company Act.	~~87~~89
5.16.	Disclosure	~~87~~89
5.17.	Swaps	~~87~~89
5.18.	~~Conflicting Agreements 88~~[Reserved]	90

ChangePro Comparison of ABL and PNC - Exhibit A to Third Amendment 10/3/2016

5.19.	Application of Certain Laws and Regulations	~~88~~90
5.20.	Business and Property of Loan Parties	~~88~~90
5.21.	Section 20 Subsidiaries.	~~88~~90
5.22.	Anti-Terrorism Laws.	~~88~~90
5.23.	Trading with the Enemy	~~89~~91
5.24.	Federal Securities Laws	~~89~~91
5.25.	Equity Interests	~~89~~91
5.26.	Commercial Tort Claims	~~89~~91
5.27.	Letter of Credit Rights	~~89~~92
5.28.	Material Contracts	~~90~~92

VI. AFFIRMATIVE COVENANTS.		~~90~~92

6.1.	Payment of Fees	~~90~~92
6.2.	Conduct of Business and Maintenance of Existence and Assets	~~90~~92
6.3.	Violations	~~90~~92
6.4.	~~[~~Reserved~~]~~.	~~90~~92
6.5.	Financial Covenants.	~~91~~93
6.6.	Execution of Supplemental Instruments.	~~91~~93
6.7.	Payment of Indebtedness	~~91~~93
6.8.	Standards of Financial Statements	~~91~~93
6.9.	Federal Securities Laws	~~91~~93
6.10.	Additional Guarantors; Further Assurances	~~91~~93
6.11.	Designation of Subsidiaries.	~~91~~94
6.12.	Keepwell	~~91~~94
6.13.	Post-Closing Actions	~~92~~94
6.14.	Minimum Cash Balance	95
6.15.	Interest Rate Hedge	95

VII. NEGATIVE COVENANTS.		~~92~~95

7.1.	Merger, Consolidation, Acquisition and Sale of Assets.	~~92~~95
7.2.	Creation of Liens	~~93~~98
7.3.	Guarantees	~~93~~98
7.4.	Investments.	~~93~~98
7.5.	Loans	~~94~~99
7.6.	~~[Reserved].~~Subsidiaries and Joint Ventures	~~94~~99
7.7.	Distributions	~~95~~99
7.8.	Indebtedness	~~97~~102
7.9.	Nature of Business	~~97~~102
7.10.	Transactions with Affiliates	~~97~~102
7.11.	~~[Reserved]~~Amendment to Commercial Agreements	~~97~~103
7.12.	Fiscal Year and Accounting Changes	~~98~~103
7.13.	Pledge of Credit	~~98~~103
7.14.	Amendment of Organizational Documents; Material Indebtedness.	~~98~~103
7.15.	Compliance with ERISA	~~98~~104
7.16.	Prepayment of Subordinated Indebtedness ~~98~~; Payments of Qualified Subordinated Indebtedness.	104
7.17.	Burdensome Agreements	~~99~~105

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7.18.	Anti-Terrorism Laws	~~100~~106
7.19.	Trading with the Enemy Act.	~~100~~107
7.20.	Note Debt and Term Loan Debt	~~101~~107
7.21.	Permitted Activities.	~~101~~107

VIII. CONDITIONS PRECEDENT.		~~102~~108

8.1.	Conditions to Initial Advances	~~102~~108
8.2.	Conditions to Each Advance	~~106~~112

IX. INFORMATION AS TO BORROWERS.		~~106~~112

9.1.	Disclosure of Material Matters	~~106~~112
9.2.	Schedules.	~~106~~113
9.3.	Environmental Reports.	~~107~~114
9.4.	Litigation	~~107~~114
9.5.	Material Occurrences; Material Contracts	~~108~~114
9.6.	Parent Financials.	~~108~~114
9.7.	Annual Financial Statements	~~108~~115
9.8.	Quarterly Financial Statements	~~109~~115
9.9.	Monthly Financial Statements	~~109~~115
9.10.	Other Reports	~~109~~116
9.11.	Additional Information	~~109~~116
9.12.	Projected Operating Budget	~~110~~116
9.13.	Variances From Operating Budget	~~110~~116
9.14.	Notice of Suits, Adverse Events	~~110~~117
9.15.	Unrestricted Subsidiaries	~~110~~117
9.16.	ERISA Notices and Requests	~~110~~117
9.17.	Additional Documents	~~111~~118

X. EVENTS OF DEFAULT.		~~111~~118

10.1.	Nonpayment	~~111~~118
10.2.	Breach of Representation	~~111~~118
10.3.	Financial and other Information	~~111~~118
10.4.	Judicial Actions	~~111~~118
10.5.	Noncompliance	~~112~~118
10.6.	Judgments	~~112~~119
10.7.	Bankruptcy	~~112~~119
10.8.	Inability to Pay	~~112~~119
10.9.	[Reserved].	~~112~~119
10.10.	Lien Priority	~~112~~119
10.11.	Cross Default	~~113~~119
10.12.	Termination of Guaranty or Guaranty Security Agreement	~~113~~120
10.13.	Change of Ownership.	~~113~~120
10.14.	Invalidity	~~113~~120
10.15.	~~[~~Reserved~~]~~;	~~113~~120
10.16.	Seizures	~~113~~120
10.17.	~~[Reserved] 113~~Governmental Bodies	120
10.18.	Pension Plans	~~113~~120

ChangePro Comparison of ABL and PNC - Exhibit A to Third Amendment 10/3/2016

10.19.	Anti-Money Laundering/International Trade Law Compliance.	~~113~~120

XI. LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.		~~114~~120

11.1.	Rights and Remedies.	~~114~~120
11.2.	Agent’s Discretion	~~115~~122
11.3.	Setoff	~~115~~122
11.4.	Rights and Remedies not Exclusive	~~116~~122
11.5.	Equity Cure Right	~~116~~122
11.6.	Allocation of Payments After Event of Default	~~116~~123

XII. WAIVERS AND JUDICIAL PROCEEDINGS.		~~117~~124

12.1.	Waiver of Notice	~~117~~124
12.2.	Delay	~~118~~125
12.3.	Jury Waiver	~~118~~125

XIII. EFFECTIVE DATE AND TERMINATION.		~~118~~125

13.1.	Term.	~~118~~125
13.2.	Termination ~~118~~..	125

XIV. REGARDING AGENT.		~~119~~126

14.1.	Appointment	~~119~~126
14.2.	Nature of Duties	~~119~~126
14.3.	Lack of Reliance on Agent and Resignation	~~119~~126
14.4.	Certain Rights of Agent	~~120~~127
14.5.	Reliance	~~120~~127
14.6.	Notice of Default	~~120~~127
14.7.	Indemnification	~~121~~128
14.8.	Agent in its Individual Capacity	~~121~~128
14.9.	Delivery of Documents	~~121~~128
14.10.	Borrowers’ Undertaking to Agent	~~121~~128
14.11.	No Reliance on Agent’s Customer Identification Program	~~121~~128
14.12.	Other Agreements	~~122~~129

XV. BORROWING AGENCY.		~~122~~129

15.1.	Borrowing Agency Provisions~~.~~	~~122~~129
15.2.	Waiver of Subrogation	~~123~~130

XVI. MISCELLANEOUS.		~~123~~130

16.1.	Governing Law.	~~123~~130
16.2.	Entire Understanding.	~~123~~130
16.3.	Successors and Assigns; Participations; New Lenders.	~~126~~133
16.4.	Application of Payments	~~128~~135
16.5.	Indemnity	~~128~~135
16.6.	Notice	~~129~~136
16.7.	Survival.	~~131~~138
16.8.	Severability	~~131~~138
16.9.	Expenses	~~131~~138

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v

16.10.	Injunctive Relief	~~132~~139
16.11.	Consequential Damages	~~132~~139
16.12.	Captions	~~132~~139
16.13.	Counterparts; Facsimile Signatures	~~132~~139
16.14.	Construction.	~~132~~139
16.15.	Confidentiality; Sharing Information	~~132~~139
16.16.	Publicity	~~133~~140
16.17.	Certifications From Banks and Participants; USA PATRIOT Act.	~~133~~140
16.18.	Anti-Terrorism Laws.	~~134~~140
16.19.	Acknowledgement of Prior Obligations and Continuation Thereof	~~134~~141
16.20.	Intercreditor Agreement.	~~135~~141
16.21.	Payoff of Term Loans, Release of KGH and Partial Release of Collateral.	142

ChangePro Comparison of ABL and PNC - Exhibit A to Third Amendment 10/3/2016

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 1.2	Borrowing Base Certificate
Exhibit 1.2(a)	Compliance Certificate
Exhibit 1.2(b)	ABL Equipment
Exhibit 2.1(a)	Amended and Restated Note
Exhibit 2.24	Lender Joinder
Exhibit 5.5(b)	Financial Projections
Exhibit 8.1(g)	Financial Condition Certificate
Exhibit 16.3	Commitment Transfer Supplement

Schedules

Schedule 1.2	Permitted Encumbrances
Schedule 4.5	Equipment and Inventory Locations; Place of Business, Chief Executive Office, Real Property
Schedule 4.15(j)	Deposit and Investment Accounts
Schedule 5.1	Consents
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Prior Names
Schedule 5.8(b)	Litigation
Schedule 5.8(d)	Plans
Schedule 5.9	Intellectual Property
Schedule 5.10	Licenses and Permits
Schedule 5.25	Equity Interests
Schedule 5.26	Commercial Tort Claims
Schedule 5.27	Letter of Credit Rights
Schedule 5.28	Material Contracts
Schedule 6.13	Post-Closing Actions
Schedule 7.3	Guarantees
Schedule 7.4	Permitted Investments
Schedule 7.8	Indebtedness
Schedule 7.17	Existing Agreements

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AMENDED AND RESTATED REVOLVING CREDIT

AND

SECURITY AGREEMENT

This Amended and Restated Revolving Credit and Security Agreement dated as of August 8, 2014 among KGH Intermediate Holdco I, LLC, a Delaware limited liability company (“Holdings”), KGH Intermediate Holdco II, LLC, a Delaware limited liability company (“Intermediate Holdco II” or a “Borrower”), KEANE FRAC, LP, a Pennsylvania limited partnership (“Frac” or a “Borrower”), KS DRILLING LLC, a Delaware limited liability company (“Drilling” or a “Borrower”), KEANE FRAC ND, LLC, a Delaware limited liability company (“Frac ND” or a “Borrower”), KEANE FRAC TX, LLC, a Delaware limited liability company (“Keane Texas” or a “Borrower”), each Person joined hereto as a borrower from time to time (each a “Borrower” and together with Intermediate Holdco ~~I~~II, Frac, Drilling, Frac ND and Keane Texas collectively, the “Borrowers”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

WHEREAS, the Borrowers are parties to that certain Revolving Credit, Term Loan and Security Agreement dated as of July 8, 2011 (as amended, supplemented or otherwise modified to date, the “Original Agreement”).

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers, Lenders and Agent hereby agree as follows:

I.	DEFINITIONS.

1.1. Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement or the Other Documents, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of KGH and its consolidated Subsidiaries, provided to Agent prior to the Closing Date for the fiscal year ended on or about December 31, 2013. If at any time any change in GAAP would affect the computation of any financial covenant or requirement set forth in the Loan Agreement or any Other Document, and Borrowing Agent, so requests, Agent and Borrowing Agent shall negotiate in good faith to amend such covenant or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (a) such covenant or requirement will continue to be determined in accordance with GAAP prior to such change, and (b) Borrowers shall provide to Agent financial statements and other documents required under this Agreement or as reasonably requested by Agent setting forth a reconciliation between calculations of such covenant or requirement made both before and after giving effect to such change in GAAP.

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Notwithstanding anything in this Agreement to the contrary, (i) any lease of the Loan Parties and their Subsidiaries that would be characterized as an operating lease under GAAP in effect on the Closing Date (whether such lease is entered into before or after the Closing Date) shall not constitute a Capitalized Lease under this Agreement or any Other Document as a result of any changes in GAAP occurring after the Closing Date and (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant or the determination of financial measures) contained herein, Indebtedness of the Borrowers and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

“ABL Equipment” shall mean, collectively, all of the Equipment listed on Exhibit 1.2(b) to the Agreement (which such Exhibit 1.2(b) shall indicate, as to each such item of Equipment, whether such item of Equipment is “titled collateral” governed by a certificate of title statute in any applicable jurisdiction), together with all ABL Equipment Spare Parts and all accessions (as defined in the Uniform Commercial Code) thereto.

“ABL Equipment Amortization Amount” shall mean the amount equal to (x) the ABL Equipment Amount, divided by (y) the applicable number set forth in the ABL Equipment Notice.

“ABL Equipment Amount” shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.

“ABL Equipment Conditions” shall mean the following conditions: (i) the occurrence of each of the Coverage Threshold and the Coverage Threshold Date, (ii) the receipt and review by the Agent to its reasonable satisfaction of the Initial ABL Equipment Appraisal, (iii) the receipt by the Agent of a schedule of the Net Invoice Cost, such schedule to be prepared by the Borrowers in accordance with the definition of such term; and (iv) Liquidity, calculated on a pro forma basis (but without giving effect to the inclusion within the Formula Amount of any Eligible ABL Equipment) as of the date of the ABL Equipment Notice, shall be not less than $10,000,000.

“ABL Equipment Eligibility Period” shall mean the period so specified in the ABL Equipment Notice.

“ABL Equipment Formula Amount” shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.

“ABL Equipment Notice” shall mean a notice by the Agent to the Borrowers that (x) confirms that ABL Equipment Conditions have been satisfied and (y) sets forth (i) the ABL Equipment Eligibility Period, (ii) the Equipment NOLV Advance Rate and the Equipment Advance Rate (as such terms are defined in Section 2.1(a)(y)(iii) hereof) and (iii) the denominator in respect of the ABL Equipment Amortization Amount.

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“ABL Equipment Spare Parts” means (x) any and all spare parts actually used and installed in/incorporated into any ABL Equipment in connection with the repair or maintenance of such ABL Equipment, and (y) any and all spare parts purchased by any Credit Party for the specific purpose of being used and installed in/incorporated into any ABL Equipment in connection with the repair or maintenance of such ABL Equipment.

“Accountants” shall have the meaning set forth in Section 9.7 hereof.

“Acquired Indebtedness” shall mean, with respect to any specified Person,

(a) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or becomes a Restricted Subsidiary of such specified Person, excluding Indebtedness incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person, and

(b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Guarantor Supplement” shall have the meaning set forth in Section 6.10 hereof.

“Advance Rates” shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

“Advances” shall mean and include the Revolving Advances and Letters of Credit.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager, member, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote ten percent (10%) or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Aggregate Commitment Amounts” shall mean the Commitment Amounts of all Lenders.

“Agreement” shall mean this Amended and Restated Revolving Credit and Security Agreement, including all exhibits and schedules hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

~~“Adjusted EBITDA” shall mean the sum of (a) Earnings Before Interest and Taxes for such period (without giving effect to clauses (iii) through (vi) of such definition) plus (b) without~~

ChangePro Comparison of ABL and PNC - Exhibit A to Third Amendment 10/3/2016

~~duplication and to the extent reflected in arriving at net income (or loss) and not added back to Earnings Before Interest and Taxes, the sum of (i) depreciation expenses for such period and (ii) amortization expenses for such period, including, without limitation, non-cash amortization expenses of deferred financing costs.~~

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the Federal Funds Open Rate in effect on such day plus one half of one-percent (1/2 of 1%), and (c) the sum of the Daily LIBOR Rate in effect on such day plus one percent (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful.

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time. For purposes of this definition only, “Law(s)” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.

“Applicable Law” shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common law and equitable principles, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Attributable Indebtedness” shall mean, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any lease that is not a Capitalized Lease entered into in connection with any Sale-Leaseback Transaction by any Person, the capitalized amount of the remaining lease payments under such lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease.

“Authority” shall have the meaning set forth in Section 4.19(~~d~~c) hereof.

“Base Rate” shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

“Benefited Lender” shall have the meaning set forth in Section 2.20(d) hereof.

“Blocked Accounts” shall have the meaning set forth in Section 4.15(h) hereof.

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“Blocked Account Bank” shall have the meaning set forth in Section 4.15(h) hereof.

“Blocked Person” shall have the meaning set forth in Section 5.24(b) hereof.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of a Borrower.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of the applicable Borrower.

“Borrowers on a Consolidated Basis” shall mean the consolidation in accordance with GAAP of the accounts or other items of the Borrowers and ~~its~~their Restricted Subsidiaries.

“Borrowers’ Account” shall have the meaning set forth in Section 2.8 hereof.

“Borrowing Agent” shall mean Intermediate Holdco II.

“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit 1.2 duly executed by the President, Chief Financial Officer or Controller of the Borrowing Agent and delivered to Agent, appropriately completed, by which such officer shall certify to Agent the Formula Amount and calculation thereof as of the date of such certificate.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey, and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

“Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition (whether by purchase or lease) of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year (each a “capital asset”) including the total principal portion of Capitalized Lease Obligations, which, in accordance with GAAP, would be classified as capital expenditures.

“Capitalized Lease Obligation” means at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” shall mean all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases.

“Cash Equivalents” shall mean, to the extent owned by any Borrower or any Restricted Subsidiary, those investments set forth in clauses (a) through (d) of Section 7.4.

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“Cash Management Products and Services” shall mean agreements or other arrangements under which Agent or any Lender or any Affiliate of Agent or a Lender provides any of the following products or services to any Borrower or Guarantor or any of their Subsidiaries or Affiliates: (a) credit cards; (b) credit card processing services; (c) debit cards and stored value cards; (d) commercial cards; (e) ACH transactions; and (f) cash management and treasury management services and products, including without limitation controlled disbursement accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, interstate depository network services. The indebtedness, obligations and liabilities of each Borrower to the provider of any Cash Management Products and Services (including all obligations and liabilities owing to such provider in respect of any returned items deposited with such provider) (the “Cash Management Liabilities”) shall be “Obligations” hereunder, guaranteed obligations under any Guaranty and secured obligations under any security agreement or pledge agreement executed by any Guarantor, and otherwise treated as Obligations for purposes of each of the Other Documents. The Liens securing the Cash Management Products and Services shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.6.

“Cash Management Liabilities” shall have the meaning provided in the definition of “Cash Management Products and Services.”

“CEA” shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

“CEA Swap” shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder other than (a) a swap entered into on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“CEA Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a CEA Swap which is also a Lender-Provided Interest Rate Hedge, or a Lender-Provided Foreign Currency Hedge.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means any Domestic Subsidiary that has no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs or any other Domestic Subsidiary that itself is a CFC Holdco.

“CFTC” shall mean the Commodity Futures Trading Commission.

“Change of Control” shall mean (a) the occurrence of any event (whether in one or more transactions) which results in (i) so long as financial statements of KGH and its consolidated Subsidiaries are being provided in lieu of financial statements of the Borrowers on a

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Consolidated Basis in accordance with Section 9.5, any Person other than KGH directly owning beneficially or of record any Equity Interest in Holdings, (ii) any Person other than Holdings, and other than a Guarantor, directly owning beneficially or of record any Equity Interest in Intermediate Holdco II, (iii) a transfer of control of Holdings to a (1) Person (other than an Original Owner) or (2) Persons (other than Original Owners) constituting a “group” (within the meaning of Rule 13d-5 of the Exchange Act) or (iv) any Person other than Intermediate Holdco II or Keane Frac GP directly owning beneficially or of record any Equity Interest in any Borrower, except as otherwise permitted by this Agreement, (b) any merger or consolidation of or with any Borrower, except as otherwise permitted by this Agreement, (c) the sale of all or substantially all of the property or assets of any Borrower to any Person that is not a Borrower, except as otherwise permitted by this Agreement or (d) any “Change of Control” (or any comparable term) in any document pertaining to (A) ~~this~~the Note Purchase Agreement ~~or~~, (B) the Term Loan Agreement or (C) any other Indebtedness in excess of $7,500,000 to which any Loan Party or any Restricted Subsidiary is party. For purposes of this definition, “control of Holdings” shall mean the power, direct or indirect (x) to vote 50% or more of the Equity Interests having ordinary voting power for the election of directors (or the individuals performing similar functions) of Holdings or (y) to appoint a majority of the members of the board of directors of Holdings by contract or otherwise.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign, upon the Collateral or any Loan Party or any Restricted Subsidiary.

“Closing Date” shall mean August 8, 2014 or such other date as may be agreed to by the parties hereto.

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“COAC” means Cerberus Operations and Advisory Company LLC, a Delaware limited liability company.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import.

“Collateral” shall mean and include all right, title and interest of each Loan Party in all of the following property and assets of such Loan Party, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:

(i) all accounts (but excluding any accounts which constitute proceeds of the Notes/Term Loan Priority Collateral, and excluding any accounts arising from any sale, lease or other disposition of, or any casualty or condemnation event in respect of, the Notes/Term Loan Priority Collateral), and to the extent not otherwise set forth in this definition, all Receivables (as such term is defined herein on the date hereof);

(ii) all Inventory (including rights in all returned or repossessed Inventory) and all ABL Equipment (including all ABL Equipment Spare Parts and all accessions, as defined in the Uniform Commercial Code, to the ABL Equipment);

(iii) all chattel paper, instruments and document to the extent evidencing or substituted for or constituting proceeds of accounts, Receivables ~~or~~, Inventory or ABL Equipment, and all rights thereunder (but excluding any proceeds of the Notes/Term Loan Priority Collateral, including any chattel paper, instruments or documents arising from any sale, lease or other disposition or any casualty or condemnation event in respect of the Notes/Term Loan Priority Collateral);

(iv) any Lender-Provided Foreign Currency Hedges and Lender-Provided Interest Rate Hedges and all rights thereunder (but excluding any Foreign Currency Hedges and Interest Rate Hedges provided by (x) the Term Loan Agent ~~or~~, any Term Loan Lender or other holder of the Term Loan Debt or (y) the Notes Agent, any Notes Purchaser or other holder of Note Debt);

(v) cash (but excluding any identifiable proceeds of the Notes/Term Loan Priority Collateral);

(vi) all deposit accounts with any bank or other financial institution (other than ~~the~~any Notes Deposit Account or Term Loan Deposit ~~Accounts~~Account) and all cash, cash equivalents (including all Cash Equivalents), financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto (but excluding any amounts therein constituting identifiable proceeds of the Notes/Term Loan Priority Collateral);

(vii) all payment intangibles arising from or relating to any of the foregoing (but excluding any proceeds of the Notes/Term Loan Priority Collateral);

(viii) to the extent evidencing, securing or otherwise relating to any of the items referred to in the preceding clauses (i) through (vii), all General Intangibles (excluding all present and future intellectual property rights); provided that to the extent any of the foregoing

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also relates to Notes/Term Loan Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (vii) as being included in the Collateral shall be included in the Collateral;

(ix) to the extent arising from any of the items referred to in the preceding clauses (i) through (viii), all commercial tort claims; provided that to the extent any of the foregoing also relates to Notes/Term Loan Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (viii) as being included in the Collateral shall be included in the Collateral;

(x) all books and records, customer lists, credit files, accounting systems, computer files, programs, printouts and other computer materials and records related thereto solely to the extent evidencing or relating to any of the items referred to in the preceding clauses (i) through (ix) (but excluding any present and future intellectual property rights); provided that to the extent any of the foregoing also relates to Notes/Term Loan Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (ix) as being included in the Collateral shall be included in the Collateral;

(xi) all rights to business interruption insurance; and

(xii) to the extent not otherwise included in any of the clauses (i) through (xi) above, all supporting obligations (including letter-of-credit rights) and all proceeds (including, without limitation, all insurance proceeds, including proceeds of business interruption insurance and key man insurance) and products of any and all of the foregoing and all collateral security, guarantees, indemnities and warranties given by any Person with respect to any of the foregoing.

For the avoidance of doubt, the Collateral shall not include any of the Excluded Assets.

It is the intention of the parties that if Agent shall fail to have a perfected Lien in any particular assets of any Loan Party for any reason whatsoever (including by means of the provisions of the foregoing sentence or otherwise), but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Agent against Loan Parties and their assets, would be sufficient to create a perfected Lien in any property or assets that such Loan Party may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral.

For the avoidance of doubt, as of the Closing Date, none of the Loan Parties has executed or delivered in favor of Agent a leasehold mortgage encumbering any of the Leasehold Interests and the execution of such leasehold mortgage is not a condition precedent under Section 8.1 hereof. In addition, none of the Loan Parties shall be required after the Closing Date to execute or deliver in favor of Agent any such leasehold mortgage.

“Commercial Agreements” shall mean, collectively, (i) the contracts with Customers that relate to oil field services and related activities and to ancillary, supplementary and complementary lines of business and that provide any source of Operating Revenue and (ii) any other material agreements related to the business and operations of the Holdings and its Restricted Subsidiaries.

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“Commitment Amount” shall mean~~, (i) as to any Lender other than a New Lender,~~ the Commitment amount (if any) set forth below such Lender’s name on the signature page hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement)~~, and (ii) as to any Lender that is a New Lender, the Commitment amount provided for in the joinder signed by such New Lender under Section 2.24(a)(x), in each case as the same may be adjusted upon any increase by such Lender pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.~~.

“Commitment Percentage” shall mean ~~(i) as to any Lender other than a New Lender,~~ the Commitment Percentage (if any) set forth below such Lender’s name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement)~~, and (ii) as to any Lender that is a New Lender, the Commitment Percentage provided for in the joinder signed by such New Lender under Section 2.24(a)(ix), in each case as the same may be adjusted upon any increase in the Maximum Revolving Advance Amount pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.~~.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

“Compliance Certificate” shall mean a compliance certificate substantially in the form attached hereto as Exhibit 1.2(a) to be signed by the Chief Financial Officer or Controller of Borrowing Agent, which shall state that, based on an examination sufficient to permit such officer to make an informed statement, no Default or Event of Default exists, or if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default and, such certificate shall have appended thereto calculations or confirmations which set forth the Loan Parties’ and the Restricted Subsidiaries’ compliance with the requirements or restrictions imposed by Sections 6.5, 6.10, 7.4, 7.5, 7.6, 7.7 and 7.8.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on Holdings’, any Borrower’s or any of their Restricted Subsidiaries’ business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Other Documents, the Notes Documents and the Term Loan Documents including any Consents required under all applicable federal, state or other Applicable Law.

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“Consigned Inventory” shall mean Inventory of any Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

“Controlled Group” shall mean, at any time, Holdings, each Borrower, their Restricted Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

“Covenant Trigger Event” means that Liquidity on any day is less than or equal to the greater of (x) $12,500,000 and (y) an amount equal to the lesser of (i) twenty percent (20%) of the Formula Amount and (ii) $20,000,000. For purposes hereof, the occurrence of a Covenant Trigger Event shall be deemed to be continuing until Liquidity exceeds the greater of (x) $12,500,000 and (y) an amount equal to the lesser of (i) twenty percent (20%) of the Formula Amount and (ii) $20,000,000, for thirty (30) consecutive days, after which 30-day period a Covenant Trigger Event shall no longer be deemed to be continuing for purposes of this Agreement.

“Coverage Threshold” shall mean that the Fixed Charge Coverage Ratio of the Borrowers on a Consolidated Basis is not less than the Applicable Ratio, as hereinafter defined, for each of four consecutive fiscal quarters, each measured on a standalone basis (each a “Coverage Threshold Quarter”) based on and as calculated in accordance with the financial statements required to be delivered to the Agent pursuant to Sections 9.6, 9.7 (in the case of a Coverage Threshold Quarter that coincides with the end of a fiscal year) and 9.8 hereof, as applicable, provided, however, that solely for purposes of determining whether the condition regarding the Coverage Threshold set forth in clause (i) of the term ABL Equipment Conditions has occurred, the calculation of the EBITDA component of the Fixed Charge Coverage Ratio for each such fiscal quarter shall be made without giving effect to the addback of any amount permitted to be added back (x) to Earnings Before Interest and Taxes pursuant to clause (iii) of the definition thereof, or (y) pursuant to the last sentence of the defined term EBITDA. The term Applicable Ratio means, in all cases, 1.00 to 1.00, except for the case in which the Coverage Threshold is calculated pursuant to clause (i) of the term ABL Equipment Conditions, in which case the term Applicable Ratio means 1.10 to 1.00.

“Coverage Threshold Date” shall mean the date that is ten (10) Business Days after the date on which the Agent shall have received the financial statements required to be delivered pursuant to Section 9.6, 9.7 or 9.8 hereof, as applicable, for the last of the four consecutive Coverage Threshold Quarters described in the defined term Coverage Threshold, provided such financial statements shall have been received by the Agent no later than the date on which the Borrowers are required, pursuant to such applicable Section, to furnish such financial statements to the Agent.

“Covered Entity” shall mean (a) each Borrower, each of Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the

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issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

~~“Covenant Trigger Event” means that Undrawn Availability on any day is less than or equal to 25% of the Aggregate Commitment Amounts. For purposes hereof, the occurrence of a Covenant Trigger Event shall be deemed to be continuing until Undrawn Availability is greater than 25% of the Aggregate Commitment Amounts for thirty (30) consecutive days, after which 30-day period a Covenant Trigger Event shall no longer be deemed to be continuing for purposes of this Agreement.~~

“Cumulative Credit” means, at any date, an amount, determined on a cumulative basis equal to, without duplication:

(a) the Cumulative Retained ~~Excess Cash Flow~~ECF Amount (as defined in the Term Loan Agreement as in effect on the date hereof) at such time, plus

(b) the cumulative amount of cash and Cash Equivalent proceeds from (x) the sale of ~~Qualified~~ Equity Interests ~~of any Borrower or~~(other than Disqualified Equity Interests) of ~~any direct or indirect Parent of any Borrower after the~~ or from capital contributions (other than for Disqualified Equity Interests) to Holdings, in each case, after the Third Amendment Closing Date and on or prior to such time (including upon exercise of warrants or options~~) (other than~~ but excluding any amount used for an Equity Cure) ~~which~~, in each case as long as the proceeds thereof have been contributed as common equity to the capital of any Borrower ~~(so long as no portion of the purchase price for such Qualified Equity Interests was paid directly with the proceeds of any Revolver Advance)~~, and (y) the issuance of Subordinated Indebtedness after the Closing Date, plus

(c) an amount equal to any returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by any Borrower or any Restricted Subsidiary in respect of any investments, advances, loans or extensions of credit made pursuant to Section 7.4(g) and 7.5(e) (so long as no portion of any such return was paid directly with the proceeds of any Revolver Advance), plus

(d) any Retained Declined Proceeds (as defined in the ~~Term Loan~~ Note Purchase Agreement as in effect on the date hereof) not used to optionally prepay the Notes pursuant to Section 2.4(a) of the ~~Term Loan~~Note Purchase Agreement or otherwise applied, ~~plus~~minus

(e) ~~the proceeds of Qualified Subordinated Indebtedness received by any Borrower, minus~~[reserved];

(f) ~~any amount of the Cumulative Credit used to make distributions pursuant to Section 7.7(iv) after the Closing Date and prior to such time, minus~~[reserved];

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(g) any amount of the Cumulative Credit used to purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, or to make advances, loans or extensions of credit to any Person, pursuant to Section 7.4(g) and Section 7.5(e), minus

(h) any amount of the Cumulative Credit used to make prepayments, redemptions, purchases, defeasances and other payments in respect of Subordinated Indebtedness pursuant to Section 7.16(iv) after the Closing Date and prior to such time.

For the avoidance of doubt, no portion of the capital contribution of $200,000,000 made by Holdings to the Borrowers on or about the Third Amendment Closing Date shall be included in the calculation, as of any date of determination, of the amount of the Cumulative Credit.

~~“Current Assets” shall mean, as at any date of determination, the total assets of Borrowers and its Restricted Subsidiaries (other than cash and cash equivalents) which may properly be classified as current assets on a consolidated balance sheet of Borrowers and its Restricted Subsidiaries in accordance with GAAP.~~

~~“Current Liabilities” shall mean, as at any date of determination, the total liabilities of Borrowers and its Restricted Subsidiaries which may properly be classified as current liabilities (other than the current portion of any long term indebtedness) on a consolidated balance sheet of Borrowers and its Restricted Subsidiaries in accordance with GAAP.~~

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Loan Party, pursuant to which such Loan Party is to deliver any personal property or perform any services.

“Customer Real Property” shall have the meaning set forth in Section 4.19(a) hereof.

“Customs” shall have the meaning set forth in Section 2.11(b) hereof.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Reserve Percentage.

“Debt Payments” means the sum, determined on a consolidated basis, of (a) interest expense to the extent actually paid in cash, including any interest charges to Borrowers’ Account plus (b) scheduled payments of principal on Indebtedness (excluding in respect of any Attributable Indebtedness but including, whether or not accounted for as a scheduled payment, cash payments made in respect of Earnouts (other than any Ultra Tech Earnout Payment).

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Defaulting Lender” shall have the meaning set forth in Section 2.23(a) hereof.

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“Depository Accounts” shall have the meaning set forth in Section 4.15(h) hereof.

“Designated Lender” shall have the meaning set forth in Section 16.2(b) hereof.

“Disqualified Equity Interests” shall mean any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for ~~Qualified~~ Equity Interests~~)~~ which do not themselves constitute Disqualified Equity Interests, including Qualified Preferred Stock, and cash payments in lieu of the issuance of fractional shares), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof, in whole or in part (other than (x) solely for ~~Qualified~~ Equity Interests ~~and other than~~which do not themselves constitute Disqualified Equity Interests, including Qualified Preferred Stock, and cash payments in lieu of the issuance of fractional shares or (y) as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Obligations that are accrued and payable), in whole or in part, (c) provides for the scheduled payments of dividends in cash prior to the repayment in full of the Obligations that are accrued and payable, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the last day of the Term at the time of issuance of such Equity Interests.

“Documents” shall have the meaning set forth in Section 8.1(c) hereof.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Rate Loan” shall mean any Advance that bears interest based upon the Alternate Base Rate.

“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Drawing Date” shall have the meaning set forth in Section 2.12(b) hereof.

“Early Termination Date” shall have the meaning set forth in Section 13.1 hereof.

“Earnings Before Interest and Taxes” shall mean for any period the sum of (a) net income (or loss) of Borrowers on a Consolidated Basis for such period, plus (b) without duplication and to the extent reflected in arriving at such net income (or loss) the sum of (i) all interest expense, minus all interest income earned, in each case of or by Borrowers on a Consolidated Basis for such period, (ii) all charges against income of Borrowers on a Consolidated Basis for such period for federal, state and local taxes, (iii) all extraordinary, unusual or non-recurring losses or charges (including severance, relocation, restructuring, litigation settlements or losses and fees and expenses incurred in connection with the commencement of operations or a new business of

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any Borrower or any of their Restricted Subsidiaries), provided, that the aggregate amount of losses or charges added back pursuant to this clause (iii) for any fiscal year, together with the aggregate amount of pro forma adjustments in the form of cost savings, operating expense reductions or synergies increasing EBITDA for purposes of any pro forma calculation under this Agreement for such fiscal year, shall not exceed (w) $~~15,000,000 for the fiscal year ending December 31, 2014, (x) $~~12,000,000 for the fiscal year ending December 31, 2015, (~~y~~x) $~~12,000,000~~17,500,000 for the fiscal year ending December 31, 2016 and (~~z~~y) $~~10,000,000~~12,800,000 for the each fiscal year ending after December 31, 2016, (iv) all losses realized upon the disposition of assets outside of the Ordinary Course of Business, (v) all losses attributable to the early extinguishment of Indebtedness or acquisition accounting (including (x) the effect of any non-cash items resulting from any amortization, write-down or write-off of assets ~~(~~, including intangible assets, goodwill and deferred financing costs~~)~~, ~~including~~and (y) in connection with the transactions contemplated to occur on the Third Amendment Closing Date, any Permitted Acquisition~~)~~ or any similar transaction permitted pursuant to Section 7.4), and (vi) all non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity incentive programs less (c) the sum of (i) all extraordinary, unusual or non-recurring gains, (ii) all gains realized upon the disposition of assets outside of the Ordinary Course of Business, and (iii) all income attributable to the early extinguishment of Indebtedness or acquisition accounting (including (x) the effect of any non-cash items resulting from any amortization, or write-up of assets ~~(~~, including intangible assets, goodwill and deferred financing costs~~)~~, ~~including~~and (y) in connection with the transactions contemplated by this Agreement ~~or~~, any Permitted Acquisition or any similar transaction permitted pursuant to Section 7.4).

“Earnout” shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of all obligations of such Person for “earnouts,” purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts~~.~~; provided, however, that for purposes of this definition, “Earnout” shall not include any consideration or other payments made or to be made to the Seller Companies (as defined in the Trican Asset Purchase Agreement) (or their successors or assigns) under any Trican Acquisition Document as in effect on the Third Amendment Closing Date.

“EBITDA” shall mean for any period the sum of (a) Earnings Before Interest and Taxes for such period, plus (b) without duplication and to the extent reflected in arriving at net income (or loss) and not added back to Earnings Before Interest and Taxes, the sum of (i) depreciation expenses for such period, (ii) amortization expenses for such period, including, without limitation, non-cash amortization expenses of deferred financing costs, (iii) fees and expenses incurred in connection with (1) the Transactions and the Third Amendment Transactions, (2) the financing of any Capital Expenditures or the incurrence of Permitted Indebtedness, and (3) Permitted Acquisitions, (iv) unrealized losses under any interest or currency Swap Contract, and (v) fees and expenses paid in cash to COAC to the extent permitted under Section 7.10(b) hereof minus (c) unrealized gains under any interest or currency Swap Contract. To the extent any provision of this Agreement permits the calculation of EBITDA on a pro forma basis (whether for calculating the Leverage Ratio, Fixed Charge Coverage Ratio or any other test or ratio), the

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aggregate amount of all such pro forma adjustments increasing EBITDA in the form of cost savings, operating expense reductions or synergies for any fiscal year, when added to the aggregate amount added back pursuant to clause (iii) of the defined term “Earnings Before Interest and Taxes” for such fiscal year, shall not exceed(w) $~~15,000,000 for the fiscal year ending December 31, 2014, (x) $~~12,000,000 for the fiscal year ending December 31, 2015~~,~~ (~~y~~x) $~~12,000,000~~17,500,000 for the fiscal year ending December 31, 2016, and (~~z~~y) $~~10,000,000~~12,800,000 for each fiscal year ending after December 31, 2016.

“Effective Date” means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Eligible ABL Equipment” shall mean, collectively, all of the ABL Equipment, but as to each such item of Equipment, only if and to the extent that (i) title to such item of ABL Equipment shall have passed to a Borrower and Borrowers have provided to Agent evidence of the same reasonably satisfactory to Agent, (ii) such item of Equipment is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than a Permitted Encumbrance), (iii) such item of ABL Equipment is not located outside the continental United States or at a location that is not otherwise in compliance with this Agreement, (iv) such item of ABL Equipment is not situated at a location not owned by a Borrower unless the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement, other than any such Equipment temporarily stored at a Customer location in connection with the providing of services to such Customer, (v) to the extent any such ABL Equipment consists of a motor vehicle or other item of Equipment that is governed by a certificate of title statue in any applicable jurisdiction, Agent shall have received the original certificate of title for such item of ABL Equipment on which Agent is noted as the holder of a first priority lien with respect thereto, and (vi) such item of ABL Equipment remains in good operating condition and repair (reasonable wear and tear and casualty excepted) and has been maintained in compliance with the requirements of Section 4.17 of this Agreement.

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligible Inventory” shall mean and include Inventory, excluding work in process, with respect to each Borrower, valued at the lower of cost or market value, determined on a first-in-first-out basis, or on an average cost basis, as Borrowers may elect (subject to the requirements with respect to such election set forth in Section 1.4 hereof), which is not, in Agent’s opinion, exercised in its Permitted Discretion, obsolete, slow moving or unmerchantable and which Agent in its Permitted Discretion shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than a Permitted Encumbrance). In addition, Inventory shall not be Eligible Inventory if it (a) does not conform to all standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof, (b) is in transit, other than Inventory that is in transit (i) between locations of the Borrowers or (ii) from a vendor located in the United States to a Borrower, so long as title to such in transit Inventory has passed to such Borrower, (c) is located

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outside the continental United States or at a location that is not otherwise in compliance with this Agreement, (d) constitutes Consigned Inventory, (e) is subject to a License Agreement or other agreement that limits, conditions or restricts any Borrower’s or Agent’s right to sell or otherwise dispose of such Inventory, unless Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement; or (f) is situated at a location not owned by a Borrower unless the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement, other than Inventory temporarily stored at a Customer location in connection with the providing of services to such Customer.

“Eligible Receivables” shall mean and include with respect to each Borrower, each Receivable of such Borrower arising in the Ordinary Course of Business and which Agent, in its judgment, exercised in its Permitted Discretion, shall not deem to be excluded as ineligible by virtue of one or more of the excluding criteria set forth below. A Receivable shall not be eligible unless such Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent in its Permitted Discretion. In addition, no Receivable shall be an Eligible Receivable if:

(a) it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

(b) it is due and unpaid more than sixty (60) days after the due date or ninety (90) days after the original invoice date;

(c) fifty percent (50%) or more of the Receivables from a referenced Customer are deemed ineligible hereunder, provided that such percentage may, in Agent’s Permitted Discretion be increased or decreased from time to time;

(d) any representation or warranty contained in this Agreement with respect to such Receivable has been breached, or any covenant contained in this Agreement with respect to such Receivables has been breached (after giving effect to any applicable grace period (if any) applicable to such covenant under Section 10.5 hereof) and the resultant Event of Default has not been waived;

(e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business or call a meeting of its creditors for the purposes of restructuring or reorganizing its debts generally, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case or proceeding under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

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(f) the sale is to a Customer with an office outside the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its Permitted Discretion;

(g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper with respect to which Agent does not have a perfected first priority security interest;

(h) Agent believes, in its Permitted Discretion, that collection of such Receivable is insecure or that such Receivable may not be paid, in either case by reason of the Customer’s financial inability to pay;

(i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

(j) the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower or accepted by the Customer or the Receivable otherwise does not represent a final sale;

(k) the Receivables of the Customer exceed a credit limit determined by Agent, in its Permitted Discretion and reasonably taking into account the credit and financial circumstances of the Customer, to the extent such Receivable exceeds such limit;

(l) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim (to the extent of such offset, deduction, defense, dispute or counterclaim), or the Customer is also a creditor or supplier of a Borrower (to the extent of any amounts owed by such Borrower to such Customer as a creditor or supplier), or the obligations of the Customer to make payment with respect to such Receivable is otherwise contingent, unliquidated or unfixed (but only to the extent of such contingency);

(m) the applicable Borrower has made any agreement with the applicable Customer for any deduction therefrom for prompt payment, except for discounts or allowances made in the Ordinary Course of Business, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(n) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(o) such Receivable is not payable to a Borrower; or

(p) such Receivable is not otherwise satisfactory to Agent as determined by Agent in the exercise of its Permitted Discretion.

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“Eligibility Date” shall mean, with respect to each Borrower and Guarantor and each CEA Swap, the date on which this Agreement or any Other Document becomes effective with respect to such CEA Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such CEA Swap if this Agreement or any Other Document is then in effect with respect to such Borrower or Guarantor, and otherwise it shall be the Effective Date of this Agreement and/or such Other Document(s) to which such Borrower or Guarantor is a party).

“Environmental Complaint” shall have the meaning set forth in Section 4.19(~~d~~c) hereof.

“Environmental Laws” shall mean all applicable federal, state and local laws, statutes, ordinances and codes as well as common laws relating to the protection of the environment and human health and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules and regulations, or other legally binding guidelines, interpretations, decisions, policies, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

“Equipment” shall mean and include as to any Person all of such Person’s goods (other than Inventory) whether now owned or hereafter acquired and wherever located including all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

“Equipment Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.

“Equipment NOLV Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.

“Equity Cure” shall have the meaning set forth in Section 11.5.

“Equity Interests” of any Person shall mean any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“Eurodollar Rate” shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”), at

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approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error)), by (b) a number equal 1.00 minus the Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

Average of London interbank offered rates quoted by Bloomberg or appropriate Successor as shown on

Eurodollar Rate =	Bloomberg Page BBAM1 1.00 - Reserve Percentage

The Eurodollar Rate shall be adjusted with respect to any Eurodollar Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. Agent shall give prompt notice to the Borrowing Agent of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained herein, if the Eurodollar Rate determined as otherwise provided for in this definition would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurodollar Rate Loan” shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

“Event of Default” shall have the meaning set forth in Article X hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Account” shall have the meaning specified therefor in Section 4.15(j).

“Excluded Assets” shall mean (a) assets if the granting of a security interest in such asset would (I) be prohibited by Applicable Law (but proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC, shall not be deemed excluded from the Collateral regardless such prohibition), or (II) be prohibited by contract (except to the extent such prohibition is overridden by UCC Section 9-408) (but proceeds and receivables thereof shall not be deemed to be excluded from the Collateral regardless of such prohibition), in each case unless and until such prohibition is no longer in effect, (b) Equity Interests of any Borrower or its Restricted Subsidiaries or any Unrestricted Subsidiary ~~or of any Subsidiary not constituting a Material Subsidiary~~, (c) any property and assets, the pledge of which would require approval, license or authorization of any Governmental Body, unless and until such consent, approval, license or authorization shall have been obtained or waived, (d) any intent-to-use Trademark applications for which no statement of use has been filed and accepted by the United States Patent and Trademark Office, (e) any Excluded Account and (f) assets in circumstances where Agent reasonably determines that the cost, burden or consequences (including adverse tax consequences) of obtaining or perfecting a security interest in such assets is excessive in relation to the practical benefit afforded thereby.

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“Excluded Hedge Liability or Liabilities” shall mean, with respect to each Borrower and Guarantor, each of its CEA Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any Other Document that relates to such CEA Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Borrower’s and/or Guarantor’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such CEA Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any Other Document, the foregoing is subject to the following provisos: (a) if a CEA Swap Obligation arises under a master agreement governing more than one CEA Swap, this definition shall apply only to the portion of such CEA Swap Obligation that is attributable to CEA Swap for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Borrower or Guarantor for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such CEA Swap; (b) if a guarantee of a CEA Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such CEA Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Borrower or Guarantor executing this Agreement or the Other Documents and a CEA Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular CEA Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such CEA Swap Obligations constitute Excluded Hedge Liabilities.

“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) any Unrestricted Subsidiary, (c) any CFC Holdco ~~and~~, (d) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC and (e) any Domestic Subsidiary whose assets consist solely of its ownership interest in one or more CFCs.

“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Credit Facilities” shall mean (i) the credit facility established by the Amended and Restated Purchase Agreement, dated as of March 4, 2011, by and among Borrowers, Keane Frac GP, Shawn Keane, Kevin Keane, Timothy Keane, Brian Keane, KSD Newco Corporation, Keane Brothers L.P., Jacquelyn Keane, Cindy Keane, KG Fracing Acquisition Corp. and S & K Management Services, LLC; (ii) the subordinated loan, dated as of June 6, 2014, made by the equity holders of Holdings to Holdings, in the original aggregate principal amount of $20,000,000 and (iii) the term loan under the Original Agreement, in the original principal amount of $45,000,000.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not

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materially more onerous to comply with), and any current or future regulations thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements (and related legislation or official administrative guidance) implementing the foregoing.

“Federal Funds Effective Rate” for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Federal Funds Open Rate” for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by PNC (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the PNC at such time in PNC’s reasonable business judgment (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrowers, effective on the date of any such change.

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any fiscal period, the ratio of (a) (i) the sum of EBITDA for such period, (ii) minus Unfunded Capital Expenditures made during such period, (iii) minus (and, for avoidance of doubt, without duplication of any of the following) distributions (including tax distributions) and dividends pursuant to Section 7.7 made in cash during such period, (iv) minus cash taxes paid during such period and (v) minus cash payments made in respect of Attributable Indebtedness to (b) all Debt Payments, ~~the Consolidated Parent~~in each case with respect to the Borrowers on a Consolidated Basis. For purposes of calculating the Fixed Charge Coverage Ratio (and Debt Payments), such calculation shall be made on a pro forma basis so as to give effect to any Permitted Acquisitions, or any similar transactions permitted pursuant to Section 7.4, which have been consummated and any Permitted Indebtedness (including for the avoidance of doubt the incurrence of Indebtedness under (x) this Agreement and the Notes Purchase Agreement on the Closing Date and (y) the Term Loan Agreement on the Third Amendment Closing Date) which shall have been incurred, in each case during the relevant fiscal period as if such consummation or incurrence had occurred on the first day of such period.

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“Foreign Currency Hedge” shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency entered into by any Borrower, Guarantor and/or any of their respective Subsidiaries.

“Foreign Currency Hedge Liabilities” shall have the meaning assigned in the definition of Lender-Provided Foreign Currency Hedge.

“Foreign Subsidiary” of any Person, shall mean any Subsidiary of such Person that is not thereof Domestic Subsidiary.

“Formula Amount” shall have the meaning set forth in Section 2.1(a) hereof.

“Frac ND” shall mean Keane Frac ND, a Delaware limited liability company and a Borrower.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“General Intangibles” shall mean and include as to each Borrower all of such Borrower’s general intangibles, whether now owned or hereafter acquired, including all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

“Governmental Acts” shall have the meaning set forth in Section 2.17 hereof.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantor” shall mean ~~Intermediate Holdco II~~Holdings, Keane Frac GP, each Restricted Subsidiary of each Borrower that is not an Excluded Subsidiary, including those Subsidiaries that are listed on Schedule 1.4 hereto and any other Person who may hereafter guarantee payment or

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performance of the whole or any part of the Obligations and “Guarantors” means collectively all such Persons. Any Restricted Subsidiary that is a borrower, a guarantor, or otherwise is an obligor under, or has granted a Lien on its assets as credit support for, the Term Loan Facility will also be a Guarantor.

“Guarantor Security Agreement” shall mean any security agreement executed by any Guarantor in favor of Agent securing the Obligations or the Guaranty of such Guarantor, in form and substance satisfactory to Agent.

“Guaranty” shall mean any guaranty of the Obligations executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to Agent.

“Hazardous Discharge” shall have the meaning set forth in Section 4.19(d) hereof.

“Hazardous Substance” shall mean, without limitation, any flammable explosives, radioactive materials, friable and damaged asbestos, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous substances or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5101, et seq.), RCRA, ~~Articles 15 and 27 of the New York State Environmental Conservation Law~~ or any other applicable Environmental Law ~~and in the regulations adopted pursuant thereto~~.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or comparable state law, and any other applicable Environmental Laws relating to hazardous waste disposal.

“Hedge Liabilities” shall mean collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.

“Holdings” shall mean KGH Intermediate Holdco I, LLC, a Delaware limited liability company.

“Holdings on a Consolidated Basis” shall mean the consolidation in accordance with GAAP of the accounts or other items of Holdings and its Restricted Subsidiaries.

“Increased Tax Burden” shall mean the additional federal, state or local taxes assumed to be payable by a (direct or indirect) member or partner of any of the Loan Parties and the Restricted Subsidiaries as a result of such Loan Party’s or such Restricted Subsidiary’s status as a limited liability company or limited partnership as evidenced and substantiated by the tax returns filed by such Loan Party or such Restricted Subsidiary as a limited liability company or limited partnership, as the case may be, with such taxes being calculated for all (direct or indirect) members and partners, as the case may be, at the highest effective marginal combined U.S. federal, state and local income tax rate or rates applicable to any such member or partner, taking into account the character of the items of income, gain, loss or deduction allocated to such member or partner, as the case may be.

~~“Increasing Lender” shall have the meaning set forth in Section 2.24(a) hereof.~~

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“Indebtedness” shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Attributable Indebtedness, (iv) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker’s acceptance agreement or similar arrangement, (v) net obligations of such Person under any Swap Contract, (vi) any other advances of credit made to or on behalf of such Person or other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements including to finance the purchase price of property or services and all obligations of such Person to pay the deferred purchase price of property or services (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due), or (vii) all Disqualified Equity Interests of such Person, (viii) all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person, (ix) Earnouts; or (x) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (i) through (ix).

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venture, to the extent such Indebtedness is recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (viii) that is limited in recourse to the property encumbered thereby shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as reasonably determined.

“Ineligible Security” shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

“Initial ABL Equipment Appraisal” shall mean that certain appraisal report prepared for the benefit of the Agent and the Lenders at the expense of the Borrowers, delivered in satisfaction of the applicable ABL Equipment Condition, which report shall be in form and substance, and in all other material respects, satisfactory to the Agent.

“Intellectual Property” shall mean property constituting under any Applicable Law a patent, patent application, copyright, copyright application, trademark, trademark application, service mark, trade name, mask work, trade secret or license or other right to use any of the foregoing.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of the Third Amendment Closing Date among ~~Agent,~~ Borrowers, Agent, Notes Agent and Term

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Loan Agent ~~and the Term Loan Lenders~~, as the same may be amended, restated, modified, substituted, replaced or supplemented from time to time with the consent of the Agent, Notes Agent and Term Loan Agent, ~~the Term Loan Lenders,~~ and, in the case of any amendment or other foregoing modification which is adverse in any material respect to the Borrowers, the Borrowers.

“Intermediate Holdco II” shall mean KGH Intermediate Holdco II, LLC, a Delaware limited liability company.

“Interest Period” shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b) hereof.

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Borrower, Guarantor and/or their respective Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower, any Guarantor and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

“Interest Rate Hedge Liabilities” shall have the meaning assigned in the definition of Lender-Provided Interest Rate Hedge.

“Internally Generated Funds” means, with respect to any Person, funds of such Person and its Restricted Subsidiaries not constituting (x) proceeds of the issuance of (or contributions in respect of) Equity Interests of such Person, (y) proceeds of the incurrence of Indebtedness (other than the incurrence of extensions of credit hereunder or any other revolving credit or similar facility) by such Person or any of its Restricted Subsidiaries (including, for the avoidance of doubt, proceeds received in connection with a Capitalized Lease or Sale-Leaseback Transaction) or (z) proceeds of sales, dispositions or Casualty Events (other than ordinary course dispositions of Inventory or Receivables).

“Inventory” shall mean and include as to each Loan Party all of such Loan Party’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“Inventory Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

“Inventory NOLV Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

“Investment Property” shall mean and include as to each Loan Party, all of such Loan Party’s now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

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“Issuer” shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms hereof.

“Keane Completions” shall mean Keane Completions CN Corp., a corporation organized under the laws of British Columbia.

“Keane Completions Lease Guaranty” shall mean any agreement by any Loan Party or any Restricted Subsidiary pursuant to which such Loan Party or such Restricted Subsidiary shall have guaranteed, or otherwise agreed to be liable for, the payment when due and performance of the obligations of Keane Completions, up to an aggregate amount not to exceed $3,000,000, arising under any real property lease to which Keane Completions is a party as lessee or tenant.

“Keane Frac GP” means Keane Frac GP, LLC, a Delaware limited liability company.

“Keane Texas” shall mean Keane Frac TX, LLC, a Delaware limited liability company and a Borrower.

“KGH” shall mean Keane Group Holdings, LLC, a Delaware limited liability company.

“Leasehold Interests” shall mean all of each Loan Party’s right, title and interest in and to, and as lessee, sublessee or licensee in, to and under leases, subleases or licenses of the premises identified on Schedule 4.5 hereto.

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

“Lender Default” shall have the meaning set forth in Section 2.23(a) hereof.

“Lender-Provided Foreign Currency Hedge” shall mean a Foreign Currency Hedge which is provided by any Lender or Agent or any Affiliate of any Lender or Agent and for which such Lender (if it is not that the Agent) or Affiliate of such Lender confirms to Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Foreign Currency Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.6 hereof.

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“Lender-Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by any Lender or Agent or any Affiliate of any Lender or Agent and for which such Lender (if it is not that the Agent) or Affiliate of such Lender confirms to Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Interest Rate Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.6 hereof.

“Letter of Credit Application” shall have the meaning set forth in Section 2.10 hereof.

“Letter of Credit Borrowing” shall have the meaning set forth in Section 2.12(d) hereof.

“Letter of Credit Fees” shall have the meaning set forth in Section 3.2 hereof.

“Letter of Credit Sublimit” shall mean $~~10,000,000~~20,000,000.

“Letters of Credit” shall have the meaning set forth in Section 2.9 hereof.

“Leverage Ratio” shall mean, as of any date, the ratio of (a) Total Net Debt outstanding on such date to (b) EBITDA for the preceding period of four fiscal quarters ending closest to such date, all calculated for the Borrowers on a Consolidated Basis. Solely for purposes of calculating the Leverage Ratio, EBITDA shall be calculated on a pro forma basis so as to give effect to any Permitted Acquisition, or any similar transaction permitted pursuant to Section 7.4, which shall have been consummated in accordance with the definition thereof during such period of four fiscal quarters as if such consummation had occurred on the first day of such period.

“License Agreement” shall mean any written agreement between any Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower or otherwise in connection with such Borrower’s business operations (other than any off-the-shelf, shrinkwrap or other generally and commercially available pre-packaged software products or licenses).

“Licensor” shall mean any Person from whom any Borrower obtains the right to use pursuant to a License Agreement (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower’s manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Borrower’s business operations.

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“Licensor/Agent Agreement” shall mean an agreement between Agent and a Licensor, in form and content satisfactory to Agent in its Permitted Discretion, by which Agent is given the right, vis-a-vis such Licensor, to enforce Agent’s Liens with respect to and to dispose of any Borrower’s Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Borrower’s default under any License Agreement with such Licensor.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, the interest of any lessor under any contract designated as a lease that would be deemed to be a security interest under the applicable provisions Uniform Commercial Code (including Section 1-203 thereof) and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction (other than precautionary lien filings).

“Lien Waiver Agreement” shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time and by which such Person shall waive any Lien that such Person may have with respect to any of the Collateral and shall authorize Agent to enter upon the premises to inspect or remove the Collateral from such premises or to use such premises to store or dispose of such Inventory.

“Liquidity” at a particular date shall mean an amount equal to (a) Undrawn Availability as of such date plus (b) the aggregate amount of unrestricted cash and Cash Equivalents of Borrowers on deposit as of such date in any and all bank accounts owned by any Borrower and maintained with PNC or any of its Affiliates.

“Loan Parties” shall mean collectively (a) the Borrowers and (b) each other Guarantor (each, a “Loan Party”).

“Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, results of operations, assets, business or properties of Borrowers on a Consolidated Basis, (b) any Loan Party’s ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of a material portion of the Collateral, or Agent’s Liens on the Collateral or the priority of any such Lien or (d) the Agent’s and each Lender’s rights and remedies available under this Agreement and the Other Documents.

“Material Contract” shall mean any contract, agreement, instrument, lease or license, written or oral, of any of the Loan Parties, which is material to such Loan Party’s business, taken as a whole, or which, the failure to comply with, would reasonably be expected to result in a Material Adverse Effect.

~~“Material Subsidiary” means, at any date of determination, each Subsidiary of a Borrower (a) whose total assets (when combined with the assets of such Subsidiary’s Subsidiaries after eliminating intercompany obligations) at the last day of the most recent four~~

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~~fiscal quarter period were equal to or greater than 5% of Total Assets at such date or (b) whose EBITDA (when combined with the EBITDA of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) for such four fiscal quarter period were equal to or greater than 5% of the consolidated EBITDA of the Borrowers and their Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Subsidiaries whose Equity Interests constitute Excluded Assets solely because they do not meet the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 5% of Total Assets as of the end of the most recently ended fiscal quarter of the Issuer for which financial statements have been delivered pursuant to Sections 9.7 or 9.8 or more than 5% of the consolidated EBITDA of the Borrowers and its Restricted Subsidiaries for such four fiscal quarter period then ended, then the Borrowers shall, not later than forty-five (45) days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such longer period as Agent may agree in their discretion), (i) designate in writing to Agent one or more of such Domestic Subsidiaries as “Material Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) provide a perfected security interest in the assets owned by and the Equity Interests of such Subsidiary to the extent otherwise required under this Agreement and the Other Documents (including, to the extent required, delivery of an Additional Guarantor Supplement).~~

“Maximum Face Amount” shall mean, with respect to any outstanding Letter of Credit, the face amount of such Letter of Credit including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Maximum Revolving Advance Amount” shall mean $~~30,000,000, plus any increases in accordance with Section 2.24~~100,000,000.

“Maximum Undrawn Amount” shall mean with respect to any outstanding Letter of Credit, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Modified Commitment Transfer Supplement” shall have the meaning set forth in Section 16.3(d) hereof.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in ~~Sections~~Section 3(37) or 4001(a)(3) of ERISA to which contributions are required, or, within the preceding five plan years, were required by Holdings, any Borrower, their Restricted Subsidiaries or any member of the Controlled Group.

“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including any Borrower or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4063 or 4064 of ERISA.

“Narrative Report” shall mean, with respect to the financial statements for which such narrative report is required, a narrative report describing (a) the results of operations of the Borrowers and its Subsidiaries for the applicable fiscal quarter or fiscal year and for the period from the beginning of the then current fiscal year to the end of such period to which such

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financial statements relate and otherwise containing information substantially similar to the type customarily found in a management discussion and analysis and (b) in reasonable detail all material changes made to any Material Contract and/or each Material Contract entered into by any Loan Party, in each case, since the most recently delivered Narrative Report.

“Net Invoice Cost” shall mean, with respect each item of ABL Equipment, the net invoice cost of such ABL Equipment (excluding taxes, shipping, delivery, handling, installation, overhead and other so called “soft” costs), as evidenced by the initial invoice documentation with respect to each such item of ABL Equipment delivered by Borrowers to Agent in connection with the execution and delivery of the Eligible ABL Equipment Amendment.

~~“Net Working Capital” means, as of any date of determination, Current Assets as of such date minus Current Liabilities as of such date.~~

~~“New Lender” shall have the meaning set forth in Section 2.24(a) hereof.~~

“Non-Defaulting Lender” shall have the meaning set forth in Section 2.23(b) hereof.

“Non-Qualifying Party” shall mean any Borrower or any Guarantor that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.

“Note” shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof, and any amendment, modification or amendment and restatement thereof.

“Note Debt” shall mean the Indebtedness incurred by Borrowers under the Note Purchase Agreement, up to an aggregate principal amount not to exceed $194,000.00.

“Note Deposit Account” or “Term Loan Deposit Account” means any deposit account that is required to be established pursuant to the Notes Documents or the Term Loan Documents, as the case may be, for the exclusive purpose of holding identifiable proceeds of the Notes/Term Loan Priority Collateral.

“Notes Agent” shall mean U.S. Bank National Association.

“Notes Documents” shall mean the Note Purchase Agreement and each other agreement, instrument or document executed or delivered pursuant to or in connection with the Note Purchase Agreement, as the same may be amended, restated, replaced, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements, restatements and/or replacements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Notes Documents with the consent of the Agent, the Loan Parties thereto, the Notes Agent and the Notes Purchasers.

“Notes Facility” shall mean the note purchase facility under the Note Purchase Agreement.

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“Notes/Term Loan Priority Collateral” shall mean and include all “Notes/Term Loan Collateral” as such term is defined in the Intercreditor Agreement as in effect on the date hereof.

“Notes Purchase Agreement” shall mean that certain Note Purchase Agreement dated as of the Closing Date among Intermediate Holdco II, the Notes Agent and the Notes Purchasers, pursuant to which an aggregate principal amount of up to $150,000,000 was advanced on the Closing Date to Borrowers in the form of a term loan, as amended by (i) that certain First Amendment to the Note Purchase Agreement, dated as of December 23, 2014, (ii) that certain Second Amendment to the Note Purchase Agreement, dated as of April 7, 2015, (iii) that certain Third Amendment to the Note Purchase Agreement, dated as of January 25, 2016, and (iv) that certain Fourth Amendment to the Note Purchase Agreement, dated as of March 16, 2016, as the same may be amended, restated, replaced, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements, restatements and/or replacements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such documents with the consent of the Agent, the Loan Parties that are parties to the Notes Purchase Agreement, the Notes Agent and the Notes Purchasers.

“Notes Purchasers shall mean the “Purchasers” from time to time under and as defined in the Note Purchase Agreement.

“Obligations” shall mean and include any and all loans (including without limitation, all Advances), advances, debts, liabilities, obligations (including without limitation all reimbursement obligations and cash collateralization obligations with respect to Letters of Credit issued hereunder), covenants and duties owing by any Borrower or Guarantor to Lenders or Agent of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by the Loan Parties and any indemnification obligations payable by the Loan Parties arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument (including without limitation the Note), whether arising under any agreement, instrument or document (including this Agreement, the Other Documents, Lender-Provided Foreign Currency Hedges and any Cash Management Products and Services) whether or not for the payment of money, whether arising by reason of an extension of credit, opening or issuance of a letter of credit, loan, equipment lease, establishment of any “purchasing card” or “p-card” program or guarantee, commercial card or similar facility or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of Agent’s or any Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of

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how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of Borrower’s Indebtedness and/or liabilities under (i) this Agreement or the Other Documents and any amendments, extensions, renewals or increases and thereto, including all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of any Loan Party to Agent or Lenders to perform acts or refrain from taking any action, (ii) all Hedge Liabilities and (iii) all Cash Management Liabilities. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

“Operating Revenue” shall mean cash amounts received by any Borrower or its Restricted Subsidiaries from any source other than (i) the proceeds of any issuance of Equity Interests of, or capital contributions to, such Persons, (ii) the proceeds of any issuance or incurrence of Indebtedness (other than the proceeds of incurrences of Indebtedness under the Note Purchase Agreement or Term Loan Agreement) or (iii) the proceeds of the sale, transfer or other disposition of assets or any Recovery Event.

“Ordinary Course of Business” shall mean, with respect to any Person, with respect to any line of business, the ordinary course of such business of such Person as conducted from time to time in accordance with the business practices established by such Person from time to time; provided such practices are not inconsistent in any material respect with general industry standards then prevailing with respect to such business practices.

“Original Agreement” shall have the meaning set forth in the whereas clause in this Agreement.

“Original Closing Date” shall mean July 8, 2011.

“Original Owners” shall mean (a) Cerberus Capital Management, L.P. or any of its Affiliates and any investment funds or managed accounts which are managed or advised by Cerberus Capital Management, L.P. or one of its Affiliates and (b) each of Kevin Keane and Shawn Keane and each such individual’s estate, spouse, lineal descendants (including adoptive descendants), relatives, administrators or other personal representative or other estate planning vehicle and any custodian or trustee for the benefit of any of them.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Body in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

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“Other Documents” shall mean the Note, the Perfection Certificates, any Guaranty, any Guarantor Security Agreement, the Intercreditor Agreement, any Lender-Provided Interest Rate Hedge and any and all other agreements, instruments and documents, including any subordination agreements, intercreditor agreements, guaranties, pledges, security agreement supplements, collateral assignments, powers of attorney, consents or other similar agreements executed in connection with this Agreement, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

“Out-of-Formula Loans” shall have the meaning set forth in Section 16.2(b) hereof.

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the ~~shares of stock or other ownership interests~~Equity Interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participant Register” shall have the meaning set forth in Section 16.3(e).

“Participation Advance” shall have the meaning set forth in Section 2.12(d) hereof.

“Participation Commitment” shall mean each Lender’s obligation to buy a participation in the Letters of Credit issued hereunder.

“Payee” shall have the meaning set forth in Section 3.10 hereof.

“Payment Office” shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Benefit Plan” shall mean at any time any “employee pension benefit plan” as defined in Section 3(2) of ERISA (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under ~~Sections~~Section 412, 430 or 436 of the Code and either (i) is maintained or to which contributions are required by any Borrower or any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained or to which contributions have been required by any Borrower or any entity which was at such time a member of the Controlled Group.

“Perfection Certificates” shall mean collectively, the Perfection Certificates and the responses thereto provided by each Borrower and delivered to Agent.

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“Permitted Acquisitions” shall mean acquisitions of Equity Interests of another Person or of the assets of another Person constituting all or substantially all of the assets of such Person or a business line or division of such Person, so long as: (a) the Borrowers have provided Agent with (i) written notice of such acquisition at least ten (10) days prior to the expected closing date of such acquisition (or such shorter notice as Agent may otherwise agree) and (ii) such financial and other information concerning any such acquisition as Agent may reasonably request; (b) with respect to the acquisition of (i) Equity Interests of another Person, such Person shall, immediately prior to such acquisition, be engaged only in a business or businesses contemplated by Section 5.20, or similar or supplementary to a business or businesses contemplated by Section 5.20 and (ii) with respect to the acquisition of any assets other than Equity Interests, the acquired property and business(es) shall comprise a business or line of business, or a business unit or division of an ongoing business, which is the same as, substantially similar or supplementary to the business or businesses contemplated by Section 5.20; (c) the Borrowers shall have complied with Section 6.10 and Agent shall have received a first-priority perfected security interest in all acquired assets and/or Equity Interests, as applicable, constituting Collateral, subject to documentation reasonably satisfactory to Agent (including, if applicable, in the case of any acquisitions of Equity Interests in an entity other than a corporation, appropriate consents from all other partners or members and amendments to organizational documents permitting a pledge thereof) for the delivery and/or perfection of security interests in Collateral (excluding a Lien on Collateral that may be perfected by the filing of a financing statement under the Uniform Commercial Code); (d) the Board of Directors of such company shall have duly approved the transaction; (e) the Borrowers shall have delivered to Agent (i) a pro forma balance sheet, pro forma financial statements and a certificate of the Chief Financial Officer or Controller of the Borrowers demonstrating that, after giving effect to the consummation of any such acquisition, (1) Borrowers on a Consolidated Basis shall be in pro forma compliance with the minimum Fixed Charge Coverage Ratio covenant (whether or not in effect) set forth in Section 6.5 hereof measured as of the end of the applicable Pro Forma Testing Period and calculated on a pro forma basis assuming that such acquisition had been consummated (and that any transactions relating to such acquisition, including the incurrence of a Qualified Earnout or any other Indebtedness had been consummated) on the first day of such Pro Forma Testing Period (and that all regularly scheduled interest and principal payments with respect to any such related Indebtedness had been paid during such Pro Forma Testing Period), and (2) Borrowers on a Consolidated Basis shall have a pro forma Leverage Ratio of not greater than 3.50 to 1.00, measured as of the end of the applicable Pro Forma Testing Period and calculated on a pro forma basis assuming that such acquisition had been consummated (and that any transactions relating to such acquisition, including the incurrence of Indebtedness has been consummated) on the first day of such Pro Forma Testing Period (and that all regularly scheduled interest and principal payments with respect to any such related Indebtedness had been paid during such Pro Forma Testing Period), and (ii) projections showing the projected calculation of the Fixed Charge Coverage Ratio for each four-quarter fiscal period of the Borrowers completed over the twelve-month period following the consummation of such acquisition and related transactions (including any incurrence of Qualified Earnout or any other Indebtedness); (f) both immediately before and immediately after giving pro forma effect to such acquisition and related transactions, no Default or Event of Default shall have occurred and be continuing or will occur and each of the representations and warranties made by the Loan Parties and the Restricted Subsidiaries in or pursuant to this Agreement and the Other Documents (including, if applicable, as such

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representations and warranties apply to such newly acquired Subsidiary or newly acquired assets) shall be true and correct in all material respects (except to the extent any such representation or warranty (x) is already qualified as to materiality or the occurrence of a Material Adverse Effect, in which case each such representation or warranty so qualified shall be true and correct in all respects on and as of such date as if made on and as of such date~~)~~ or (y) relates to a particular date specified therein, in which case such representation shall be true and correct as of such specified date and the certificate referred to in clause (e) above shall include a certification as to the same; and (g) on the date of and after giving effect to such acquisition, Borrowers have Liquidity, calculated on an average basis for the period of ten (10) consecutive Business Days ending on such date, and after taking into account any Revolving Advances needed to fund such acquisitions, of not less than $~~10,000,000~~20,000,000; provided, that to the extent such acquisition is accounted for as an investment incurred pursuant to Section 7.4(g) (as certified in the certificate delivered by the Chief Financial Officer or Controller of the Issuer), the Issuer shall not have to certify or otherwise comply with the conditions set forth in clauses (e)(i)(1), (e)(i)(2) or (g) above.

“Permitted Discretion” means a determination made in good faith and in the exercise of commercially reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders and counterparties under Lender-Provided Interest Rate Hedges; (b) Liens for taxes, assessments or other governmental charges not delinquent or being Properly Contested; (c) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety, performance and appeal bonds and other obligations of like nature arising in ~~the Ordinary Course of Business~~connection with the business activities of the Loan Parties and their Restricted Subsidiaries in accordance with Section 5.20 and Section 6.2 and not exceeding $10,000,000 in the aggregate at any time; (e) Liens arising by virtue of the rendition, entry or issuance against any Loan Party, or any property of any Loan Party, of any judgment, writ, order, or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) that has not resulted in the occurrence of an Event of Default under Section 10.6 hereof; (f) landlords’, mechanics’, workers’, materialmen’s or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due and payable or which are being Properly Contested; (g) Liens (including purchase money liens and liens arising under Capitalized Leases) to secure Indebtedness permitted under clause (b) of the defined term Permitted Indebtedness placed upon machinery, equipment or other fixed assets, hereafter acquired, to secure all or a portion of the purchase price thereof (in the case of a purchase money financing) or the lease obligations relating thereto (in the case of a Capitalized Lease)~~,~~; provided that ~~(I)~~ no such lien shall encumber any other property of any Loan Party or any Restricted Subsidiary (other than any proceeds related thereto); (h) all easements, covenants, encroachments, licenses, public or private roads, conditions, restrictions, rights of way, reservations of, or rights of others, encumbrances and other similar matters, improvements and structures located on, over or under any Real Property that are disclosed in policies of title insurance ~~accepted by~~(including, without limitation, any encumbrances set forth on Schedule B thereto), reasonably acceptable to the

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Agent, and all other similar matters or minor defects or irregularities affecting title, or any state of facts that an accurate survey would disclose, in each case which do not interfere in any material respect with ~~the~~any Loan Party or its Restricted Subsidiaries’ Ordinary Course of Business or have a material adverse effect on the value of such Real Property; (i) any zoning or similar law or right reserved to or vested in any Governmental Body, or any Lien resulting from any exercise or enforcement thereof, in each case which do not interfere in any material respect with ~~the~~any Loan Party or its Restricted Subsidiaries’ Ordinary Course of Business or have a material adverse effect on the value of ~~such~~the Real Property subject to such law, right or Lien; (j) Liens disclosed on Schedule 1.2 provided that such Liens shall secure only those obligations which they secure on the Closing Date (and extensions, renewals and refinancings of such obligations permitted by Section 7.8 hereof) and shall not subsequently apply to any other property or assets of any Loan Party or any Restricted Subsidiary other than the property and assets to which they apply as of the Closing Date and proceeds related thereto; (k) other Liens incidental to the conduct of any Loan Party’s or its Restricted Subsidiaries’ business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Agent’s or Lender’s rights in and to the Collateral or the value of any Loan Party’s or any Restricted Subsidiary’s property or assets or which do not materially impair the use thereof in the operation of any Loan Party’s or any Restricted Subsidiary’s business; (l) any interest or title of a lessor under any lease or sublease (other than a “capital lease” or any other lease that would be deemed to be a security interest under the applicable provisions of the Uniform Commercial Code (including Section 1-203 thereof)) entered into by any Loan Party or any of the Restricted Subsidiaries as permitted under this Agreement or in the ordinary course of business and any financing statement filed in connection with any such lease or sublease; (m) Liens in favor of the Notes Agent under the Notes Documents and Liens in favor of the Term Loan Agent under the Term Loan Documents; (n) any Lien existing on any property or assets prior to the acquisition thereof by any Loan Party or any of its Restricted Subsidiaries or existing on any property or asset of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.11), in each case after the Closing Date; provided that (i) such Lien was not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (iii) the obligations (including any Indebtedness) secured by such Lien are otherwise permitted to be outstanding and secured under this Agreement and (iv) such Lien shall secure only those obligations it secures on the date of such acquisition or the date such Person becomes a Loan Party or Restricted Subsidiary, and extensions, renewals and replacement thereof that do not increase the outstanding principal amount thereof plus accrued and unpaid interest, fees, expenses and similar amounts, and (o) other Liens, so long, as each such Lien does not extend to or cover any Collateral and provided that the aggregate amount of the obligations secured thereby does not exceed $1,500,000.

“Permitted Indebtedness” means:

(a) (1) Indebtedness to Agent, Lenders and their affiliates hereunder constituting Obligations, including Indebtedness under Lender-Provided Interest Rate Hedges

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but only to the extent such Lender-Provided Interest Rate Hedges are entered into by Borrowers to hedge their risks with respect to other outstanding Indebtedness of Borrowers that is Permitted Indebtedness hereunder and not for speculative or investment purposes ~~and~~, (2) Indebtedness under the Notes Facility not to exceed in aggregate principal amount the sum of $194,000,000 and (3) Indebtedness under the Term Loan Facility not to exceed in aggregate principal amount the sum of $~~150,000,000 subject to an increase of $200,000,000 in accordance with the Term Loan Agreement and (y) the amount of the increase pursuant to Section 2.24~~100,000,000;

(b) Attributable Indebtedness and other Indebtedness (including Capitalized Leases and Indebtedness incurred in connection with any Sale-Leaseback Transaction) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset, or entered into in connection with a Sale-Leaseback Transaction, incurred by any Borrower or Restricted Subsidiary in an aggregate amount not to exceed $~~10,000,000~~15,000,000;

(c) Subordinated Indebtedness; provided, that such Subordinated Indebtedness shall not (i) mature earlier than 90 days after the ~~then~~ last day of the Term in effect on the date of issuance or incurrence thereof, (ii) include any amortization or be subject to mandatory redemption, repurchase, prepayment or sinking fund obligation prior to 90 days after the last day of the Term~~,~~ in effect in the date of issuance or incurrence thereof, (iii) require any payments of interest (other than payment-in-kind through the addition to the principal amount thereof) or other amounts in respect of the principal thereof prior to 90 days after the last day of the Term in effect on the date of incurrence or issuance thereof ~~and~~or (iv) have covenants, defaults or remedy provisions more restrictive (taken as a whole) than those set forth in this Agreement~~; provided, that notwithstanding clause (iii) above, in addition to interest payments constituting payment-in-kind, interest or other amounts in respect of the principal thereof may be required or permitted to be paid in cash or in other non-cash consideration prior to 90 days after the last day of the Term in effect on the date of incurrence or issuance thereof to the extent the Subordinated Loan Documentation related to such Subordinated Indebtedness (w) expressly limits such cash payments to the extent permitted pursuant to Section 7.16 of this Agreement, (x) agrees that any such payments made to the holders of such Subordinated Indebtedness in contravention of the terms of the Note Documents shall be held in trust for the benefit of, and turned over on demand to, the Purchasers and (y) provides that the provisions set forth in clauses (w) and (x) are for the benefit of the Purchasers and may not be modified without the prior written consent of the Purchasers~~, except in the case of subclauses (ii) and (iii) with respect to prepayments to the extent otherwise permitted under Section 7.16;

(d) any Indebtedness listed on Schedule 7.8, and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Restricted Subsidiaries in any material respect than the terms of the Indebtedness being extended, refinanced or modified (including to the extent any such Indebtedness is Subordinated Indebtedness, the terms of such extended, refinanced or modified Indebtedness shall continue to constitute Subordinated Indebtedness), (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (other than with respect to fees and expenses incurred for, and accrued and unpaid interest in respect of, such

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refinancing, extension or modification) and (iii) no Loan Party that was not liable with respect to the Indebtedness prior to its refinancing or modification shall be liable with respect to such Indebtedness after giving effect to its refinancing or modification (a “Permitted Refinancing”);

(e) Guarantees by any Borrower or any Restricted Subsidiary in respect of Permitted Indebtedness otherwise permitted hereunder; provided that (A) no guarantee by any Restricted Subsidiary of any Indebtedness constituting Subordinated Indebtedness or Indebtedness under the Term Loan ~~Facility~~Agreement or the Note Purchase Agreement shall be permitted unless such guaranteeing party shall have also provided a Guaranty of the Obligations on the terms set forth herein, (B) if the Indebtedness being guaranteed is subordinated to the Obligations, such guarantee shall be subordinated to the Guaranty of the Obligations on terms at least as favorable to the Secured Parties as those contained in the subordination of such Indebtedness and (C) ~~no~~neither the Borrowers nor any Restricted Subsidiary that is not a Loan Party shall guarantee Indebtedness ~~for borrowed money~~ of any Person that is not a Loan Party;

(f) Indebtedness to the extent constituting Permitted Intercompany Investments;

(g) Indebtedness incurred in the Ordinary Course of Business in connection with cash pooling, netting and cash management arrangements consisting of overdrafts or similar arrangements; provided that any such Indebtedness does not consist of Indebtedness for borrowed money and such Indebtedness is extinguished within three (3) Business Days;

(h) Indebtedness arising out of the issuance of surety, stay, customs or appeal bonds, bank guarantees, performance bonds and performance and completing guarantees or other similar obligations, in each case incurred in the Ordinary Course of Business in connection with workers’ compensation, health, disability or other employee benefits, environmental obligations or property, casualty or liability insurance of any Loan Party or any Restricted Subsidiary and in connection with other surety and performance bonds in the Ordinary Course of Business;

(i) Indebtedness of any of the Loan Parties consisting of (i) repurchase obligations with respect to Equity Interests of such Person issued to the directors, consultants, managers, officers and employees of any of the Loan Parties (or its direct or indirect Parent) arising upon the death, disability or termination of employment of such director, consultant, manager, officer or employee to the extent such repurchase is permitted under Section 7.7(c)(ii)(D) and (ii) promissory notes issued by any of the Loan Parties to directors, consultants, managers, officers and employees (or their spouses or estates) of any of the Loan Parties (or its direct or indirect Parent) to purchase or redeem Equity Interests of such Loan Party (or its direct or indirect Parent) issued to such director, consultant, manager, officer or employee to the extent such purchase or redemption is permitted under Section 7.7(ii), provided that any such notes issued under this clause (ii) shall be subordinated in right of payment to all Obligations on terms and conditions reasonably satisfactory to the Agent either pursuant to subordination provisions set forth in such notes or pursuant by the execution and delivery of a subordination agreement, which such subordination provisions or subordination agreement (as applicable) shall be in form and substance reasonably satisfactory to the Agent;

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(j) Qualified Earnouts;

(k) Acquired Indebtedness in an aggregate principal amount not to exceed $5,000,000;

(l) Indebtedness in respect of Swap Contracts designed to hedge against any Borrower’s or any Restricted Subsidiary’s exposure to interest rates or currency fluctuations incurred in the Ordinary Course of Business and not for speculative purposes and guarantees thereof; and

(m) additional unsecured Indebtedness of the Loan Parties, provided that ~~(i)~~ the aggregate principal amount at any one time outstanding of all such Indebtedness shall not exceed $~~5,000,000, (ii) such Indebtedness shall be on terms and conditions satisfactory to Agent in its Permitted Discretion, (iii) at the time of the incurrence of such Indebtedness, no Event of Default shall have occurred and be continuing and no Event of Default shall occur as a result of such incurrence, (iv) after giving effect to the incurrence of such Indebtedness, (x) Borrowers shall have pro forma compliance Undrawn Availability of at least 25% of the Aggregate Commitment Amounts, and (v) no later than five (5) Business Days prior to the date of the incurrence of such Indebtedness, Borrowers shall deliver a certificate of the Chief Financial Officer or Controller of Borrowing Agent certifying that the condition in preceding clause (iv) is satisfied with respect to the incurrence of such Indebtedness.~~1,000,000.

“Permitted Intercompany Investments” means, in each case, to the extent made by the Borrower or any Restricted Subsidiary:

(n) advances, loans or extensions of credit made to any Borrower or any of its Restricted Subsidiaries;

(o) assumptions, endorsements or guarantees of the obligations of any Borrower or any Restricted Subsidiary that either constitute Permitted Indebtedness or, if such obligations do not constitute Indebtedness, are not otherwise prohibited hereunder; ~~and~~

(p) any purchase or acquisition of obligations or Equity Interests of, or any other interest in, any Borrower or any Restricted Subsidiary (but excluding, for the avoidance of doubt, any such purchase or acquisition from a Person that is neither a Borrower nor a Restricted Subsidiary); and

(q) advances, loans or extensions of credit made by any Loan Party to Keane Completions, solely related to the obligations of such Loan Party arising under the applicable Keane Completions Lease Guaranty, in an amount not to exceed $3,000,000 in the aggregate with respect to all such Loan Parties;

so long as (x) no Event of Default has occurred and is continuing or would result therefrom and (y) the aggregate amount of such advances, loans, extensions of credit, guarantees, assumptions, endorsements or investments made by Loan Parties in, or for the benefit of, Restricted Subsidiaries that are not Loan Parties pursuant to clauses (a), (b) or (c) above shall not exceed (together with (A) the amount of consideration paid in respect of Persons that do not

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become Loan Parties or assets that do not constitute Collateral pursuant to clause (i) of the defined term “Permitted Investments” and (B) the amount of investments outstanding pursuant to clause (k) of the defined term “Permitted Investments”) $5,000,000 in the aggregate ~~outstanding at any time~~.

“Permitted Investments” means (a) advances made in connection with purchases of goods or services in the Ordinary Course of Business, (b) investments owned by any Loan Party on the Closing Date and set forth on Schedule 7.4, (c) [reserved], (d) Permitted Intercompany Investments, (e) Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims, (f) non-cash loans to employees, officers, and directors of Holdings (or its direct or indirect ~~parent~~Parent) or any of its Subsidiaries for the purpose of purchasing Equity Interests in Holdings (or its direct or indirect ~~parent~~Parent) so long as the proceeds of such loans are used in their entirety to purchase such ~~stock~~Equity Interests in Holdings (or its direct or indirect ~~parent~~Parent), (g) [reserved], (h) investments received in settlement of amounts due to any Loan Party, made in the Ordinary Course of Business or owing to any Loan Party as a result of insolvency proceedings involving a Customer or upon the foreclosure or enforcement of any Lien in favor of a Loan Party, (i) Permitted Acquisitions, ~~provided that the aggregate amount of consideration paid directly or indirectly by Loan Parties in respect of acquisitions of Persons that do not become Loan Parties (or paid to acquire property or assets that will not be owned by a Loan Party and constitute Collateral) (together with the amount of investments made pursuant to clause (k) below and Permitted Intercompany Investments in, or for the benefit of, Restricted Subsidiaries that are not Loan Parties) shall not exceed $5,000,000, (~~(j) investments held by any Person acquired in a Permitted Acquisition to the extent that such investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence prior to the date of such Permitted Acquisition ~~and~~, (k) investments made with the proceeds of Subordinated Indebtedness and (l) so long as no Event of Default has occurred and is continuing or would result therefrom and, prior to making such investment, Borrowing Agent shall deliver to Agent an updated Borrowing Base Certificate in form and substance reasonably satisfactory to Agent, which shall, among other things, reflect the satisfaction by Borrowers of the Special Undrawn Availability Condition, investments in any joint venture or partnership that is not an Affiliate of any Borrower not exceeding (together with (x) the amount of consideration paid in respect of Persons that do not become Loan Parties or assets that do not constitute Collateral pursuant to clause (i) above and (y) the amount of Permitted Intercompany Investments in, or for the benefit of, Restricted Subsidiaries that are not Loan Parties) $5,000,000 in the aggregate outstanding at any time.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (~~including~~i) that is a Pension Benefit Plan ~~and~~or a Multiemployer Plan~~),~~ and that is maintained by any Loan Party or to which any Loan Party is required to contribute, ~~and with~~

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~~respect to any Pension Benefit Plan or Multiemployer Plan,~~or that is maintained by any member of the Controlled Group or to which any such member is required to contribute, or (ii) that is a welfare plan, within the meaning of Section 3(1) of ERISA, which provides self-insured benefits and which is maintained by any Loan Party or to which any Loan Party is required to contribute.

“PNC” shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.

“Preferred Equity”, as applied to the Equity Interests of any Person, shall mean Equity Interests of such Person (other than common Equity Interests of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person, and shall include any Qualified Preferred Stock.

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a) hereof.

“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.5(b) hereof.

“Pro Forma Testing Period” shall mean, as to any applicable incurrence of Indebtedness, re-purchase of Equity Interests pursuant to Section 7.7(ii) hereof or making of any Permitted Acquisition~~,~~, the most recently completed four-fiscal quarter period prior to the date of such incurrence, re-purchase or Permitted Acquisition, as applicable, for which financial statements and a related Compliance Certificate have been delivered to Agent under Section 9.7 or 9.8 (as applicable).

“Properly Contested” shall mean, in the case of any Indebtedness, Lien or other obligation (including any taxes), as applicable, of any Person that is not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay same or concerning the amount thereof: (a) such Indebtedness, Lien or other obligation, as applicable, is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) the nonpayment of any such Indebtedness during such contest is not reasonably likely to have a Material Adverse Effect, (d) no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to inchoate liens that have priority as a matter of Applicable Law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (e) if such Indebtedness, Lien or other obligation, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (f) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Person, such Person forthwith pays such Indebtedness or other obligation and all penalties, interest and other amounts due in connection therewith.

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“Projections” shall have the meaning set forth in Section 5.5(b) hereof.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the Eurodollar Rate for a one month period as published in another publication selected by Agent).

“Purchasing CLO” shall have the meaning set forth in Section 16.3(d) hereof.

“Purchasing Lender” shall have the meaning set forth in Section 16.3(c) hereof.

“Qualified Bank” shall mean a commercial bank or other similarly regulated institution, in each case organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000.

“Qualified Earnout” shall mean any Earnout that constitutes Subordinated Indebtedness that is incurred as part of a Permitted Acquisition.

“Qualified ECP Loan Party” shall mean each Borrower or Guarantor that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“Qualified Preferred Stock” shall mean any Preferred Equity that does not constitute a Disqualified Equity Interest.

“Qualified Subordinated Indebtedness” shall mean Subordinated Indebtedness incurred pursuant to clause (c) of the definition of “Permitted Indebtedness”.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean all of each Loan Party’s right, title and interest (whether an interest in fee simple, a leasehold interest or any other interest of any kind whatsoever) in and to the land, improvements and fixtures of and on owned and leased premises identified on Schedule 4.5 hereto (which such schedule shall be updated from time to time and attached to each Compliance Certificate delivered pursuant to Section 9.8 if, since the Closing Date or the date of the last notification (as applicable), any Loan Party has acquired any additional Real Property) or in and to any other premises or real property that are hereafter owned or leased by any Loan Party.

“Receivables” shall mean and include, as to each Loan Party, all of such Loan Party’s accounts, contract rights, instruments (including those evidencing indebtedness owed to such

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Loan Party by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(i) hereof.

“Recovery Event” shall have the meaning set forth in Section 2.21(a) hereof.

“Refinancing” means (x) all indebtedness under the subordinated loan made by KG Fracing Acquisition Corp. to KGH shall have been paid in full, (y) indebtedness in the form of a term loan of Holdings and its Subsidiaries under the Revolving Credit, Term Loan and Security Agreement, dated as of July 8, 2011 (as amended, supplemented or modified prior to the Closing Date, the “Existing Credit Agreement”) shall have been paid in full and (z) indebtedness in the form of a revolving facility of Holdings and its Subsidiaries shall have been upsized under the Existing Credit Agreement, as amended and restated in the form of this Agreement on the Closing Date, from commitments of $20,000,000 to $30,000,000, with any outstanding letters of credit or advances continued under the Existing Credit Agreement.

“Register” shall have the meaning set forth in Section 16.3(e) hereof.

“Registered” shall mean issued, registered, renewed or subject to a pending application.

“Reimbursement Obligation” shall have the meaning set forth in Section 2.12(b) hereof.

“Release” shall have the meaning set forth in CERCLA.

“Remedial Action” shall mean any response, remedial removal, or corrective action activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance or to comply with any Environmental Laws, including any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Release or threatened Release of Hazardous Substances as required by Environmental Laws or the Authority. For purposes of this Agreement, Remedial Action shall mean those actions required under Environmental Laws.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Reportable Event” shall mean a reportable event described in Section 4043 of ERISA or the regulations promulgated thereunder, other than an event for which the 30-day notice period is waived.

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“Required Lenders” shall mean Lenders holding at least a majority of the Advances and, if no Advances are outstanding, shall mean Lenders holding at least a majority of the Commitment Percentages; provided, however, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders (excluding any Lender if the amount equal to the Commitment Percentage of such Lender multiplied by the Maximum Revolving Advance Amount does not equal at least $5,000,000); and further provided that for purposes of this definition only, a Defaulting Lender will be deemed not to be a Lender and not to have either Advances outstanding or a Commitment Percentage.

“Reserve Percentage” shall mean as of any day the maximum percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”.

“Responsible Officer” means the chief executive officer, president, chief financial officer or other similar officer or Person performing similar functions of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Subsidiary” shall mean any Subsidiary other than an Unrestricted Subsidiary. Unless otherwise specified, all references herein to a “Restricted Subsidiary” or to “Restricted Subsidiaries” shall refer to a Restricted Subsidiary or Restricted Subsidiaries of any Borrower.

“Revolving Advances” shall mean Advances made other than Letters of Credit.

“Revolving Interest Rate” shall mean an interest rate per annum equal to (a) with respect to Domestic Rate Loans, the sum of the Alternate Base Rate plus ~~three-quarters~~an incremental margin (the “ABR Margin”) of two and one-quarter of one percent (~~0.75~~2.25%) and (b) with respect to Eurodollar Rate Loans, the sum of the Eurodollar Rate ~~and two~~plus an incremental margin (the “Eurodollar Margin”) of four percent (4.00%); provided that at such time, if any, as the Coverage Threshold shall have been met, then effective on the first day of the month following the Coverage Threshold Date, the ABR Margin shall be reduced to, and shall equal, one and one-quarter percent (~~2.25~~1.25%), and the Eurodollar Margin shall be reduced to, and shall equal, three percent (3.00%).

“Sale-Leaseback Transaction” shall mean, with respect to any Loan Party or any Restricted Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or any Restricted Subsidiary shall sell or transfer any Equipment, and thereafter rent or lease such Equipment or other Equipment that it intends to use for substantially the same purpose or purposes as the Equipment being sold or transferred.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

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“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 20 Subsidiary” shall mean the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

“Secured Parties” shall mean, collectively, Agent, Issuer, and Lenders, together with any Affiliates of Agent or any Lender to whom any Hedge Liabilities or Cash Management Liabilities are owed and with each other holder of any of the Obligations, and the respective successors and assigns of each of them.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Date” shall mean the Closing Date and thereafter Wednesday or Thursday of each week or more frequently if Agent deems appropriate unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

“Special Reserve A” shall mean a dollar for dollar reserve made and calculated as of any applicable date of determination in an aggregate amount equal to the sum of (i) the outstanding principal amount of all Permitted Intercompany Investments made by any Borrower to Keane Completions pursuant to clause (~~c~~d) of the definition of Permitted Intercompany Investments and (ii) the outstanding amount of all Permitted Investments made by any Borrower in Keane Completions pursuant to clause (~~j~~d) of the definition of Permitted Investments, in each case determined as of such date. ~~The~~ Special Reserve A shall be reduced, dollar for dollar, by the amount of (i) any repayment by Keane Completions to the applicable Borrower of Permitted Intercompany Investments made to Keane Completions pursuant to clause (~~c~~d) of the definition of Permitted Intercompany Investments and (ii) any repayment or return (as applicable) by Keane Completions to the applicable Borrower of any Permitted Investments made pursuant to clause (~~j~~d) of the definition of Permitted Investments, any such reduction in the amount of ~~the~~ Special Reserve A to occur at the time specified in Section 9.2 hereof.

“Special Reserve B” shall mean, at all times prior to the Coverage Threshold Date, an amount equal to the greater of (x) $6,000,000 and (y) the lesser of (i) $12,000,000 and (ii) an amount equal to the product of .12 multiplied by the Formula Amount then in effect, based on the Borrowing Base Certificate most recently delivered to the Agent. For avoidance of doubt, solely for purposes of calculating such Formula Amount, the amount of the Special Reserve B set forth in the applicable Borrowing Base Certificate shall be disregarded, and not included in such calculation. On and after the Coverage Threshold Date, the Special Reserve B shall be reduced automatically and permanently to zero (-0-).

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“Special Undrawn Availability Condition” shall mean that, as of any date of determination, the sum of the amounts calculated pursuant to the following clauses (i) and (ii) is not less than $2,000,000: (i) Undrawn Availability (the calculation of which, for avoidance of doubt, shall be made after giving effect to all reserves, including ~~the~~ Special Reserve A and Special Reserve B) plus (ii) the aggregate amount of unrestricted cash of all Borrowers, to the extent, in each case, that such cash is then on deposit in a demand deposit account maintained by the applicable Borrower with PNC Bank, National Association.

“Subordinated Indebtedness” means the Indebtedness evidenced by the Subordinated Loan Documentation.

“Subordinated Lender” shall mean, as to any Subordinated Indebtedness, and collectively (if applicable) all of the lender(s) under and/or other holder(s) of such Subordinated Indebtedness.

“Subordinated Loan Documentation” shall mean, as to any Subordinated Indebtedness, the applicable Subordination Agreement and any and all loan agreements between any Borrower or any Guarantor and the applicable Subordinated Lender and/or promissory note(s) issued by any Borrower or any Guarantor to the applicable Subordinated Lender in connection with such Subordinated Indebtedness and all other instruments and documents executed in connection therewith.

“Subordination Agreement” shall mean, as to any Subordinated Indebtedness, any subordination or intercreditor agreement, in form and substance reasonably satisfactory to the Agent ~~(including reasonably satisfactory provisions, if applicable, as required pursuant to the proviso of clause (c) of the defined term “Permitted Indebtedness” in the case of any Qualified Subordinated Indebtedness that requires or permits payments (other than payments-in-kind in respect of interest) prior to 90 days after the last day of the Term on the date of incurrence or issuance thereof)~~and the Required Lenders, executed by the applicable Subordinated Lender providing for, among other provisions, the subordination in right of payment or of security (to the extent permitted under this Agreement) of the applicable Subordinated Indebtedness to all Obligations with or in favor of the Agent for its benefit and for the ratable benefit of the Lenders.

“Subsidiary” of any Person shall mean a corporation or other entity (i) of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors or other governing body are at the time, directly or indirectly, beneficially owned by such Person or (ii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, by such Person, to the extent such entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of any Borrower.

“Subsidiary Guarantor” shall mean any Guarantor other than Holdings.

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“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” shall mean, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Term” shall have the meaning set forth in Section 13.1 hereof.

“Term Loan Agent” shall mean ~~U.S. Bank National Association.~~CLMG Corp., or its successors and assigns.

“Term Loan Agreement” shall mean that certain ~~Note Purchase~~Credit Agreement dated as of the Third Amendment Closing Date among Intermediate Holdco II, Frac, Term Loan Agent and Term Loan Lenders, pursuant to which an aggregate principal amount of ~~up to $150,000,000~~ $100,000,000 shall be advanced on the Third Amendment Closing Date to ~~Borrowers~~Intermediate Holdco II and Frac, as borrowers, in the form of a term loan, as the same may be amended, restated, replaced, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements, restatements and/or replacements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such documents with the consent of the Agent, the Loan Parties thereto, the Term Loan Agent and the Term Loan Lenders.

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“Term Loan Debt” shall mean the Indebtedness incurred by ~~Borrowers~~Intermediate Holdco II and Frac under the Term Loan Agreement, up to ~~an~~the aggregate principal amount ~~not to exceed the sum of (x) $200,000,000 plus (y) $40,000,000 minus the amount, if any, by which the Maximum Revolving Advance Amount is increased pursuant to Section 2.24 hereof~~of $100,000,000.

~~“Term Loan Deposit Accounts” means any deposit account that is required to be established pursuant to the Term Loan Documents for the exclusive purpose of holding identifiable proceeds of the Term Loan Priority Collateral.~~

“Term Loan Documents” shall mean the Term Loan Agreement and each other agreement, instrument or document executed or delivered pursuant to or in connection with the Term Loan Agreement, as the same may be amended, restated, replaced, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements, restatements and/or replacements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Term Loan Documents with the consent of the Agent, the Loan Parties thereto, the Term Loan Agent and the Term Loan Lenders.

“Term Loan Facility” shall mean the term credit facility under the Term Loan Agreement.

“Term Loan Lenders” shall mean the lenders from time to time party to the Term Loan Agreement.

~~“Term Loan Priority Collateral” shall mean and include all “Notes Collateral” as such term is defined in the Intercreditor Agreement as in effect on the date hereof.~~

“Termination Event” shall mean: (a) a Reportable Event with respect to any Plan ~~(other than an event for which the 30 day notice period is waived)~~; (b) the withdrawal of any Borrower, any Restricted Subsidiary or any member of the Controlled Group from a Pension Benefit Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA ~~or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA~~; (d) the institution by the PBGC of proceedings to terminate a Plan; (e) ~~(i)~~ any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Benefit Plan ~~under Section 4042 of ERISA, or (ii)~~, (f) notice of an event or condition that would reasonably be expected to result in the termination of, or the appointment of a trustee to administer, a Multiemployer Plan pursuant to Section 4041A or 4042 of ERISA, ~~or~~ (~~iii~~g) the partial or complete withdrawal, within the meaning of Section 4203 or 4205 of ERISA, of any Borrower, any Restricted Subsidiary or any member of the Controlled Group from a Multiemployer Plan, (~~f~~h) notice that a Multiemployer Plan is subject to Section 4245 of ERISA; ~~or~~ (~~g~~i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Borrower, any Restricted Subsidiary or any member of the Controlled Group~~.~~ ; (j) the failure to make by its

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due date a required installment under Section 430(j) of the Code with respect to any Pension Benefit Plan or the failure of the Borrowers, any of their Restricted Subsidiaries or any member of the Controlled Group to make any required contribution to a Multiemployer Plan; (k) a determination that any Pension Benefit Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (l) a determination that any Multiemployer Plan is, or is reasonably expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (m) the assertion of a material claim (other than routine claims for benefits) against any Plan (other than a Multiemployer Plan) or the assets thereof, or against the Borrowers, any of their Restricted Subsidiaries or any member of the Controlled Group; or (n) the imposition of a lien on the assets of the Borrowers, any of their Restricted Subsidiaries or any member of the Controlled Group pursuant to Section 430(k) of the Code or pursuant to Section 303(k) of ERISA with respect to any Pension Benefit Plan.

“Third Amendment” means that certain Third Amendment to this Agreement, dated as of March 16, 2016.

“Third Amendment Closing Date” shall mean the date on which all conditions precedent to the effectiveness of the Third Amendment shall have been satisfied or waived in writing by the Agent.

“Third Amendment Transactions” shall mean, collectively (a) the execution and delivery of, and performance by the parties to, the Third Amendment and the Other Documents to be entered into on the Third Amendment Closing Date, (b) the execution, delivery and performance by each Loan Party of the Term Loan Agreement to which it is a party and any other agreements, instruments and documents to be entered into under the Term Loan Facility on the Third Amendment Closing Date, and the incurrence of the Term Loan Debt on the Third Amendment Closing Date and the use of the proceeds thereof, (c) the execution and delivery of and performance by the parties to the Fourth Amendment to the Note Purchase Agreement and any other agreements instruments and documents to be executed or delivered in connection on the Third Amendment Closing Date, (d) the consummation of the Trican Acquisition and the other transactions contemplated by the Trican Acquisition Documents, (e) KGH’s direct or indirect (including through one or more holding companies) cash common equity contributions to Holdings in an aggregate amount no less than $200,000,000, and Holdings’ contribution of 100% of the proceeds thereof to Intermediate Holdco II, and (f) the payment of all fees and expenses in connection with the foregoing.

“Total Assets” means the total assets of the Borrowers on a Consolidated Basis, as shown on the most recent balance sheet of the Borrowers on a Consolidated Basis delivered pursuant to Sections 9.7 or~~,~~ 9.8 for the period prior to the time any such statements are so delivered pursuant to Sections 9.7 or 9.8, the Pro Forma Financial Statements.

“Total Net Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrowers on a Consolidated Basis outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (including, for the avoidance of doubt, any Earnouts), minus (b)

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the aggregate amount of cash and Cash Equivalents (other than ~~Restricted Cash)~~restricted cash), not to exceed $20,000,000, in each case included on the consolidated balance sheet of the Borrowers and its Restricted Subsidiaries as of such date, contained in deposit or securities accounts subject to control agreements in favor of the Agent and free and clear of all Liens (other than nonconsensual Liens, Liens in favor of the Agent for the benefit of the Loan Parties, and Liens in favor of the agent for the benefit of the lenders under the Term Loan Facility, all to the extent permitted by Section 7.2); provided, that Indebtedness in respect of Swap Contracts (if any) shall only be included for purposes of clause (a) above to the extent (and only in the amount of any excess by which) the aggregate Swap Termination Value in respect of such Swap Contracts exceeds $5,000,000.

“Toxic Substance” shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Trading with the Enemy Act” shall mean the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any enabling legislation or executive order relating thereto.

“Transactions” shall mean, collectively, (a) the execution and delivery of this Agreement and the Other Documents to be entered into on the Closing Date, (b) the execution and delivery of the ~~Term Loan~~Note Purchase Agreement and any other agreements, instruments and documents to be entered into under the ~~Term Loan~~Notes Facility ~~on the Closing Date~~, (c) the Refinancing, (d) the consummation of any other transactions in connection with the foregoing and (e) the payment of fees and expenses in connection with the foregoing.

“Trican Acquisition” shall mean the acquisition by Keane Frac, LP of the Purchased Assets (as described in the Trican Purchase Agreement) and the assumption by Keane Frac, LP of the Assumed Liabilities (as defined in the Trican Purchase Agreement), in each case in accordance with the terms of the Trican Purchase Agreement, as in effect on the Third Amendment Closing Date.

“Trican Acquisition Documents” shall mean the Trican Purchase Agreement and all other agreements and documents relating to the Trican Acquisition, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Trican Purchase Agreement” shall mean that certain Asset Purchase Agreement, dated as of January 25, 2016, as the same may be amended, modified, supplemented or restated, by and among Keane Group Holdings, LLC, Keane Frac, LP, Trican Well Service Ltd and the Seller Companies named herein.

“Transferee” shall have the meaning set forth in Section 16.3(d) hereof.

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“Ultra Tech Earnout Payments” shall mean, collectively, the “Earn-Out Payments” payable pursuant to, and as such term is defined under, the Asset Purchase Agreement, dated December 3, 2013, among KGH, Keane Frac TX, LLC and Ultra Tech Frac Services, LLC.

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit, minus (b) the sum of (i) the outstanding amount of Advances (other than Letters of Credit) plus (ii) all amounts due and owing to any Borrower’s trade creditors which are outstanding sixty (60) days or more past their due date (other than trade payables which are being Properly Contested).

“Unfunded Capital Expenditures” shall mean Capital Expenditures made with Internally Generated Funds and, for the avoidance of doubt, not including Capital Expenditures funded through or by funds provided by any Customer or supplier for such purpose.

“Uniform Commercial Code” shall have the meaning set forth in Section 1.3 hereof.

“Unrestricted Subsidiary” means a Subsidiary of any Borrower designated by the Board of Directors as an Unrestricted Subsidiary pursuant to Section 6.11 subsequent to the Closing Date, in each case, until such Person ceases to be an Unrestricted Subsidiary in accordance with Section 6.11 or ceases to be a Subsidiary of any Borrower. No Subsidiary shall be designated an Unrestricted Subsidiary if either (a) it owns Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, any Borrower or any of ~~their~~its Restricted Subsidiaries, or (b) it is a Restricted Subsidiary for purposes of the ~~Term Loan Facility or (c)~~Note Purchase Agreement or the Term Loan Facility ~~does not include the~~ . In addition, (i) no Subsidiary shall be designated as an Unrestricted Subsidiary for the purposes of this Agreement unless both the Note Purchase Agreement and the Term Loan Facility includes substantially similar ~~provision~~provisions to provide for Restricted Subsidiaries and Unrestricted Subsidiaries and (ii) in no event shall Frac be designated as an Unrestricted Subsidiary.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Week” shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts”, “chattel paper” (and “electronic chattel paper” and “tangible chattel paper”), “commercial tort claims”, “deposit accounts”, “documents”, “equipment”, “financial asset”, “fixtures”, “goods”, “instruments”, “investment property”, “letter-of-credit rights”, “payment intangibles”, “proceeds”, “promissory note” “securities”, “software” and “supporting obligations” as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

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1.4. Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. All references herein to the time of day shall mean the time in New York, New York. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis, or on an average cost basis, as Borrowers may elect (provided such election may only be made once, within a reasonable period following the Closing Date, and once made, may not be modified without the Agent’s prior written consent, which shall not be unreasonably withheld or delayed). Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders or all Lenders, as applicable Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase “to the Loan Parties’ knowledge,” “Borrower’s knowledge” or “to the knowledge of a Responsible Officer” or similar phrases relating to the knowledge or the awareness of any Loan Party or Borrower (or one or more of their Responsible Officers) are used in this Agreement or the Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a Responsible Officer of any Loan Party or Borrower, as the case may be, or (ii) the knowledge that a Responsible Officer of any Loan Party or Borrower, as the case may be, would have obtained if he had engaged in good faith and diligent performance of his duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party or Borrower, as the case may be, and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.

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II.	ADVANCES, PAYMENTS.

2.1. Revolving Advances.

(a) Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement, including ~~Sections~~Section 2.1(b~~) and (c~~), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(i) 85% (“Receivables Advance Rate”) of Eligible Receivables, plus

(ii) subject to the provisions of ~~Sections~~Section 2.1(b) hereof, the lesser of (A) 60% ~~of the value of the Eligible Inventory~~ (the “Inventory Advance Rate”) of the value of Eligible Inventory and (B) 85% (the “Inventory NOLV Advance Rate”) of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its sole discretion exercised in good faith) ~~(the “Inventory NOLV Advance Rate”, together with the Inventory Advance Rate and the Receivables Advance Rate, collectively, the “Advance Rates”), minus,~~ plus

(iii) on and after the date of the ABL Equipment Notice (but not at anytime prior to such date), which ABL Equipment Notice shall be in writing and delivered by the Agent to the Borrowers promptly following the satisfaction of the ABL Equipment Conditions, at all times during the ABL Equipment Eligibility Period, subject to the provisions of Section 2.1(c) hereof, an amount (the “ABL Equipment Formula Amount”) equal to (I) the lesser of (A) the applicable percentage rate specified in the ABL Equipment Notice (the “Equipment NOLV Advance Rate”) of the appraised net orderly liquidation value of all Eligible ABL Equipment (as evidenced by the Initial ABL Equipment Appraisal), or (B) the applicable percentage rate specified in the ABL Equipment Notice (the “Equipment Advance Rate”, and, together with the Equipment NOLV Advance Rate, the Inventory Advance Rate, the Inventory NOLV Advance Rate, and the Receivables Advance Rate, collectively, the “Advance Rates”) of the Net Invoice Cost of all Eligible ABL Equipment (such lesser amount under the preceding provisions of this clause (I) as determined on the first day of the ABL Equipment Eligibility Period, the “ABL Equipment Amount”), as such ABL Equipment Amount shall be reduced on the last day of each month (beginning with the last day of the month following the month, if any, in which the ABL Equipment Notice shall have been delivered by the Agent to the Borrowers) by the ABL Equipment Amortization Amount (as of any date, the aggregate amount of all reductions in the ABL Equipment Amount pursuant to this proviso, the “ABL Equipment Total Amortization”), minus (II) as to each item of ABL Equipment that has (since the first day of the ABL Equipment Eligibility Period) (x) been sold or otherwise disposed of by any Borrower to any Person other than another Borrower, (y) been the subject of any irreparable or uninsured damage or casualty or taken in any condemnation proceeding, or (z) otherwise ceased to constitute Eligible ABL Equipment, an amount equal to 100% of the ABL Equipment Formula Amount attributable to such item of ABL Equipment immediately prior to the occurrence of the applicable event described in clauses (x), (y) or (z), minus

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(iv) ~~(iii)~~ the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit; minus

(v) ~~(iv)~~ the Special Reserve A; minus

(vi) the Special Reserve B; minus

(vii) ~~(v)~~ such reserves, in addition to the Special Reserve A and Special Reserve B, as Agent may deem proper and necessary from time to time in the exercise of its Permitted Discretion, provided that (x) no such reserve shall be duplicative of any factor then in existence material to the determination by Agent, in the exercise of its Permitted Discretion, to exclude one or more Receivables (or any portion thereof) of a Borrower from Eligible Receivables or Inventory (or any portion thereof) of a Borrower from Eligible Inventory, pursuant to the criteria contained in the respective definitions thereof, (y) no such reserve shall be duplicative of any reserve established and in effect on and after the Closing Date (provided that the limitation contained in this clause (y) shall not extend to any increase in any such reserve, to the extent such increase is based on any change in either Agent’s knowledge, or in the risks or circumstances, in each case arising after the Closing Date and relating to the factors underlying Agent’s initial determination with respect to such previously established reserve) and (z) Agent shall endeavor to give reasonable prior notice to Borrowing Agent of its intention to impose a new reserve or to increase the amount of an existing reserve.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i) ~~and~~, (ii) and (iii) minus (y) Section 2.1 (a)(y)(~~iii~~iv), (v), (~~iv~~vi) and (~~v~~vii) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Note”) substantially in the form attached hereto as Exhibit 2.1(a).

(b) Sublimits for Revolving Advances made against Eligible Inventory. The aggregate amount of Revolving Advances made to ~~Borrower~~Borrowers against Eligible Inventory shall not exceed (i) with respect to Eligible Inventory consisting of inventory that is in transit between locations of the Borrowers, in the aggregate, at any time outstanding $500,000, (ii) with respect to Eligible Inventory consisting of inventory that is in transit from a vendor located in the United States to a Borrower, in the aggregate, at any time outstanding $500,000, (iii) with respect to all Eligible Inventory temporarily stored at a Customer location in connection with the providing of services to such Customer, in the aggregate, at any time outstanding $250,000 and (iv) notwithstanding and without contradicting the foregoing clause (i), (ii) and (iii), with respect to all Eligible Inventory collectively, in the aggregate, at any time outstanding, ~~an amount not greater than fifty percent (50%) of the Maximum Revolving Advance Amount then in effect~~$20,000,000.

(c) Sublimits for Revolving Advances made against Eligible ABL Equipment. The aggregate amount of Revolving Advances made to Borrowers against Eligible ABL Equipment shall not exceed in the aggregate, and any time outstanding, $5,000,000.

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2.2. Procedure for Revolving Advances Borrowing.

(a) Borrowing Agent on behalf of any Borrower may notify Agent prior to 12:00 noon on a Business Day of a Borrower’s request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

(b) Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Agent shall give Agent written notice by no later than 12:00 noon on the day which is three (3) Business Days prior to the date such Eurodollar Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in a minimum amount of $250,000 and in integral multiples of $100,000 thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two, three or six months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to any Borrower during the continuance of a Default or an Event of Default. After giving effect to each requested Eurodollar Rate Loan, including those which are converted from a Domestic Rate Loan under Section 2.2(d), there shall not be outstanding more than six (6) Eurodollar Rate Loans, in the aggregate.

(c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 12:00 noon on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) below.

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(d) Provided that no Event of Default shall have occurred and be continuing, Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Borrowing Agent desires to convert a loan, Borrowing Agent shall give Agent written notice by no later than 12:00 noon (i) on the day which is three (3) Business Days’ prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a Eurodollar Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur with respect to a conversion from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor.

(e) At its option and upon written notice given prior to 12:00 noon (New York time) at least three (3) Business Days’ prior to the date of such prepayment, any Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof.

(f) Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses (excluding lost profits) that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence (reflecting the calculation thereof) submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

(g) Notwithstanding any other provision hereof, if any Applicable Law or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term “Lender” shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent’s request, such amount or

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amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence (reflecting the calculation thereof) submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

2.3. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers’ Account on Agent’s books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower’s operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

2.4. Reserved.

2.5. Maximum Advances. The aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all issued and outstanding Letters of Credit or (b) the Formula Amount.

2.6. Repayment of Advances.

(a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

(b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent’s agreement to conditionally credit Borrowers’ Account as of the next Business Day following Agent’s receipt of those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after (i) the Business Day following Agent’s receipt of such payments via wire transfer or electronic depository check or (ii) in the case of payments received by Agent in any other form, the Business Day such payment constitutes good funds in Agent’s account. Agent is not, however, required to credit Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers’ Account for the amount of any item of payment which is returned to Agent unpaid.

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(c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 p.m. (New York time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers’ Account or by making Advances as provided in Section 2.2 hereof.

(d) Other than with respect to taxes which shall be covered by Section 3.10 herein, Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

2.7. Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

2.8. Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrowers during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.9. Letters of Credit. Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of standby and/or trade letters of credit (“Letters of Credit”) for the account of any Borrower except to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the sum of the Formula Amount plus the Maximum Undrawn Amount of all outstanding Letters of Credit. The Maximum Undrawn Amount of outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest.

2.10. Issuance of Letters of Credit.

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(a) Borrowing Agent, on behalf of Borrowers, may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, prior to 12:00 noon (New York time), at least five (5) Business Days’ prior to the proposed date of issuance, Agent’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request. Borrowing Agent, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

(b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance and in no event later than the last day of the Term. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the “UCP”) or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590) (the “ISP98 Rules”), and any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by Agent, and each trade Letter of Credit shall be subject to the UCP.

(c) Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

2.11. Requirements For Issuance of Letters of Credit.

(a) Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the “Applicant” or “Account Party” of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance thereof.

(b) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred and be continuing, (i) to sign and/or endorse such Borrower’s name upon any warehouse or other receipts, letter of credit applications and acceptances, (ii) to sign such Borrower’s name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department (“Customs”) in the name of such Borrower or Agent or Agent’s designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower’s name or Agent’s, or in the name of Agent’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the

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proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent’s or its attorney’s gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

2.12. Disbursements, Reimbursement.

(a) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Commitment Percentage of the Maximum Face Amount of such Letter of Credit and the amount of such drawing, respectively.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Agent will promptly notify Borrowing Agent. Provided that Borrowing Agent shall have received such notice, Borrowers shall reimburse (such obligation to reimburse Agent shall sometimes be referred to as a “Reimbursement Obligation”) Agent prior to 12:00 noon, New York time on each date that an amount is paid by Agent under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by Agent. In the event Borrowers fail to reimburse Agent for the full amount of any drawing under any Letter of Credit by 12:00 noon, New York time, on the Drawing Date, Agent will promptly notify each Lender thereof, and Borrowers shall be deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan be made by Lenders to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the lesser of (i) the Maximum Revolving Advance Amount, less the Maximum Undrawn Amount of all outstanding Letters of Credit, or (ii) the Formula Amount and, in each case, subject to Section 8.2 hereof. Any notice given by Agent pursuant to this Section 2.12(b) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(c) Each Lender shall upon any notice pursuant to Section 2.12(b) make available to Agent an amount in immediately available funds equal to its Commitment Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.12(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount. If any Lender so notified fails to make available to Agent the amount of such Lender’s Commitment Percentage of such amount by no later than 2:00 p.m., New York time on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loans on and after the fourth day following the Drawing Date. Agent will promptly give notice of the occurrence of the Drawing Date, but failure of Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.12(c), provided that such Lender shall not be obligated to pay interest as provided in Section 2.12(c) (i) and (ii) until and commencing from the date of receipt of notice from Agent of a drawing.

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(d) With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.12(b), because of Borrowers’ failure to satisfy the conditions set forth in Section 8.2 hereof (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan. Each Lender’s payment to Agent pursuant to Section 2.12(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Lender in satisfaction of its Participation Commitment under this Section 2.12.

(e) Each Lender’s Participation Commitment shall continue until the last to occur of any of the following events: (x) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled; and (z) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

2.13. Repayment of Participation Advances.

(a) Upon (and only upon) receipt by Agent for its account of immediately available funds from Borrowers (i) in reimbursement of any payment made by Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Agent, or (ii) in payment of interest on such payment made by Agent under such a Letter of Credit, Agent will pay to each Lender, in the same funds as those received by Agent, the amount of such Lender’s Commitment Percentage of such funds, except Agent shall retain the amount of the Commitment Percentage of such funds of any Lender that did not make a Participation Advance in respect of such payment by Agent.

(b) If Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Agent pursuant to Section 2.13(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of Agent, forthwith return to Agent the amount of its Commitment Percentage of any amounts so returned by Agent plus interest at the Federal Funds Effective Rate.

2.14. Documentation. Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Agent’s interpretations of any Letter of Credit issued on behalf of such Borrower and by Agent’s written regulations and customary practices relating to letters of credit, though Agent’s interpretations may be different from such Borrower’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrowing Agent’s or any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

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2.15. Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

2.16. Nature of Participation and Reimbursement Obligations. Each Lender’s obligation in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.16 under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Agent, any Borrower or any other Person for any reason whatsoever;

(ii) the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of Lenders to make Participation Advances under Section 2.12;

(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by Borrower or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if Agent or any of Agent’s Affiliates has been notified thereof;

(vi) payment by Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

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(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by Agent or any of Agent’s Affiliates to issue any Letter of Credit in the form requested by Borrowing Agent, unless Agent has received written notice from Borrowing Agent of such failure within three (3) Business Days after Agent shall have furnished Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) any Material Adverse Effect;

(x) any breach of this Agreement or any Other Document by any party thereto;

(xi) the occurrence or continuance of an insolvency proceeding with respect to any Borrower or any Guarantor;

(xii) the fact that a Default or Event of Default shall have occurred and be continuing;

(xiii) the fact that the Term shall have expired or this Agreement or the Obligations hereunder shall have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.17. Indemnity. In addition to amounts payable as provided in Section 16.5, each Borrower hereby agrees to protect, indemnify, pay and save harmless Agent and any of Agent’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Agent or any of Agent’s Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (a) the gross negligence or willful misconduct of Agent as determined by a final and non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by Agent or any of Agent’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body (all such acts or omissions herein called “Governmental Acts”).

2.18. Liability for Acts and Omissions. As between Borrowers and Agent and Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the respective foregoing, Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be

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in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Agent, including any governmental acts, and none of the above shall affect or impair, or prevent the vesting of, any of Agent’s rights or powers hereunder. Nothing in the preceding sentence shall relieve Agent from liability for Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall Agent or Agent’s Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, Agent and each of its Affiliates: (i) may rely on any oral or other communication believed in good faith by Agent or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Agent or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Agent or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

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In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Agent under any resulting liability to any Borrower or any Lender.

2.19. Additional Payments. Any sums expended by Agent or any Lender due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document including any Borrower’s obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14, 4.20 and 6.1 hereof, may be charged to Borrowers’ Account as a Revolving Advance and added to the Obligations.

2.20. Manner of Borrowing and Payment.

(a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders.

(b) Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

(c) (i) Notwithstanding anything to the contrary contained in Sections 2.20(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by any Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

(ii) Each Lender shall be entitled to earn interest at the Revolving Interest Rate on outstanding Advances which it has funded.

(iii) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

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(d) If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowing Agent of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrowers; provided, however, that Agent’s right to such recovery shall not prejudice or otherwise adversely affect Borrowers’ rights (if any) against such Lender.

2.21. Mandatory Prepayments.

(a) Subject to Section 4.3 hereof, when any Borrower either (i) sells or otherwise disposes of any Collateral (other than sales or other dispositions referred to in clauses (i), (ii), (iv), (vi), (vii), (viii) and (ix) of Section 7.1(b)) or (ii) receives the proceeds of or payment in respect of any property or casualty insurance claims or any condemnation proceedings with respect to any Collateral (a “Recovery Event”), and receives net cash proceeds as the result of such sale, disposal or Recovery Event, Borrowers shall repay the Advances in an amount equal to the net proceeds of such sale, disposition or Recovery Event (i.e., gross cash

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proceeds less the reasonable costs of such sales or other dispositions or of collecting on or settling such insurance claim or condemnation proceeding), such repayments to be made promptly but in no event more than five (5) Business Days following receipt of such net cash proceeds, and until the date of payment, such proceeds shall be held in trust for Agent; provided that, notwithstanding anything to the contrary provided for in the foregoing or otherwise in this Agreement, Borrowers shall make such a repayment of the Advances in an amount equal to the net cash proceeds of each and every sale or disposition of, or receipt by any Borrower of the proceeds of, or payment in respect of any property or casualty insurance claims or any condemnation proceedings with respect to, any ABL Equipment. The foregoing shall not be deemed to be implied consent to any such sale or disposition otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied first, to the remaining Revolving Advances in such order as Agent may determine, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof, and second, to cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b).

2.22. Use of Proceeds.

(a) Borrowers shall apply the proceeds of Advances to (i) refinance existing indebtedness of the Borrowers (including, without limitation, repay existing indebtedness owed under the Existing Credit Facilities), (ii) finance Permitted Investments, (iii) pay fees and expenses relating to this transaction and (iv) provide for its working capital needs and reimburse drawings under Letters of Credit.

(b) Without limiting the generality of Section 2.22(a) above, neither the Borrowers, the Guarantors nor any other Person which may in the future become party to this Agreement or the Other Documents as a Borrower or Guarantor, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of the Trading with the Enemy Act.

2.23. Defaulting Lender.

(a) Notwithstanding anything to the contrary contained herein, in the event any Lender (i) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (ii) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a “Lender Default”), all rights and obligations hereunder of such Lender (a “Defaulting Lender”) as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.23 while such Lender Default remains in effect.

(b) Advances shall be incurred pro rata from Lenders (the “Non-Defaulting Lenders”) which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable

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Advances of each Lender (other than any Defaulting Lender) pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

(c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall be deemed not to be a Lender and not to have either Advances outstanding or a Commitment Percentage.

(d) Other than as expressly set forth in this Section 2.23, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.23 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent and Borrowing Agent the breach which caused a Lender to become a Defaulting Lender and Borrowing Agent notifies Agent that it is satisfied with respect to Defaulting Lender’s ability to satisfy its obligations under this Agreement in the future, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

~~2.24. Increase in Maximum Revolving Advance Amount.~~

~~(a) Borrowers may, at any time request that the Maximum Revolving Advance Amount be increased by (1) one or more of the current Lenders increasing their Commitment Amount (any current Lender which elects to increase its Commitment Amount shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each a “New Lender”) joining this Agreement and providing a Commitment Amount hereunder, subject to the following terms and conditions:~~

~~(i) No current Lender shall be obligated to increase its Commitment Amount and any increase in the Commitment Amount by any current Lender shall be in the sole discretion of such current Lender;~~

~~(ii) Borrowers may not request the addition of a New Lender unless (and then only to the extent that) there is insufficient participation on behalf of the existing Lenders in the increased Commitments being requested by Borrowers;~~

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~~(iii) There shall exist no Event of Default or Default on the effective date of such increase after giving effect to such increase;~~

~~(iv) After giving effect to such increase, the Maximum Revolving Advance Amount shall not exceed the sum of (a) $30,000,000 and (b) (I) $30,000,000, less (II) the amount of “Incremental Commitments”under and as defined in the Term Loan Agreement as in effect on the Closing Date that have been made available pursuant to the Term Loan Agreement;~~

~~(v) Borrowers may not request an increase in the Maximum Revolving Advance Amount under this Section 2.24 more than three (3) times during the Term, and no single such increase in the Maximum Revolving Advance Amount shall be for an amount less than $10,000,000;~~

~~(vi) Borrowers shall deliver to Agent on or before the effective date of such increase the following documents in form and substance satisfactory to Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Commitment Amounts has been approved by such Borrowers, (2) certificate dated as of the effective date of such increase certifying that (a) no Default or Event of Default shall have occurred and be continuing, and (b) the representations and warranties made by each Borrower herein and in the Other Documents are true and complete in all respects with the same force and effect as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date), (3) such other agreements, instruments and information (including supplements or modifications to this Agreement and/or the Other Documents executed by Borrowers as Agent reasonably deems necessary in order to document the increase to the Maximum Revolving Advance Amount and to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase, and (4) an opinion of counsel in form and substance satisfactory to Agent which shall cover such matters related to such increase as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;~~

~~(vii) The increase in the Maximum Revolving Advance Amount shall be on terms and conditions (including pricing terms) not less favorable than that provided to the Lenders party to this Agreement prior to such effective date;~~

~~(viii) Borrowers shall execute and deliver (1) to each Increasing Lender a replacement Note reflecting the new amount of such Increasing Lender’s Commitment Amount after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be cancelled) and (2) to each New Lender a Note reflecting the amount of such New Lender’s Commitment Amount;~~

~~(ix) Any New Lender shall be subject to the approval of Agent and Issuer;~~

~~(x) Each Increasing Lender shall confirm its agreement to increase its Commitment Amount pursuant to an acknowledgement in a form acceptable to Agent, signed by it and each Borrower and delivered to Agent at least five (5) days before the effective date of such increase; and~~

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~~(xi) Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.24 pursuant to which such New Lender shall join and become a party to this Agreement and the Other Documents with a Commitment Amount as set forth in such lender joinder.~~

~~(b) On the effective date of such increase, (i) Borrowers shall repay all Revolving Advances then outstanding, subject to Borrowers’ obligations under Sections 3.7, 3.9, or 3.10; provided that subject to the other conditions of this Agreement, the Borrowing Agent may request new Revolving Advances on such date, and further provided that PNC hereby agrees in its capacity as Lender hereunder (but not for any assignees of PNC in its capacity as Lender) that in the event of any such increase, PNC shall waive any amounts payable to PNC in its capacity as a Lender under Section 2.2(f) as a result of any repayment of Revolving Advances owing to PNC in its capacity as a Lender pursuant to this clause (i), and (ii) the Commitment Percentages of Lenders (including each Increasing Lender and/or New Lender) shall be recalculated such that each such Lender’s Commitment Percentage is equal to (x) the Commitment Amount of such Lender divided by (y) the aggregate of the Commitment Amounts of all Lenders. Each Lender shall participate in any new Revolving Advances made on or after such date in accordance with its Commitment Percentage after giving effect to the increase in the Maximum Revolving Advance Amount and recalculation of the Commitment Percentages contemplated by this Section 2.24.~~

~~(c) On the effective date of such increase, each Increasing Lender shall be deemed to have purchased an additional/increased participation in, and each New Lender will be deemed to have purchased a new participation in, each then outstanding Letter of Credit and each drawing thereunder and the amount of each drawing. As necessary to effectuate the foregoing, each existing Lender holding a Commitment Percentage that is not an Increasing Lender shall be deemed to have sold to each applicable Increasing Lender and/or New Lender, as necessary, a portion of such existing Lender’s participations in such outstanding Letters of Credit and drawings such that, after giving effect to all such purchases and sales, each Lender holding a Commitment (including each Increasing Lender and/or New Lender) shall hold a participation in all Letters of Credit (and drawings thereunder).~~

~~(d) On the effective date of such increase, Borrowers shall pay all cost and expenses incurred by Agent and by each Increasing Lender and New Lender in connection with the negotiations regarding, and the preparation, negotiation, execution and delivery of all agreements and instruments executed and delivered by any of Agent, Borrowers and/or Increasing Lenders and New Lenders in connection with, such increase (including all fees for any supplemental or additional public filings of any Other Documents necessary to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase).~~

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III.	INTEREST AND FEES.

3.1. Interest. Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period or, for Eurodollar Rate Loans with an Interest Period in excess of three months, at the earlier of (a) each three months from the commencement of such Eurodollar Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to with respect to Revolving Advances, the applicable Revolving Interest Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the Revolving Interest Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, from and after written notice to the Borrowing Agent from Agent, at the option of Agent or at the direction of Required Lenders (or, notwithstanding the forgoing, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any notice or any other affirmative action by any party), the Obligations shall bear interest at the Revolving Interest Rate plus two (2.00%) percent per annum (as applicable, the “Default Rate”).

3.2. Letter of Credit Fees.

(a) Borrowers shall pay (x) to Agent, for the ratable benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by ~~two and one-quarter~~a percentage (the “Letter of Credit Percentage”) equal to four percent (~~2.25~~4.00%) per annum, ~~and~~provided that at such time, if any, as the Coverage Threshold shall have been met, then effective on the first day of the month following the Coverage Threshold Date, the Letter of Credit Percentage shall be reduced to, and shall equal, three percent (3.00%), and (y) to the Issuer for its own account, a fronting fee equal to the average daily face amount of each outstanding Letter of Credit multiplied by one quarter of one percent (0.25%) per annum (all of the foregoing fees, the “Letter of Credit Fees”), such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each quarter and on the last day of the Term. In addition, Borrowers shall pay to Agent any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer, all of the foregoing provided for in this sentence to be payable within five (5) Business Days of demand therefor. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer’s prevailing

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charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Upon and after the occurrence of an Event of Default, and during the continuation thereof, from and after written notice to the Borrowing Agent from Agent, at the option of Agent or at the direction of Required Lenders (or, notwithstanding the forgoing, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any notice or any other affirmative action by any party), the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased by an additional two percent (2.00%) per annum.

(b) At any time during the existence of an Event of Default, upon written request of Agent or Required Lenders, and upon the expiration of the Term or any other termination of this Agreement (and also, if applicable, in connection with any mandatory prepayment under Section 2.21) (and, notwithstanding the forgoing, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any notice or any other affirmative action by any party), Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of all outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower’s behalf and in such Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender’s possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. No Borrower may withdraw amounts credited to any such account except upon the occurrence of all of the following: (x) payment and performance in full of all Obligations; (y) expiration of all Letters of Credit; and (z) termination of this Agreement. Borrowers hereby grant to Agent a Lien and security interest in any such cash collateral and any right, title and interest of Borrowers in any deposit account or investment account in which such cash collateral may be deposited or held from time to time.

3.3. Closing Fee and Facility Fee.

(a) Upon the execution of this Agreement, Borrowers shall pay to Agent for the ratable benefit of Lenders a closing fee of $75,000.

(b) If, for any calendar quarter during the Term, the average daily unpaid balance of the Revolving Advances plus the Maximum Undrawn Amount of all outstanding Letters of Credit for each day of such calendar quarter does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to ~~five~~one hundred fifty basis points (~~0.50~~1.50%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance, provided that at such time, if any, as the Coverage Threshold shall have been met, then effective on the first day of the month following the Coverage Threshold Date, the aforesaid

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basis points shall be reduced to, and shall equal, seventy-five basis points (.75%). Such fee shall be payable to Agent in arrears on the first day of each calendar quarter with respect to the previous calendar quarter. Notwithstanding anything to the contrary contained in this Section 3.3(b), solely for purposes of calculating such fee, the Maximum Revolving Advance Amount in effect on each day during any specified month occurring during a specified calendar quarter shall be deemed to equal the actual Maximum Revolving Advance Amount in effect on such day, minus the amount of Special Reserve B in effect on the first day of such month.

3.4. Collateral Evaluation Fee and Collateral Monitoring Fee.

(a) Borrowers shall pay Agent a collateral monitoring fee equal to $~~1,500~~25,000 per month commencing on the first day of the month following the Third Amendment Closing Date and on the first day of each month thereafter during the Term, provided, however, that at such time, if any, as the Coverage Threshold shall have been met, then effective on the first day of the month following the Coverage Threshold Date, such collateral monitoring fee shall be reduced to, and shall equal, $10,000 per month. The collateral monitoring fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

(b) Borrowers shall pay to Agent on the first day of each month following any month in which Agent performs any collateral evaluation – namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent in its Permitted Discretions and which evaluation is undertaken by Agent or for Agent’s benefit – a collateral evaluation fee in an amount equal to $1,000 per day for each person employed to perform such evaluation, plus all costs and disbursements incurred by Agent in the performance of such examination or analysis. Without in any way limiting Agent’s rights under Section 4.10 to inspect and evaluate the Collateral and Borrowers’ business records, the parties hereto hereby agree that Borrowers shall not be liable to pay collateral evaluation fees and other costs and disbursements pursuant to this Section 3.4 ~~in an aggregate amount for the period of 365 commencing on the Closing Date, or any successive period of 365 days thereafter, in excess of $40,000 plus actual out-of-pocket expenses~~for more than four (4) such collateral evaluations/field exams/analyses in any 365 consecutive day period (with the dollar amount of Borrower’s liability for all such collateral evaluations/field exams/analyses in any 365 day period (excluding out of pocket costs and expenses) not to exceed any maximum amount for such liability which may be agreed to after the Third Amendment Date by Agent and Borrowers); provided that (x) after the occurrence and during the continuance of any Event of Default, Borrowers shall be liable for the collateral evaluation fees and other costs and disbursements for any and all collateral evaluations/field exams/analyses that Agent shall elect in its Permitted Discretion to conduct (and ~~the fees, costs and expenses of~~ any such collateral evaluations/field exams/analyses conducted after the occurrence and during the continuance of any Event of Default (and the amount of all collateral evaluation fees in connection therewith) shall not be counted against the limitations on Borrowers’ liability otherwise provided for in this sentence) and (y) nothing in this Section 3.4(a) shall be construed under any circumstances to limit the number of collateral evaluations/field exams/analyses which Agent may conduct at its own expense in accordance with its rights under Section 4.10.

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(c) All of the fees and out-of-pocket costs and expenses of any appraisals conducted pursuant to Section 4.21 hereof shall be paid for when due, in full and without off-set, by Borrowers.

3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate during such extension.

3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.7. Increased Costs. In the event that any Applicable Law or any Change in Law or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent or Lender and any corporation or bank controlling Agent or any Lender, and the office or branch where Agent or any Lender makes or maintains any Eurodollar Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(b) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification (which shall reflect the calculation of such amount) shall be conclusive absent manifest error. Notwithstanding the foregoing, the Borrowers shall not be required to provide any compensation pursuant to this Section 3.7 for any such amounts incurred more than 270 days prior to the date on which the demand for payment of such amounts is first made to Borrowing Agent.

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3.8. Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

(a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; ~~or~~

(b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan~~,~~;

(c) the making, maintenance or funding of any Eurodollar Rate Loan has been made impracticable or unlawful by compliance by Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law); or

(d) the Eurodollar Rate will not adequately and fairly reflect the cost to Agent or such Lender of the establishment or maintenance of any Eurodollar Rate Loan, then Agent shall give ~~Borrowing Agent~~Borrower prompt written ~~or~~, telephonic or telegraphic notice of such determination.

If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 12:00 noon (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 12:00 noon (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 12:00 noon (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

3.9.	Capital Adequacy.

(a) In the event that Agent or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any Change in Law or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by

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Agent or any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans ) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender’s capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, regulation or condition. However, notwithstanding anything contained in the foregoing, neither Agent or any Lender shall make a demand on Borrowers for any additional amounts under this Section 3.9 unless Agent or such Lender (as applicable) shall have (to the extent Agent or such Lender is legally entitled to) requested payment of similar additional amounts from all of its borrowers and customers that are similarly situated to Borrowers.

(b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error.

(c) Notwithstanding anything to the contrary contained herein, the Borrowers shall not be required to compensate Agent or any Lender pursuant to this Section 3.9 for any reductions in return incurred more than 270 days prior to the date that Agent or such Lender notifies Borrowing Agent of such law, rule, regulation or guideline giving rise to such reductions and of Agent’s or such Lender’s intention to claim compensation therefore.

3.10. Gross Up for Taxes. If any Loan Party shall be required by Applicable Law to withhold or deduct any taxes from or in respect of any sum payable under this Agreement or any of the Other Documents to Agent, or any Lender, assignee of any Lender, or Participant (each, individually, a “Payee” and collectively, the “Payees”), (a) the sum payable to such Payee or Payees, as the case may be, shall be increased as may be necessary so that, after making all required withholding or deductions, the applicable Payee or Payees receives an amount equal to the sum it would have received had no such withholding or deductions been made (the “Gross-Up Payment”), (b) such Loan Party shall make such withholding or deductions, and (c) such Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law. Notwithstanding the foregoing, no Borrower shall be obligated to make any portion of the Gross-Up Payment to the extent that (i) taxes are U.S. Federal taxes and the obligation to withhold or deduct such taxes existed on the date such Payee became a party to this Agreement or received its interest hereunder or, with respect to payments to a new lending office of such Payee, the date such Payee designated such new lending office with respect to the Advances hereunder; provided, however, that this clause (i) shall not apply to the extent the Gross-Up Payment any Payee, or any Payee acting through a new lending office, would be entitled to receive (without regard to this clause (i)) does not

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exceed the Gross-Up Payment that the person making the transfer or selling the participation, or the Payee making the designation of such new lending office, would have been entitled to receive in the absence of such transfer, participation or designation, (ii) the obligation to pay such Gross-Up Payment would not have arisen but for a failure of by such Payee to comply with Section 3.11 hereof, or (iii) that is attributable to taxes imposed under FATCA (or any amendment thereto or successor version thereof that is substantively comparable to FATCA and with respect to which compliance is not materially more onerous) or (iv) that are taxes imposed on or measured by net income (however denominated), franchise taxes, or branch profits taxes imposed as a result of any Payee being organized under the laws of, or having its principal office or lending office located in the jurisdiction imposing such tax or as a result of any present or former connection between such Payee and the jurisdiction imposing such tax (other than a connection arising solely from such Payee having executed, delivered, become a party to, performed its obligations under, received payments under, perfected a security interest under or enforced any Other Document).

3.11. Withholding Tax Exemption.

(a) Each Payee agrees that it will deliver to Borrowing Agent and Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under §1.1441-1(c)(16) of the Income Tax Regulations (“Regulations”)) certifying its status (i.e., U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Code. The term “Withholding Certificate” means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under §1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in §1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person.

(b) If a payment made to a Payee under this Agreement would be subject to U.S. Federal withholding tax imposed by FATCA if such Payee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Payee shall deliver to the Borrowing Agent and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Agent as may be necessary for the Agent and Borrower to comply with their obligations under FATCA, to determine that such Payee has or has not complied with its obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.11(6), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(c) Each Payee required to deliver to Borrowing Agent and Agent a valid Withholding Certificate pursuant to Section 3.11(a)(i) hereof shall deliver such valid Withholding Certificate as follows: (i) each Payee which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by any Loan Party hereunder for the account of such Payee; (ii) each Payee who becomes a party to this Agreement by way of an assignment or

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participation shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such applicable assignment or participation (unless Agent and Borrowers permit such Payee to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by such parties) and (iii) each Payee who designates a new lending office shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of the designation of such new lending office (unless Agent and Borrowers shall permit such Payee to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by such parties). Each Payee which so delivers a valid Withholding Certificate further undertakes to deliver to Borrowing Agent and Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrowing Agent or Agent.

(d) Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax required under Section 3.11(b) hereof, Agent or Borrowers shall be entitled to withhold applicable United States federal taxes if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under §1.1441-7(b) of the Regulations. Further, Borrower and Agent is indemnified under §1.1461-1(e) of the Regulations against any claims and demands of any Payee for the amount of any tax it deducts and withholds in accordance with regulations under §1441 of the Code.

IV.	COLLATERAL: GENERAL TERMS

4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s security interest and shall cause its financial statements to reflect such security interest. Each Borrower shall promptly provide Agent with written notice of all commercial tort claims with a claim exceeding $500,000, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, such Borrower shall be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof. In the case of Collateral, the Liens securing the Obligations shall be first priority Liens, subject to Permitted Encumbrances. Without limiting the generality of any of the foregoing, to secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender and each other holder of the Obligations a continuing security interest in and to and Lien on all of its ABL Equipment (including all ABL Equipment Spare Parts and all accessions (as defined in the Uniform Commercial Code) to the ABL Equipment) and all cash and non-cash proceeds thereof, whether now owned or existing or hereafter acquired or arising and wheresoever located.

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4.2. Perfection of Security Interest. Each Borrower shall take all action that may be necessary, or that Agent may request, to maintain at all times the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) using commercially reasonable efforts to obtain Lien Waiver Agreements upon the reasonable request of Agent (providing that nothing in this clause (ii) shall limit the provisions of clause (f) of the definition of Eligible Inventory), (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral with a value exceeding $500,000, (iv) using commercially reasonable efforts to enter into warehousing and other custodial arrangements satisfactory to Agent upon the reasonable request of Agent (providing that nothing in this clause (iv) shall limit the provisions of clause (f) of the definition of Eligible Inventory), and (v) subject to the Intercreditor Agreement, executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance reasonably satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the Uniform Commercial Code or other Applicable Law. By its signature hereto, each Loan Party hereby authorizes Agent to file against such Loan Party, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein). Each Loan Party authorizes Agent at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that describe the Collateral by type or in any other manner as Agent may reasonably determine. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers’ Account as a Revolving Advance and added to the Obligations, or, at Agent’s option, shall be paid to Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.

4.3. Disposition of Collateral. Each Loan Party will safeguard and protect all Collateral for Agent’s general account and make no disposition thereof whether by sale, lease or otherwise except to the extent permitted pursuant to Section 7.1(b). Notwithstanding anything contained in this Agreement to the contrary, in no event shall Agent be obligated to execute or deliver any document evidencing any release or re-conveyance of Collateral without receipt of a certificate executed by the Chief Financial Officer or Controller of the Borrowers certifying that such release complies with this Agreement and the Other Documents, and that all conditions precedent to such release or re-conveyance have been complied with.

4.4. Preservation of Collateral. Following the occurrence and during the continuance of an Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Loan Party’s premises a custodian who shall have full authority to do all acts reasonably necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse

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facilities to which Agent may move all or part of the Collateral; (d) may use any Loan Party’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Loan Parties’ owned or leased property. Each Loan Party shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may reasonably direct. All of Agent’s actual, reasonable expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers’ Account as a Revolving Advance as a Domestic Rate Loan and added to the Obligations.

4.5. Ownership of Collateral.

(a) With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (i) each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; and (ii) each Borrower’s Inventory with a fair market value in excess of $100,000 and each Borrower’s ABL Equipment shall be located as set forth on Schedule 4.5 (as such Schedule may be amended and updated from time to time pursuant to clause (c) of this Section 4.5) and shall not be removed from such location(s) without the prior written consent of Agent except (A) with respect to the sale of Inventory in the Ordinary Course of Business~~;~~, (B) in connection with the providing of services to Customers~~;~~, (C) with respect to Inventory or ABL Equipment in transit from one such location to another such location, and (D) with respect to Inventory or ABL Equipment out for repair in the Ordinary Course of Business.

(b) (i) (i) There is no location at which any Loan Party has any Inventory with a fair market value exceeding $100,000 or ABL Equipment (except for (A) Inventory or ABL Equipment temporarily stored at third party locations in connection with the providing of services to Customers ~~and~~, (B) Inventory in transit~~)~~ or ABL Equipment in transit from one such location to another or to or from one such location from a third party location in connection with the providing of services to Customers), and (C) Inventory or ABL Equipment out for repair in the Ordinary Course of Business other than those locations listed on Schedule 4.5; (ii) Schedule 4.5 hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of any Loan Party is stored with a fair market value exceeding $100,000; none of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person’s assigns; (iii) Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Loan Party and (B) the chief executive office of each Loan Party; and (iv) Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by each Loan Party, together with the names and addresses of any landlords.

(c) Notwithstanding anything to the contrary contained in the foregoing provisions of this Section 4.5 or otherwise in this Agreement, any Loan Party may from time to time (x) change its chief executive office or (y) establish, enter into a lease for or acquire by

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purchase a new business location and/or new location at which any Inventory of any Loan Party with a fair market value in excess of $100,000 is to be located and/or kept or at which any records regarding the Receivables of any Loan Party are kept, but only if and to the extent that such Loan Party shall provide prior written notice (which notice shall indicate whether such new chief executive office, records location or Inventory location is owned Real Property, leased Real Property or a third party collateral location and shall include an updated Schedule 4.5 reflecting such new location) of such change, establishment, entry into a lease or acquisition at least three (3) days prior thereto but provided further that nothing in this sentence shall be construed to contradict or limit the provisions of clause (f) of the definition of Eligible Inventory.

4.6. Defense of Agent’s and Lenders’ Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect. During such period no Loan Party shall, without Agent’s prior written consent, pledge, sell, assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances and to the extent permitted by this Agreement, any part of the Collateral. Each Loan Party shall defend Agent’s interests in the Collateral with a fair market value of $500,000 or greater against any and all Persons whatsoever except with respect to Permitted Encumbrances. At any time following acceleration of the Obligations in accordance with Section 11.1, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law. At any time following acceleration of the Obligations in accordance with Section 11.1, each Loan Party shall, upon Agent’s written request, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into any Loan Party’s possession, they, and each of them, shall be held by such Loan Party in trust as Agent’s trustee, and such Loan Party will immediately deliver them to Agent in their original form together with any necessary endorsement.

4.7. Books and Records. Each Loan Party shall (a) keep proper books of record and account in entries (which are full, true and correct ~~entries~~in all material respects), which will be made, of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by the Loan Parties.

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4.8. Financial Disclosure. Each Loan Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Loan Party at any time to exhibit and deliver to Agent and each Lender copies of any of such Loan Party’s and such Restricted Subsidiary’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Loan Party’s and such Restricted Subsidiary’s financial status and business operations, other than any disclosure of information (x) material to such Borrowers’ and such Restricted Subsidiary’s business if such disclosure would result in the loss of the applicable accountant-client privilege (if any) or (y) which disclosure would violate in any material respect confidentiality obligations owing to a third party.

4.9. Compliance with Laws. Each of Holdings, each Loan Party and their Restricted Subsidiaries shall comply with all Applicable Laws with respect to such Person’s assets or any part thereof or to the operation of such Person’s business the non-compliance with which would reasonably be expected to have a Material Adverse Effect.

4.10. Inspection of Premises. At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from Holdings’, each Loan Party’s and its Restricted Subsidiaries’ books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower’s business (other than any information protected by attorney-client privilege or the disclosure of which would violate confidentiality obligations owed to third parties), provided that, Agent and Lenders shall use commercially reasonable efforts to minimize any disruption to the normal business operations of the Loan Parties resulting from such access and activities. To the extent such access does not disrupt the normal business operations of Holdings, the Loan Parties and their Restricted Subsidiaries, Agent, any Lender and their agents may enter upon any premises of any Person at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Person’s business.

4.11. Insurance. Each Loan Party and each Restricted Subsidiary shall (a) keep all its insurable properties insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by ~~extended~~All Risk coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Person’s (including business interruption) under policies issued by financially sound and reputable insurance companies; (b) maintain a ~~bond~~commercial crime policy in such amounts as is customary in the case of companies engaged in businesses similar to such Person insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees; (c) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Person is engaged in business; (d) maintain public liability insurance against claims for personal injury, death or property damage suffered by others and other similar hazards (including any such liability insurance required to be maintained by the Loan Parties and Restricted Subsidiaries under the terms of Material Contracts) for such amounts, as is customary in the case of companies engaged in businesses similar to such Person’s under policies issued by financially sound and reputable insurance companies, (e) maintain insurance against risks ~~under Environmental Laws and~~ with respect to Hazardous Discharges and Releases and others similar hazards, and for such amounts, as is

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customary in the case of companies engaged in businesses similar to such Person’s under policies issued by financially sound and reputable insurance companies; and (f)(i) furnish Agent with ~~copies of all policies and~~ evidence of the maintenance of such policies at Agent’s request, and (ii) furnish Agent with copies of all policies and appropriate loss payable endorsements in form and substance reasonably satisfactory to Agent, naming lender loss payee and additional insured as its interests may appear with respect to all insurance coverage referred to in clause (a) and (f) above. Each of the Loan Parties and their Restricted Subsidiaries at all times shall maintain the assets and Real Property of such Loan Party so that such insurance shall remain in full force and effect. Each Loan Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral.

4.12. Failure to Pay Insurance. If any Borrower or any Restricted Subsidiary fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of any Restricted Subsidiary, and charge Borrowers’ Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

4.13. Payment of Taxes. Each Borrower and each Restricted Subsidiary will pay, when due, all material taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes, except in each case, to the extent the same has been Properly Contested. If any such taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent’s or any Lender’s opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrowers pay the taxes, assessments or other Charges and each Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Unless an Event of Default shall have occurred and remain continuing Agent shall not pay any taxes, assessments on Charges to the extent that any applicable Borrower has Properly Contested such taxes, assessments or Charges. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations and, until Borrowers shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers’ credit and Agent shall retain its security interest in and Lien on any and all Collateral held by Agent.

4.14. [Reserved].

4.15. Receivables.

(a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Agent.

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(b) Solvency of Customers. Each Customer, to the best of each Borrower’s knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Borrower who are not solvent such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c) Location of Loan Parties. Each Loan Party’s chief executive office is located at the location set forth in Schedule 4.5 (as such schedule may be amended and updated from time to time in accordance with Section 4.5(c)) with respect to such Loan Party. Until written notice is given to Agent by Issuer of any other office at which any Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d) Collection of Receivables. Borrowers shall instruct their Customers to deliver all remittances upon Receivables to such Blocked Account (and/or related lockbox) as Agent shall designate from time to time as contemplated by Section 4.15(h), except as otherwise provided in Section 4.15(i) or as otherwise agreed to from time to time by Agent. Notwithstanding the foregoing, to the extent any Borrower directly receives any remittances upon Receivables, such Borrower will, at such Borrower’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Borrower’s funds or use the same except to pay Obligations. Each Borrower shall deposit in the Blocked Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

(e) Notification of Assignment of Receivables. Subject to the Intercreditor Agreement, at any time following the occurrence and during the continuance of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. At any time after the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations.

(f) Power of Agent to Act on Borrowers’ Behalf. Subject to the Intercreditor Agreement, following the occurrence and during the continuance of an Event of Default, Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent’s designee as such Borrower’s attorney with power (i) at any time to send verifications of Receivables to any Customer; and (ii) at any time following the occurrence and during the continuance of an Event of Default: (A) to endorse such Borrower’s name upon any notes,

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acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Borrower’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (C) reserved; (D) to sign such Borrower’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; and (E) to receive, open and dispose of all mail addressed to any Borrower; (F) to demand payment of the Receivables; (G) to enforce payment of the Receivables by legal proceedings or otherwise; (H) to exercise all of such Borrower’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (I) to settle, adjust, compromise, extend or renew the Receivables; (J) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (K) to prepare, file and sign such Borrower’s name on a proof of claim in bankruptcy or similar document against any Customer; (L) to prepare, file and sign such Borrower’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (M) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default to change the address for delivery of mail addressed to any Borrower.

(g) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom other than as a result of Agent’s or such Lender’s gross negligence or willful misconduct. Following the occurrence and during the continuance of an Event of Default, Agent may, without notice or consent from any Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence and during the continuance of an Event of Default the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting any Borrower’s liability hereunder.

(h) Establishment of a Lockbox Account, Dominion Account. Except as otherwise provided in paragraph (i) below, all proceeds of Collateral shall be deposited by Borrowers into either (i) a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be selected by Borrowing Agent and be reasonably acceptable to Agent or (ii) depository accounts (“Depository Accounts”) established at Agent for the deposit of such proceeds. Each applicable Borrower, Agent and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance reasonably satisfactory to Agent directing such Blocked Account Bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said

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Blocked Account Bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Accounts shall immediately become the property of Agent and Borrowing Agent shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. All deposit accounts and investment accounts of each Borrower and its Subsidiaries are set forth on Schedule 4.15(h), which schedule may by amended from time to time by Borrowers.

(i) Reserved.

(j) Deposit Accounts, Securities Accounts and Investment Accounts. All deposit accounts, securities accounts and investment accounts of each Loan Party and its Subsidiaries as of the Closing Date are set forth on Schedule 4.15(j) (which such schedule shall be updated from time to time and attached to each Compliance Certificate delivered pursuant to Section 9.8 if, since the Closing Date or the date of the last notification (as applicable), any Loan Party has acquired any additional deposit accounts, securities accounts or investment accounts). No Loan Party shall open any new deposit account, securities account or investment account unless (i) such Loan Party shall have given at least fifteen (15) days prior written notice to Agent and (ii) if such account is to be maintained with the Agent or with a bank, depository institution or securities intermediary that is not the Agent, provided however, that in connection with any account not maintained with the Agent, such bank, depository institution or securities intermediary, each applicable Loan Party and Agent shall first have entered into an account control agreement in form and substance reasonably satisfactory to Agent sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account; provided further, that notwithstanding anything to the contrary provided for in this Agreement, the Loan Parties need not comply with the foregoing requirements of this Section 4.15(j) with respect to (1) any deposit accounts in which the total amount of funds on deposit therein or credited thereto do not exceed at any one time either $100,000 as to any one such deposit account or $250,000 as to all such deposit accounts taken together, (2) any deposit accounts used exclusively for trust, payroll, payroll tax or petty cash purposes or employee wage or welfare benefit payments so long as the Loan Parties shall not maintain funds on deposit therein or credited thereto at any time in excess of the amounts necessary to fund such trust, payroll, payroll tax or petty cash obligations and any related payroll processing expenses routinely paid from such accounts on a current basis or (3) any Note Deposit Account or Term Loan Deposit ~~Accounts~~Account (the accounts described in such clauses (1), (2) and (3), collectively, the “Excluded Accounts”). Notwithstanding anything to the contrary set forth in the foregoing, any Borrower may establish new deposit accounts without the necessity of complying with the fifteen (15) days prior written notice requirements otherwise applicable under clause (i) of the first sentence of this Section 4.15(j) so long as such deposit accounts are established and maintained with Agent.

(k) Adjustments. No Borrower will, without Agent’s consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional material discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business of such Borrower.

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4.16. Inventory. To the extent Inventory held for sale or lease has been produced by any Borrower, it has been and will be produced by such Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.17. Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear and casualty excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved in all material respects. No Loan Party shall use or operate the Equipment in violation of any material law, statute, ordinance, code, rule or regulation. Each Loan Party shall have the right to sell Equipment to the extent permitted set forth in Section 7.1(b) hereof.

4.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Loan Party’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof, except to the extent caused by the gross negligence or willful misconduct of Agent or of such Lender. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Person’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Person of any of the terms and conditions thereof.

4.19. Environmental Matters.

(a) Holdings, Borrowers and their Restricted Subsidiaries shall ensure that the Real Property and all operations and businesses thereon, and all operations and business conducted by Holdings, any Borrower and any Restricted Subsidiary on real property owned or operated by Customers (“Customer Real Properties”), ~~remain~~are in material compliance with all Environmental Laws~~, and they shall not place or permit to be placed any Hazardous Substances on or at any Real Property or any Customer Real Property except as permitted by Applicable Law or appropriate governmental authorities~~.

(b) ~~Holdings,~~ Borrowers ~~and their Restricted Subsidiaries~~ (other than Holdigns and KCH Intermedite Holdco II) shall establish and maintain a system to assure and monitor continued material compliance of such ~~Persons’~~Person’s operations and ~~businesses~~business with all applicable Environmental Laws, which system shall include periodic reviews of such compliance.

~~(c) [Reserved].~~

(c) ~~(d)~~ In the event Holdings, any Borrower or any Restricted Subsidiary (i) obtains, gives or receives written notice of any Release or written threat of Release of a reportable quantity of any Hazardous ~~Substances~~Substance at the Real Property or any Customer Real Property caused by any Borrower that could reasonably be expected to result in a Material Adverse Effect (any such event being hereinafter referred to as a “Hazardous Discharge”) or (ii) receives any written notice of violation, request for information or written

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notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property or any Customer Real Property caused by any Borrower, or written demand letter, complaint, order, citation~~,~~ or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Person’s interest therein, or any Customer Real Property, that with respect to the foregoing could reasonably be expected to result in a Material Adverse Effect (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Governmental Body responsible in whole or in part for environmental matters in the state in which the Real Property or any Customer Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the “Authority”), then Borrowing Agent shall, within ten (10) Business Days of such notification, give written notice of same to Agent, detailing facts and circumstances (to the extent that such is non-privileged) of which Holdings, any Borrower or any of its Restricted Subsidiaries is aware of giving rise to the Hazardous Discharge or Environmental Complaint. Such ~~information is to be provided to allow Agent to protect its security interest in and Lien on the Real Property and the Collateral and~~notice is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

(d) ~~(e)~~ Borrowing Agent shall promptly forward to Agent copies of any written request for information, written notification of potential liability, or demand letter from Governmental Bodies relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Holdings, any Borrower or any of their Restricted Subsidiaries to dispose of Hazardous Substances (including sites to which such Persons have arranged for the transport and disposal of Hazardous Substances) that could reasonably be expected to have a Material Adverse Effect and shall continue to forward copies of correspondence and other non-privileged documents reasonably requested by Agent to Agent until the Environmental Complaint is settled. Borrowing Agent shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge that is reasonably expected to have a Material Adverse Effect at the Real Property, any Customer Real Property, or any such third-party disposal sites that Holdings, any Borrower or any of their Restricted Subsidiaries is required to file under any Environmental Laws. ~~Such information is to be provided solely to allow Agent to protect Agent’s security interest in and Lien on the Real Property and the Collateral.~~

(e) ~~(f)~~ Holdings, Borrowers and their Restricted Subsidiaries shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all Remedial Actions to the extent required by Environmental Law or Authority ~~in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien~~; provided, however, it shall not be required to undertake such Remedial Action or respond to such Environmental Complaint to the extent that its obligation to do so is being contested in good faith and by proper procedure. If any Borrower shall fail to respond promptly to any such Hazardous Discharge or as required by Environmental Law or Authority, which such failure would reasonably be expected to have a Material Adverse Effect, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in the Collateral upon written notification to Holdings, Borrowers and their Restricted Subsidiaries: (i) give such ~~notices~~notice or (ii) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such Remedial Actions required by Environmental Law or the Authority with respect to any such Hazardous Discharge, or

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Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances, shall be paid ~~upon demand~~ by Borrowers within thirty (30) business days of written demand by Agent, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Borrower.

(f) ~~(g)~~ In the event there is a Hazardous Discharge or a failure to comply with Environmental Laws at the Real Property or any Customer Real Property, which in either case is reasonably likely to have a Material Adverse Effect, Holdings, Borrowers and their Restricted Subsidiaries shall comply with all reasonable written requests for information made by the Agent with respect to such Hazardous Discharge or failure to comply with Environmental Laws. Such information reasonably requested may include, at Borrowers’ expense, an environmental site assessment or environmental compliance audit of Real Property owned by Holdings, any Borrower or any of their Restricted Subsidiaries, to be prepared by a nationally recognized environmental consulting or engineering firm, to assess such Hazardous Discharge or non-compliance with Environmental Laws; provided, however, that any environmental site assessment, environmental compliance audit or similar report acceptable to an appropriate Authority that is charged to oversee any Remedial Action related to such Hazardous Discharge or failure to comply with Environmental Laws shall be deemed acceptable to Agent.

(g) ~~(h)~~ Each Loan Party shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, ~~damage and~~reasonable expense, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property or any Customer Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge or presence of Hazardous Substances resulting from actions on the part of Agent or any Lender or their respective employees, agents, directors of officers as provided for in this Agreement. The Loan Parties’ respective obligations under this Section 4.19 shall arise upon the discovery of the presence of any such Hazardous Discharge, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with such Hazardous Discharge, or a failure to comply with Environmental Laws. The Loan Parties’ obligation and the indemnifications hereunder shall survive until payment in full of the Obligations and termination of this Agreement.

4.20. Financing Statements. Except for the financing statements filed by Agent and the financing statements described on Schedule 1.2, as of the Closing Date, there are no effective financing statements covering any of the Collateral or any proceeds thereof on file in any applicable jurisdiction.

4.21. Appraisals. Agent may, in its sole discretion, exercised in a commercially reasonable manner, at any time after the Closing Date, engage the services of an independent

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appraisal firm or firms of reputable standing, satisfactory to Agent, for the purpose of appraising the then current values of Borrowers’ Collateral; provided that so long as no Event of Default shall have occurred and be continuing, Borrowers shall (i) be obligated to pay or reimburse Agent for all costs and expenses paid or incurred in connection with such appraisals of Collateral consisting of Inventory conducted in any consecutive 365 day period, commencing on the Closing Date, not to exceed $60,000 in the aggregate as to each such 365 day period, and (ii) Borrowers shall not be obligated to pay or reimburse Agent for more than ~~one such~~two (2) such appraisals of Collateral consisting of ABL Equipment (one of which shall be conducted on a “desk top” basis and the other of which shall constitute a full and comprehensive appraisal) conducted in any consecutive 365 day period commencing on the ~~Closing Date~~date of the ABL Equipment Notice. Absent the occurrence and during the continuance of an Event of Default at such time, Agent shall consult with Borrowers as to the identity of any such firm.

4.22. Intercreditor Agreement. Notwithstanding anything in Article IV to the contrary, (i) the liens and security interests granted to the Agent pursuant to this Agreement in Collateral that constitutes Notes/Term Loan Priority Collateral are expressly subject and subordinate to the liens and security interests granted in favor of the ~~“~~Notes Claimholders~~”~~ and Term Loan Claimholders (as defined in the Intercreditor Agreement), including liens and security interests granted to the Agent pursuant to or in connection with the Notes Purchase Agreement or Term Loan Agreement and (ii) the exercise of any right or remedy with respect to the Notes/Term Loan Priority ~~Priority~~ Collateral by the Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Article IV, the terms of the Intercreditor Agreement shall govern.

V.	REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants as follows:

5.1. Authority. Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents have been duly executed and delivered by each Loan Party, and this Agreement and the Other Documents constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Loan Party’s powers under its Organization Documents, have been duly authorized by all necessary corporate, limited partnership, company or other organizational action, as applicable, are not in contravention of law or the terms of such Loan Party’s Organization Documents or to the conduct of such Loan Party’s business or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound, (b) will not conflict in any material respect with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or complied with prior to the Closing Date and

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which are in full force and effect or the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect, and (d) will not conflict with, nor result in any breach of any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party and their Restricted Subsidiaries under the provisions of any agreement, instrument, Organization Document or other instrument to which such Loan Party and their Restricted Subsidiaries are party or by which they or their property is a party or by which they may be bound.

5.2. Formation and Qualification.

(a) Each Loan Party and each Restricted Subsidiary (A) is a Person duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction) and (B) is duly qualified to do business and is in good standing (to the extent such concept exists in such jurisdiction) under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and where the failure to so qualify would reasonably be expected to have a Material Adverse Effect on such Person. Each Loan Party has delivered to Agent true and complete copies of its Organization Documents and will promptly notify Agent of any amendment or changes thereto.

(b) The only Subsidiaries of each Loan Party as of the Third Amendment Closing Date are listed on Schedule 5.2(b).

5.3. Survival of Representations and Warranties. All representations and warranties of such Borrower contained in this Agreement and the Other Documents shall be true at the time of such Borrower’s execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4. Tax Returns. Each Borrower’s and their Restricted Subsidiaries’ federal tax identification numbers are set forth on Schedule 5.4 (as such Schedule may be amended and updated from time to time by written notice from the Borrowers to Agent in connection with the delivery of a Compliance Certificate pursuant to Section 9.8). Each of the Loan Parties and their Restricted Subsidiaries has filed all federal and state income and all other material tax returns and other reports each is required by law to file and has paid all material taxes, assessments, fees and other governmental charges that are due and payable, except those that are being Properly Contested. Federal and material state and local income tax returns of the Borrowers have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 2013. The provisions for taxes on the books of each Borrower and each of their Restricted Subsidiaries is adequate in all material respects for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has any knowledge of any material deficiency or additional assessment in connection therewith not provided for on its books.

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5.5. Financial Statements.

(a) The pro forma balance sheet of Borrowers on a Consolidated Basis (the “Pro Forma Balance Sheet”) furnished to Agent on the Closing Date reflects the consummation of the Transactions, and is accurate, complete and correct and fairly reflects in all material respects the financial condition of Borrowers on a Consolidated Basis as of the Closing Date after giving effect to ~~the~~such Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the Chief Financial Officer of Borrowing Agent. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared~~,~~ in accordance with GAAP, except as may be disclosed in such financial statements and the absence of footnotes and year end adjustments.

(b) The twelve-month cash flow projections of Borrowers on a Consolidated Basis and their projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the “Projections”) were prepared by the Chief Financial Officer of the Borrowers, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period (it being understood by the parties that projections by their nature are inherently uncertain and no assurances are being given that the results reflected in such projections will be achieved). The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the “Pro Forma Financial Statements”.

(c) The Audited Financial Statements, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of KGH and its Subsidiaries at such dates and the results of their operations for such periods (subject to normal year-end audit adjustments and the absence of footnotes)). Since December 31, 2013, there has been no change in the condition, financial or otherwise, of the Loan Parties or their Subsidiaries as shown on the consolidated balance sheet as of such date of KGH and its consolidated Subsidiaries and no change in the aggregate value of machinery, equipment and Real Property owned by the Loan Parties and their respective Subsidiaries, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse.

5.6. Entity Names. As of the Third Amendment Closing Date, no Loan Party has been known by any other name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has any Loan Party as of the Closing Date been the surviving entity of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years except as set forth on Schedule 5.6.

5.7. OSHA and Environmental Compliance.

(a) Except as would not reasonably be expected to have a Material Adverse Effect (i) each of the Loan Parties and their Restricted Subsidiaries has duly complied in all material respects with, and its facilities, business, assets, property, leaseholds, Real Property and

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Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, ~~the Environmental Protection Act,~~ RCRA and all other Environmental Laws; and (ii) there have been and are no outstanding citations, notices or orders of non-compliance issued to any Borrower or any of their Restricted Subsidiaries or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations that are reasonably likely to result in a Material Adverse Effect.

(b) Each of the Loan Parties and their Restricted Subsidiaries has been issued and complied with all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws other than those licenses, certificate or permits the failure to be so issued (or the failure to so comply with) would not reasonably be expected to have a Material Adverse Effect.

(c) Except as could not reasonably be expected to have a Material Adverse Effect (i) There are have been no Hazardous Discharges at, upon, under or within any Real Property or Customer Real Property; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property; (iii) the Real Property has never been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property including any premises leased by any of the Loan Parties or any of their Restricted Subsidiaries, excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any of the Loan Parties or any of their Restricted Subsidiaries or any of their tenants.

5.8. Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.

(a) After giving effect to the Transactions, the Loan Parties and their Restricted Subsidiaries, taken as a whole, are and will be solvent, able to pay their debts as they mature, have and will have capital sufficient to carry on their business and all businesses in which they are about to engage, and as of the Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities.

(b) Except as disclosed in Schedule 5.8(b), none of the Loan Parties or any of their Restricted Subsidiaries has (i) any pending or threatened (in writing) litigation, arbitration, actions or proceedings which would reasonably be expected to have a Material Adverse Effect, and (ii) ~~any liabilities or~~ indebtedness for borrowed money other than the Obligations and other Permitted Indebtedness.

(c) None of the Loan Parties or any of their Restricted Subsidiaries is in violation of any applicable statute, law, rule, regulation or ordinance in any respect which ~~could~~would reasonably be expected to have a Material Adverse Effect, nor are any of the Loan Parties or any of their Restricted Subsidiaries in violation of any order of any court, Governmental Body or arbitration board or tribunal in any respect which would reasonably be expected to have a Material Adverse Effect.

(d) No Borrower nor any member of the Controlled Group maintains or is required to contribute to any ~~Pension Benefit Plan, Multiemployer Plan or self-insured Welfare~~

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~~Plan (as defined in ERISA)~~Plan, other than those listed on Schedule 5.8(d) hereto (as such Schedule may be amended and updated from time to time by written notice from the Borrowers to Agent in connection with the delivery of a Compliance Certificate pursuant to Section 9.8). Except where noncompliance or any liability ~~would~~could not reasonably be expected to ~~have~~result, individually or in the aggregate, in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other ~~federal or state laws~~Applicable Laws, (ii) each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA and Section 412 of the Code in respect of each Pension Benefit Plan and Multiemployer Plan, and each Pension Benefit Plan is in compliance with Sections 412, 430 and 436 of the Code and Sections 206(g), 302 and 303 of ERISA, without regard to waivers and variances; (iii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code; (iv) neither any Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid ~~and which would reasonably be expected to have a Material Adverse Effect~~; (v) no Pension Benefit Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Benefit Plan or, with respect to a Multiemployer Plan, no Borrower nor any member of the Controlled Group has received notice of any such proceedings; (vi) neither any Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan ~~and which would reasonably be expected to have a Material Adverse Effect~~; (vii) neither any Borrower nor any member of ~~a~~the Controlled Group has incurred any liability for any excise tax arising under Section 4971, 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability; (viii) neither any Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of ~~the~~ ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA; (ix) no Termination Event has occurred or could reasonably be expected to occur; (x) there exists no ~~event described in Section 4043 of ERISA, for which the thirty (30) day notice period has not been waived~~Reportable Event; (xi) neither any Borrower nor any member of the Controlled Group has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (xii) neither any Borrower nor any member of the Controlled Group has withdrawn, completely or partially, within the meaning of Section 4203 or 4205 of ERISA, from any Multiemployer Plan ~~so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980~~ and there exists no fact which could reasonably be expected to result in any ~~such~~ liability~~;~~ under the Multiemployer Pension Plan Amendments Act of 1980 and (xiii) no Plan fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan.

5.9. Patents, Trademarks, Copyrights and Licenses. All Registered ~~or material~~ Intellectual Property owned by any Loan Party or any Restricted Subsidiary ~~which are necessary for the operation of any such Loan Party’s or any Restricted Subsidiary’s business~~ are set forth

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on Schedule 5.9 (as such Schedule may be amended and updated from time to time by written notice from Borrowers to Agent in connection with the delivery of a Compliance Certificate pursuant to Section 9.8). The Loan Parties and the Restricted Subsidiaries own or have rights to licenses to all Intellectual Property sufficient to conduct the business and operations as currently conducted or proposed to be conducted (as of the Third Amendment Closing Date), except as otherwise would not reasonably be expected to result in a Material Adverse Effect. All material Registered Intellectual Property owned by each Loan Party or any Restricted Subsidiary is, to the knowledge of any Loan Party or any Restricted Subsidiary, valid and enforceable. There is no objection to or pending challenge to the validity or enforceability of any such owned material Registered Intellectual Property~~, and~~ (other than with respect to pending applications in the ordinary course of prosecution before the United States Patent and Trademark Office or other applicable governmental authority), or to the knowledge of any Loan Party, any licensed material Registered Intellectual Property. ~~No~~As of the Third Amendment Closing Date, no Loan Party or any Restricted Subsidiary is aware of any grounds for any challenge to such owned or licensed Registered Intellectual Property, except as set forth in Schedule 5.9 hereto. Each item of material Intellectual Property owned by any Loan Party or any Restricted Subsidiary consists of ~~original~~ material or property developed by such Loan Party or was lawfully acquired by such Loan Party or Restricted Subsidiary from the proper and lawful owner thereof, except as otherwise would not reasonably be expected to result in a Material Adverse Effect. Each Loan Party and each Restricted Subsidiary has taken commercially reasonable steps to maintain all owned Intellectual Property ~~and licensed Intellectual Property~~ as to preserve the value thereof from the date of creation or acquisition thereof except as otherwise would not reasonably be expected to result in a Material Adverse Effect. With respect to all software used by any Loan Party or any Restricted Subsidiary in the operation of any such Loan Party’s or any Restricted Subsidiary’s business, as currently conducted, such Loan Party or Restricted Subsidiary owns, or possesses valid licenses or other rights to use all such software in all material respects.

5.10. Licenses and Permits. Except as set forth in Schedule 5.10, each of the Loan Parties and the Restricted Subsidiaries (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required to be procured as of the Third Amendment Closing Date by any applicable federal, state or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to be in compliance with or procure such licenses or permits would reasonably be expected to have a Material Adverse Effect.

5.11. No Default. As of the Closing Date, no Borrower is in default in the payment or material performance of any of its Material Contracts and no Event of Default under this Agreement has occurred and is continuing.

5.12. No Burdensome Restrictions. None of the Loan Parties nor any of the Restricted Subsidiaries is party to any contract or agreement the performance of which would reasonably be expected to have a Material Adverse Effect. Each Loan Party has heretofore delivered to Agent true and complete copies of all Material Contracts (or otherwise, to the extent required, provided a description of such Material Contracts (and any amendments thereto) entered into after the Closing Date in the applicable Narrative Report) to which it or its Restricted Subsidiaries is a party or to which they or any of their properties is subject.

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5.13. No Labor Disputes. None of the Loan Parties nor any of the Restricted Subsidiaries is involved in any labor dispute; there are no strikes or walkouts or union organization of any Loan Party’s nor any of the Restricted Subsidiaries’ employees threatened or in existence and no labor contract is scheduled to expire during the Term, in each case, that would reasonably be expected to have a Material Adverse Effect.

5.14. Margin Regulations. None of the Loan Parties nor any of the Restricted Subsidiaries is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of the sale of any of the Notes will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.15. Investment Company Act. None of the Loan Parties nor any of the Restricted Subsidiaries is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.16. Disclosure. No representation or warranty made by any of the Loan Parties or any of the Restricted Subsidiaries in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein when taken as a whole, not misleading in any material respect. There is no fact known to any of the Loan Parties or any of the Restricted Subsidiaries or which reasonably should be known to such Loan Party, which such Loan Party or such Restricted Subsidiaries, as applicable, has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which would reasonably be expected to have a Material Adverse Effect.

5.17. Swaps. No Borrower is a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.

~~5.18. Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Loan Party or any of their Restricted Subsidiaries or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.~~

5.18. [Reserved]

5.19. Application of Certain Laws and Regulations. None of the Loan Parties~~,~~ or Restricted Subsidiaries ~~or any Affiliate of any Loan Party or Restricted Subsidiary~~ is subject to any laws, statute, rule or regulation which regulates the incurrence of any Indebtedness, including laws, statutes, rules or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

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5.20. Business and Property of Loan Parties. Upon and after the Closing Date, the Loan Parties and their Restricted Subsidiaries do not propose to engage in any business other than business relating to oil field services and related activities and ancillary, supplementary and complementary lines of business. On the Third Amendment Closing Date, the Loan Parties and their Restricted Subsidiaries, taken as a whole, will own all the property and possess all of the rights and Consents necessary for the conduct of the business of the Loan Parties and their Restricted Subsidiaries, taken as a whole, except where such failure would not reasonably be expected to have a Material Adverse Effect.

5.21. Section 20 Subsidiaries. Borrowers do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

5.22. Anti-Terrorism Laws.

(a) General. None of the Loan Parties, Restricted Subsidiaries or any Affiliate of such Loan Parties or Restricted Subsidiaries is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b) Executive Order No. 13224. None of the Loan Parties, Restricted Subsidiaries or any Affiliate of such Loan Parties or Restricted Subsidiaries or their respective agents acting or benefiting in any capacity in connection with the Advances or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v) a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

(vi) a Person or entity who is affiliated or associated with a Person or entity listed above.

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None of the Loan Parties, Restricted Subsidiaries, any Affiliate of such Loan Parties or Restricted Subsidiaries, or any of its agents acting in any capacity in connection with the Advances or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

5.23. Trading with the Enemy. None of the Loan Parties or any of the Restricted Subsidiaries has engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.

5.24. Federal Securities Laws. Neither any Loan Party nor any of its Restricted Subsidiaries (a) is required to file periodic reports under the Exchange Act, (b) has any securities registered under the Exchange Act or (c) has filed a registration statement that has not yet become effective under the Securities Act.

5.25. Equity Interests. As of the Third Amendment Closing Date, the authorized and outstanding Equity Interests of each Loan Party and each of the Restricted Subsidiaries is as set forth on Schedule 5.25 hereto. All of the Equity Interests of each Loan Party and each of the Restricted Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and have been sold and delivered to the holders hereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities. As of the Third Amendment Closing Date, except for the rights and obligations set forth on Schedule 5.25, there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any Loan Party, or any of the holders of the Equity Interests issued by any Loan Party or any of its Restricted Subsidiaries, is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of Loan Parties and any of its Restricted Subsidiaries. Except as set forth on Schedule 5.25, Loan Parties and any of its Restricted Subsidiaries have not issued any securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

5.26. Commercial Tort Claims. No Loan Party is a party to any commercial tort claims exceeding $100,000 (either individually or in the aggregate), except as set forth on Schedule 5.26 hereto (as such Schedule may be amended and updated from time to time by written notice from the Borrowers to Agent in connection with the delivery of a Compliance Certificate pursuant to Section 9.8).

5.27. Letter of Credit Rights. No Loan Party has any letter of credit rights exceeding $100,000 (either individually or in the aggregate), except as set forth on Schedule 5.27 hereto (as such Schedule may be amended and updated from time to time by written notice form the Borrowers to Agent in connection with the delivery of a Compliance Certificate pursuant to Section 9.8).

5.28. Material Contracts. As of the Third Amendment Closing Date, Schedule 5.28 sets forth all Material Contracts of the Loan Parties and the Restricted Subsidiaries. All Material

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Contracts are in full force and effect and, except to the extent such defaults would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no defaults currently exist thereunder.

VI.	AFFIRMATIVE COVENANTS.

Each of the Loan Parties and their Restricted Subsidiaries shall, until payment in full of the Obligations and termination of this Agreement:

6.1. Payment of Fees. Pay to Agent, without duplication: on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrowers’ Account for all such fees and expenses.

6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Actively conduct and operate its business according to good business practices and maintain all of its properties necessary in its business (including the Collateral) in good working order and condition in all material respects (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all ~~licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks~~ Intellectual Property and any licenses under third party Intellectual Property, subject to the terms of any such licenses, and take all commercially reasonable actions necessary to enforce and protect the validity of any ~~intellectual property~~Intellectual Property right or other right included in the Collateral, except, in ~~each~~the case of any such Intellectual Property right, where the failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) preserve, renew and maintain in full force and effect (i) its legal existence under the laws of the jurisdiction of its organization and (ii) its good standing in the relevant jurisdictions of organization, and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so would reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so would reasonably be expected to have a Material Adverse Effect.

6.3. Violations. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Loan Party which ~~could~~would reasonably be expected to have a Material Adverse Effect.

6.4. Reserved.

6.5. Financial Covenants. If at any time during any fiscal quarter (the “Subject Quarter”) a Covenant Trigger Event shall have occurred ~~or~~and be continuing, cause to be maintained a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00 for the four-fiscal quarter period ending as of the last day of such Subject Quarter.

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6.6. Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

6.7. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so would not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Lenders.

6.8. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, and 9.13 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

6.9. Federal Securities Laws. Promptly notify Agent in writing if any Loan Party or any of its Subsidiaries (a) is required to file periodic reports under the Exchange Act, (b) registers any securities under the Exchange Act or (c) files a registration statement under the Securities Act.

6.10. Additional Guarantors; Further Assurances. Upon (w) the formation or acquisition of any new direct or indirect Subsidiary (other than an Excluded Subsidiary) by any Loan Party, (x) the designation in accordance with Section 6.11 of any existing direct or indirect Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary), (y) any existing Excluded Subsidiary ceasing to be an Excluded Subsidiary or (z) any Subsidiary of any Borrower being added as a borrower, a guarantor, or otherwise is an obligor under, or has granted a Lien on its assets as credit support for, the Notes Facility or the Term Loan Facility after the date of this Agreement, then such Borrower shall cause such Person to become a Guarantor and comply with the provisions of Article IV regarding the grant of security interests in its assets constituting Collateral by executing a supplement to this Agreement and to those Other Documents in the form attached hereto as Exhibit 6.10 (an “Additional Guarantor Supplement”) and, unless otherwise waived by Agent, the Borrowers will cause their counsel to simultaneously with the delivery of such supplement and such Guaranty deliver an Opinion of Counsel as to the enforceability, subject to customary exceptions, of such supplement to this Agreement and to such Other Documents in form and substance reasonably satisfactory to Agent on the date on which it was added. At any time or from time to time upon the reasonable request of Agent, Holdings, the Borrowers and each other Guarantor will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Agent may reasonably request in order to ensure that the Obligations under this Agreement are guaranteed by the Guarantors and that the Liens created hereunder and under the Other Documents continue to constitute first priority perfected security interests in the Collateral.

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6.11. Designation of Subsidiaries. The Board of Directors may, at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided, that immediately before and after such designation, (i) no Default or Event of Default shall have occurred and be continuing and (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of the Notes Facility or the Term Loan Facility or any Subordinated Indebtedness. For purposes of Section 7.4 hereof, designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall be deemed to be an acquisition by a Borrower of the Equity Interests of such Unrestricted Subsidiary at the date of designation for a purchase price and investments equal to (x) if such Restricted Subsidiary is being acquired by a Loan Party on such date of designation, the total aggregate value of all consideration (including all Earnouts) paid by such Loan Party for such acquisition and (y) in all other cases, the fair market value of the assets of such Restricted Subsidiary at such date of designation. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and, for purposes of Section 7.4 a return on any investment by the Issuer in Unrestricted Subsidiaries equal to the fair market value of the assets of such Subsidiary at such date of designation. Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.

6.12. Keepwell. If it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all CEA Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any Other Document in respect of CEA Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 6.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.10, or otherwise under this Agreement or any Other Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 6.10 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the Other Documents. Each Qualified ECP Loan Party intends that this Section 6.10 constitute, and this Section 6.10 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Borrower and Guarantor for all purposes of Section 1a(18(A)(v)(II) of the CEA.

6.13. Post-Closing Actions. Complete each of the actions described on Schedule 6.13 as soon as commercially reasonable and by no later than the date set forth in Schedule 6.13 with respect to such action or such later date as Agent may reasonably agree.

6.14. Minimum Cash Balance. Borrowers shall maintain with PNC at all times one or more interest bearing demand deposit accounts (which, for purposes hereof, may include money market accounts maintained with PNC and other bank accounts maintained

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with PNC, the balances in respect of which are invested in overnight funds), the sum of the balances of which, as of any date of determination, shall equal no less than fifty percent (50%) of the aggregate amount of unrestricted cash then held by Holdings and its Restricted Subsidiaries, and which would be reflected on a consolidated balance sheet of Holdings dated as of such date of determination, provided, however, that no bank account into which payments and remittances made by a Customer are deposited (whether such bank account is owned by a Borrower or by PNC) shall be required to be interest bearing pursuant to this Section 6.14.

6.15. Interest Rate Hedge. The Borrowers shall enter into, no later than ninety days after the Third Amendment Closing Date, and thereafter maintain at all times in full force and effect, an Interest Rate Hedge with regard to not less than $25,000,000 in principal amount with respect to the Term Loan Debt, on terms and conditions reasonably satisfactory to the Agent.

VII.	NEGATIVE COVENANTS.

No Loan Party shall, nor shall they permit any of the Restricted Subsidiaries to, directly or indirectly, until satisfaction in full of the Obligations (other than unasserted contingent indemnification obligations) and termination of this Agreement:

7.1. Merger, Consolidation, Acquisition and Sale of Assets.

(a) Enter into any merger, consolidation, liquidation, dissolution or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person; permit any other Person to consolidate or merge with or liquidate or dissolve into it or sell, lease, transfer or otherwise dispose of all of or a substantial portion of all of its assets to or in favor of any Person, provided, however that (i) any Restricted Subsidiary may merge, amalgamate or consolidate with (x) any Borrower (including a merger, the purpose of which is to reorganize such Borrower into a new jurisdiction); provided that (a) such Borrower shall be the continuing or surviving Person and (b) the resulting jurisdiction of reorganization is in the United States, or (y) one or more other Restricted Subsidiaries; provided that when any Person that is a Loan Party (other than a Borrower or Holdings) is merging, amalgamating or consolidating with a Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person unless the resulting investment made in connection with a Loan Party merging, amalgamating or consolidating with a non-Loan Party shall otherwise be a Permitted Investment; (ii) (x) any Subsidiary that is a non-Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is a non-Loan Party, (y) any Subsidiary (other than any Borrower) may liquidate or dissolve and (z) any Borrower or Subsidiary may change its legal form if, with respect to clauses (y) and (z), such Borrower determines in good faith that such action is in the best interest of such Borrower and if not materially disadvantageous to the Lenders (it being understood that in the case of any change in legal form, such Borrower will remain a Borrower and a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder and shall be organized in a jurisdiction in the United States); (iii) any Restricted Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction

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is a Loan Party, then (x) the transferee must be a Loan Party or (y) to the extent constituting an investment, such investment must be ~~a Permitted Investment~~an investment permitted pursuant to Section 7.4, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives Agent at least five (5) Business Days’ prior written notice of such ~~merger or consolidation~~transaction, (C) no Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, and (D) Agent’s rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation; and (iv) so long as no Event of Default has occurred and is continuing or would result therefrom, each of the following shall be permitted under this Section 7.1(a)(iv): a merger, consolidation, amalgamation, dissolution, liquidation, consolidation or sale or acquisition of assets, between the target and the applicable Borrower or Subsidiary, the purpose of which is to effect a Permitted Acquisition, or investment permitted under Section 7.4 or an acquisition of a substantial portion of the assets of any Person to the extent funded by capital contributions received by Holdings.

(b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) the sale of Inventory in the Ordinary Course of Business, (ii) the disposition of assets from any Loan Party or Restricted Subsidiary to any other Loan Party or any Subsidiary Guarantor, (iii) except as otherwise provided in Section 7.1(c) below, the disposition or transfer of obsolete and worn-out Equipment in the Ordinary Course of Business, (iv) licenses or sublicenses of Intellectual Property granted to any other Person in the Ordinary Course of Business (and any extension or renewal thereof) and the lapse or abandonment of non-material Intellectual Property, including Registered Intellectual Property, that is no longer used or useful in the business of any Loan Party or Subsidiary; (v) leasing or subleasing assets in the Ordinary Course of Business; (vi) except as otherwise provided in Section 7.1(c) below, subject to at least five (5) Business Days’ written notice of such Sale-Leaseback Transaction to Agent, the disposition of Equipment in connection with a Sale-Leaseback Transaction to the extent the Attributable Indebtedness incurred in connection with such Sale-Leaseback Transaction is permitted pursuant to clause (b) of the defined term “Permitted Indebtedness”, (~~v)~~vii) except as otherwise provided in Section 7.1(c) below, any other dispositions or transfers (other than sales, dispositions or transfers of Receivables) ~~during any fiscal year not to exceed $1,000,000, (vi~~, provided that the aggregate amount of such dispositions or transfers shall not exceed $3,000,000 since the Third Amendment Closing Date and the proceeds of such dispositions or transfers, to the extent constituting proceeds of Revolving Credit Priority Collateral, as defined in the Intercreditor Agreement, shall be subject to the terms of this Agreement and to the extent constituting proceeds of any assets or properties other than such Revolving Credit Priority Collateral, shall be applied in accordance with the terms of the Term Loan Agreement or the Note Purchase Agreement, as applicable, (viii) dispositions of Receivables, but only to the extent of a compromise, adjustment, write down or collection thereof or acceptance of any return of merchandise in connection therewith or the granting of any material discount, allowance or credits thereon, in each case, in the Ordinary Course of Business, or in connection with the bankruptcy or reorganization of the applicable Customer and dispositions of any securities received in any such bankruptcy or reorganization, (~~vii~~ix) the use or transfer of cash or Cash Equivalents in a manner that is not prohibited by this Agreement, (~~viii~~x) the making of an investment that is permitted to be made pursuant to Section 7.4, (~~ix~~xi) the making of a distribution in accordance with Section

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7.7, (~~x~~xii) dispositions of assets acquired pursuant to a Permitted Acquisition consummated within 12 months of the date of the proposed disposition (the “Subject Permitted Acquisition”) so long as (i) the proceeds of any such disposition of assets are used (x) to prepay the ~~Notes~~Term Loan in accordance with Section ~~2.5(a)~~5.02 of the Term Loan Agreement (without an option for reinvestment pursuant to such Section ~~2.5(b)~~5.02(f), but with the option of such lender to decline such prepayment pursuant to the terms thereof), or (y) after payment in full of the Term Loan, to prepay the Note Loan in accordance with the mandatory prepayment provisions of the Notes Facility (without an option for reinvestment), (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of the Loan Parties thereof and either (x) the fair market value of the assets to be so disposed do not exceed 25% of the fair market value of the total assets acquired from the Subject Permitted Acquisition or (y) the amount of EBITDA attributable to the assets to be so disposed does not exceed 25% of the total EBITDA attributable to the total assets acquired in such Subject Permitted Acquisition, and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the Subject Permitted Acquisition; provided, that ~~for~~ any such sale, lease, transfer or other disposition pursuant to this Section 7.1(b) (except pursuant to clauses (ii), (~~vi~~vii) and (~~ix~~x) or to any Borrower or a Subsidiary Guarantor) shall be for no less than the fair market value of the applicable property or assets at the time of such transaction.

(c) Notwithstanding anything to the contrary contained in this Agreement, in no event may any Borrower or other Loan Party sell, transfer or dispose (except to the limited extent permitted under Section 7.1 (b)(ii) and (v) above) of any ABL Equipment without the Agent’s prior written consent. Furthermore, and notwithstanding anything to the contrary provided for herein, with respect to any lease or transfer of any ABL Equipment otherwise permitted hereunder or any other disposition of ABL Equipment to which the Agent otherwise consents in writing that occurs after the date of the ABL Equipment Notice, (x) Borrowers shall provide at least ten (10) Business Day’s prior written notice to Agent of any such intended sale, lease, transfer or other dispositions of any ABL Equipment, which notice shall identify the applicable ABL Equipment and be accompanied by an updated Borrowing Base Certificate (which may continue to report the information as to Eligible Receivables and Eligible Inventory as reported in the most recent regularly scheduled Borrowing Base Certificate previously delivered by Borrowers pursuant to Section 9.2, as such information regarding Eligible Receivables and Eligible Inventory has been updated by all weekly reports of sales, receipts of case and collection (if any) required to be delivered by Borrowers to Section 9.2 since the delivery of that most recent Borrowing Base Certificate) setting forth a recalculation of the ABL Equipment Formula Amount as of such date after giving effect to such disposition of such ABL Equipment, (y) as of the date of such sale, lease, transfer or other disposition, after giving pro forma effect to such sale, lease, transfer or other disposition (and reflecting the recalculation of the Formula Amount pursuant to the updated Borrowing Base Certificate delivered pursuant to the foregoing clause (x) as provided for in the following sentence), (A) no Default or Event of Default shall have occurred or occur and be continuing, and (B) Borrowers shall have Undrawn Availability of at least $1,000,000, and (z) on the date of the closing of such sale, lease, transfer or other disposition, Borrowers shall deliver to Agent a certificate stating that such sale, lease, transfer or other disposition is to occur on that date and the conditions set forth in the foregoing clause (y) have been satisfied. Immediately

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upon delivery of the updated Borrowing Base Certificate provided for in clause (y) of the preceding sentence, the Formula Amount shall be recalculated in accordance with such updated Borrowing Base Certificate for all purposes under this Agreement and the Other Documents, provided that, if for any reason the Borrowers do not to consummate the intended sale, lease, transfer or disposition of the applicable ABL Equipment, Borrowers may give written notice to Agent of such event, and upon delivery of any such notice, the notice of disposition and updated Borrowing Base Certificate delivered under such clause (y) shall be deemed withdrawn for all purposes (and further provided that, any sale, lease, transfer or other disposition of such ABL Equipment after such deemed withdrawal must comply with the provisions of this paragraph as though such notice of disposition had never been given).

7.2. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

7.3. Guarantees. Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than in respect of the Obligations) except (a) as disclosed on Schedule 7.3, (b) guarantees of Indebtedness permitted under clause (e) of the definition of “Permitted Indebtedness”, (c) transactions permitted pursuant to Section 7.4 or 7.5 and Permitted Intercompany Investments ~~and~~, (d) the endorsement of checks in the Ordinary Course of Business (e) any Keane Completions Lease Guaranty and any other guaranty of real property lease obligations of any Restricted Subsidiary up to an aggregate amount, as to such Keane Completions Lease Guaranties and such guaranties, not to exceed $3,000,000 and (f) any guaranty or other contingent obligation (other than any guaranty of Indebtedness) to the extent a third party requires Holdings or any Restricted Subsidiary to provide such guarantee and the underlying obligations are otherwise permitted under the terms of this Agreement. For all purposes of this Agreement, the amount of any assumption, endorsement or guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such assumption, endorsement or guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by the Person assuming, or otherwise endorsing or guaranteeing such obligation.

7.4. Investments. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, except (a) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States having average maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof, (b) commercial paper and variable or fixed rate notes issued by a commercial bank that is organized under the laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development and is a member of the Federal Reserve System, and either (i) has combined capital and surplus of at least $500,000,000 or (ii) issues debt obligations, or is the Subsidiary of a holding company which issues debt obligations, that are rated not less

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than A (or the equivalent rating) by a nationally recognized investment rating agency (any such commercial bank, an “Approved Bank”) (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation (other than structured investment vehicles and other than corporations used in structured financing transactions) rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 180 days from the date of acquisition thereof, (c) time deposits or eurodollar time deposits with insured certificates of deposit, bankers’ acceptances or overnight bank deposits of, or letters of credit issued by an Approved Bank, in each case with maturities not exceeding 180 days from the date of acquisition thereof, (d) U.S. money market funds that invest solely in obligations set forth in Section 7.4(a), (e) Permitted Investments, (f) advances, loans or extensions of credit permitted under Section 7.5 and assumptions, endorsements and guarantees permitted under Section 7.3, and (g) the purchase or acquisition of obligations or Equity Interests of, or any other interest in, any Person (together with any Permitted Acquisitions accounted for as investments pursuant to this clause (g)) in an aggregate amount not to exceed (x) $5,000,000 since the Third Amendment Closing Date (less the amount of any advances, loans or extensions of credit made in reliance on the dollar amount set forth in Section 7.5(e)(x)) plus (y) the Cumulative Credit at such time (provided, that no Event of Default has occurred and is continuing or would result therefrom); further provided that, notwithstanding anything to the contrary provided for in the foregoing or otherwise in this Agreement, at any time when the Cumulative Credit shall be greater than $0, Loan Parties may not make any further investments in any ~~Urestricted~~Unrestricted Subsidiaries to the extent that, after giving effect to any such investment, the aggregate amount of all such investments in any Unrestricted Subsidiaries pursuant to this Section 7.4 would exceed $5,000,000 plus the amount of any return of capital deemed received by Loan Parties by the designation of any Unrestricted Subsidiaries as Restricted Subsidiaries pursuant to the penultimate sentence of Section 6.11, unless and except to the extent that, after giving effect to such investment, Liquidity exceeds $15,000,000.

7.5. Loans. Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory or the provision of services in the Ordinary Course of Business, (b) loans to employees in the Ordinary Course of Business not to exceed the aggregate amount of $1,000,000 at any time outstanding, (c) Permitted Intercompany Investments, (d) advances, loans or extensions of credit permitted under Section 7.4 and (e) advances, loans or extensions of credit in an aggregate amount not to exceed (x) $5,000,000 (less the amount of any investments made in reliance on the dollar amount set forth in Section 7.4(g)(x)) plus (y) the Cumulative Credit at such time (provided, that no Event of Default has occurred and is continuing or would result therefrom).

7.6. ~~Reserved.~~ Subsidiaries and Joint Ventures. Own or create directly or indirectly any Restricted Subsidiaries other than (a) any Restricted Subsidiary in existence on the Third Amendment Closing Date and (b) any Domestic Subsidiary formed or acquired after the Third Amendment Closing Date that, to the extent it is not an Excluded Subsidiary, has become a Subsidiary Guarantor by joining the Subsidiary Guaranty by delivering to the Agent an Additional Guarantor Supplement. Except for Joint Ventures in existence on the Third Amendment Closing Date, no Loan Party shall be or agree to be, nor shall any Loan Party permit any of its Restricted Subsidiaries to be or agree to be, a Joint Venture.

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7.7. Distributions. Pay or make any distribution in respect of any Equity Interest of any Loan Party or any of ~~the~~its Restricted Subsidiaries or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interest, or of any options to purchase or acquire any such Equity Interest of any Loan Party or any of the Restricted Subsidiaries except ~~that the Loan Parties and the Restricted Subsidiaries shall be permitted to make distributions~~: (A) to the extent and in accordance with the terms and conditions set forth in clauses (i) through (~~iv~~vi) below and (B) so long as a notice of termination with regard to this Agreement shall not be outstanding and no Event of Default shall have occurred and be continuing or would occur after giving pro forma effect to the distribution or payment described in this clause (B), and subject to written certification provided to Agent as to the purpose and amount of such distribution or payment (such certification to be provided in the Compliance Certificate delivered pursuant to Section 9.8 hereof), to its members or partners (as applicable), in an ~~aggregate amount equal to the Increased Tax Burden of its members or partners (as applicable), so long as (a) a notice of termination with regard to this Agreement shall not be outstanding, and (b) no Event of Default shall have occurred and be continuing or would occur after giving pro forma effect to such payment(s), and (c) the purpose for such purchase, redemption or distribution shall be as set forth in writing to Agent at least ten (10) days within the occurrence of such purchase, redemption or distribution and such purchase, redemption or distribution shall in fact been used for such purpose. Payments to members or partners (as applicable) shall be made so as to be available when the tax is due, including in respect of estimated tax payments. In the event (x) the actual distribution to members or partners (as applicable), made pursuant to this Section 7.7 exceeds the actual income tax liability of any of such members or partners, whether direct or indirect (as applicable), due to such Loan Party’s or Restricted Subsidiary’s status as a limited liability company or partnership (as applicable) or (y) if such Person was a subchapter C corporation, such Person would be entitled to a refund of income taxes previously paid as a result of a tax loss during a year in which such Person is a limited partnership or limited liability company (as applicable), then the members or partners (as applicable) shall repay such Person the amount of such excess or refund, as the case may be, no later than the date the annual tax return must be filed by such Person (without giving effect to any filing extensions). In the event such amounts are not repaid in a timely manner by any member or partners (as applicable), then such Loan Party or such Restricted Subsidiary shall not pay or make any distribution with respect to, or purchase, redeem or retire, any membership interest or partnership interest (as applicable) of such Person held or controlled by, directly or indirectly, such member or partner (as applicable), until such payment has been made;~~amount sufficient to enable the direct and indirect members of KGH to pay projected tax liabilities attributable to allocations of taxable income by KGH to them (“Tax Distributions”) using an assumed tax rate equal to the highest effective marginal combined U.S. federal, state, and local income tax rate prescribed for an individual resident in New York, New York (the “Assumed Tax Rate”); provided that (w) Tax Distributions from and after the Third Amendment Closing Date will be calculated based on the taxable income of KGH from such Third Amendment Closing Date, and in the case of Tax Distributions with respect to taxable years after the taxable year that includes such Third Amendment Closing Date (the “Closing Date Year”), shall take into account allocations of taxable losses with respect to

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the Closing Date Year and later taxable years such that Tax Distributions shall be required only to the extent aggregate allocations of taxable income from and after the Closing Date Year (with respect to which Tax Distributions have not been made) exceed such aggregate allocations of taxable losses; (x) Tax Distributions shall be paid not more than ten (10) days prior to April 15, June 15, September 15 and December 15 of each year based upon the determination by the tax matters partner of KGH of the amount equal to (y) the product of (A) the amount of taxable income allocated to each member of KGH for the period beginning in January of each such year and ending on March 31, May 31, August 31 and December 31 as if each such period were a taxable year and (B) the Assumed Tax Rate (such product, the “Baseline Tax Distribution Methodology”) minus (z) Tax Distributions previously made by Holdings with respect to any prior period within the same taxable year; provided that if taxable income is not allocated to the Class A Members of KGH pro rata in accordance with the number of Class A Units held by each Class A Member of KGH, then (I) KGH shall determine the Class A Member who has the greatest tax liability on a per-Class A Unit basis determined assuming such Class A Member is subject to tax at the Assumed Tax Rate with respect to the taxable income allocated to such Class A Member by KGH (the “High Tax Member”), (II) Holdings shall make Tax Distributions to KGH in an amount sufficient to allow the High Tax Member to pay his tax liability as so calculated and (III) Holdings shall make Tax Distributions to KGH in an amount equal, on a per-Class A Unit basis, to the Tax Distribution received by the High-Tax Member (the “Class A Member Tax Distribution Methodology”); provided further that the Tax Distribution shall be calculated on the basis of the Baseline Tax Distribution Methodology and not the Class A Member Tax Distribution Methodology once the aggregate amount of Tax Distributions made in respect of the Class A Members calculated on the basis of the Class A Member Tax Distribution Methodology exceeds the aggregate amount of Tax Distributions that would have been distributed in respect of the Class A Members had such Tax Distributions been calculated on the basis of the Baseline Tax Distribution Methodology by $15,000,000 (provided that, in the event the cumulative EBITDA for the relevant Fiscal Years exceeds $906,000,000, such $15,000,000 shall be increased proportionally). The Compliance Certificate shall, inter alia, include the calculation of the Tax Distributions for the Class A Members on the basis of the Class A Member Tax Distribution Methodology and the Baseline Tax Distribution Methodology and shall set forth the aggregate amount by which the amount of Tax Distributions made in respect of the Class A Members calculated on the basis of the Class A Member Tax Distribution Methodology exceeds the aggregate amount of Tax Distributions that would have been distributed in respect of the Class A Members had such Tax Distributions been calculated on the basis of the Baseline Tax Distribution Methodology. For purposes of this Section 7.7, “Class A Units” and “Class A Member” have the meanings ascribed to those terms in the Third Amended and Restated Limited Liability Company Agreement of Keane Group Holdings LLC, dated as of the Closing Date, as in effect on the Third Amendment Closing Date. To the extent that it shall be determined that the amount of any Tax Distributions have been underpaid or overpaid for any period (whether as a result of audit or other adjustments to KGH’s taxable income or otherwise), Holdings will adjust future Tax Distributions to take into account such overpayment or underpayment; provided that if it is determined that a Tax Distribution was overpaid by $5,000,000 or more, the direct or indirect members of KGH will each repay to KGH their shares of such Tax Distribution, and KGH shall repay any amount so received to Holdings;

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(i) each Restricted Subsidiary of a Borrower may pay dividends and distributions to such Borrower and the other Restricted Subsidiaries of such Borrower (and in the case of a dividend or distribution by a non-wholly owned Restricted Subsidiary, to a Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such non-wholly owned Restricted Subsidiary based upon their relative ownership interests of the relevant class of Equity Interests);

(ii) so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrowers and their Restricted Subsidiaries may (or may make dividends and distributions, the proceeds of which may be used by Holdings and/or any direct or indirect Parent to) repurchase, redeem, retire or otherwise acquire for value Equity Interests (including any stock appreciation rights or profit interests in respect thereof) of the Borrowers (or its direct or indirect ~~parent~~Parent), any Borrower or any of its Restricted Subsidiaries from current or former employees, directors or officers, provided that the aggregate cash payments in respect of such repurchases, redemptions, retirements and acquisitions shall not exceed $5,000,000 in any fiscal year, and provided further that at such time, if any, as such aggregate cash payments made in any fiscal year exceed $~~1,000,000~~2,500,000, then any such additional cash payments made during such fiscal year may be made only if (x) after giving effect to each such additional cash payment, Borrowers shall be in pro forma compliance with the minimum Fixed Charge Coverage Ratio covenant (whether or not in effect) set forth in Section 6.5 hereof, measured as at the end of the applicable Pro Forma Testing Period and calculated on a pro forma basis assuming that such payment had been made on the first day of such Pro Forma Testing Period, and (y) no later than five (5) Business Days prior to the making of such payment, Borrowers shall deliver a certificate of the Chief Financial Officer or Controller of Borrowing Agent certifying that the conditions of the preceding clause (x) were satisfied with respect to the making of such payment;

(iii) (x) Holdings and its Restricted Subsidiaries may make non-cash repurchases of Equity Interests of Holdings, any Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or similar equity incentive awards if such Equity Interest represents a portion of the exercise price of such options or similar equity incentive awards~~;~~, and (y) Holdings and its Restricted Subsidiaries may pay cash, in lieu of the issuance of fractional shares, upon the exercise of options, warrants or upon the conversion or exchange of Equity Interests of Holdings (or a direct or indirect Parent);

(iv) so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrowers and their Restricted Subsidiaries may make distributions and dividends (the proceeds of which may be used by Intermediate Holdco I and/or any direct or indirect Parent to make distributions and dividends) in an aggregate amount not to exceed ~~(x) the greater of (1)~~ $5,000,000 ~~and (2) 10% of Adjusted EBITDA for the four fiscal quarters most recently ended for which financial statements and a Compliance Certificate have been delivered in accordance with Section 9.6 or 9.7 (less the amount of any prepayments, redemptions, purchases, defeasances and other payments in respect of financings of Subordinated Indebtedness in reliance on the dollar amount set forth in Section 7.16(iv)(x)) plus~~

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~~(y) the Cumulative Credit at such time (provided, that with respect to any dividend or distribution made out of amounts under clause (a) of the definition of “Cumulative Credit” pursuant to this clause (y), (A) no Event of Default has occurred and is continuing or would result therefrom, (B) the Borrowers shall be in pro forma compliance with the minimum Fixed Charge Coverage Ratio covenant (whether or not in effect) set forth in Section 6.5 hereof measured as of the end of the applicable Pro Forma Testing Period and calculated on a pro forma basis assuming that such dividend or distribution had occurred on the first day of such Pro Forma Testing Period, (C) the Borrowers shall have a pro forma Leverage Ratio of not greater than 3.50 to 1.00, measured as of the end of the applicable Pro Forma Testing Period and calculated on a pro forma basis assuming that such dividend or distribution had occurred on the first day of such Pro Forma Testing Period, and (D) satisfaction of the foregoing clauses (A), (B) and (C) shall be evidenced by a certificate from a Chief Financial Officer of the Borrowers demonstrating such satisfaction calculated in reasonable detail); and~~since the Third Amendment Date;

(v) Without duplication of amounts permitted to be paid pursuant to Section 7.10 (d) hereof, Holdings and its Restricted Subsidiaries may make other distributions to pay customary fees and reimbursement of reasonable out-of-pocket costs of, and customary indemnities provided to or on behalf of, Holdings’ (or a direct or indirect Parent’s) directors and officers attributable to the ownership or operations of the Borrowers and their Subsidiaries; and

(vi) ~~(v)~~ the Borrowers and their Restricted Subsidiaries may make other distributions to Holdings to pay (or for Holdings to make distributions to any direct or indirect Parent to pay) (i) out-of-pocket legal, accounting and other general corporate overhead out-of-pocket costs incurred in the Ordinary Course of Business attributable to the ownership of the Borrowers and its Subsidiaries in an aggregate amount not to exceed $2,000,000 in any fiscal year, (ii) customary fees and reimbursement of reasonable out-of-pocket costs of, and customary indemnities provided to or on behalf of, Holdings’ or any direct or indirect Parent’s directors and officers attributable to the ownership or operations of the Borrowers and (iii) fees and expenses payable to COAC to the extent that the payment of such fees and expenses is permitted pursuant to Section 7.10(b).

7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except Permitted Indebtedness.

7.9. Nature of Business. Substantially change the nature of the business ~~in which it is presently engaged~~as described in Section 5.20, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business.

7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, including without limitation the payment of any management fees, except (a) transactions which are on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate; provided that, Borrowers shall disclose the terms and conditions of each transaction

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with any Affiliate(s) entered into in reliance on this Section 7.10 on the next Compliance Certificate delivered by Borrowers pursuant to Section 9.8 following the date the applicable Loan Party(ies) enter into such transaction, (b) the payment of fees and expenses to COAC, not exceeding $15,000,000 in the aggregate since the Third Amendment Closing Date in connection with the providing of advisory services ~~in an aggregate amount not to exceed $2,000,000 in any fiscal year~~, so long as such services and fees and expenses paid by any Loan Party in respect thereof are substantially comparable to the services, and the fees and expenses in respect to such services, that the Loan Parties could be expected to receive and pay, as applicable, from a third party providing substantially similar services, (c) entering into employment and severance arrangements, in the Ordinary Course of Business between any Loan Party or Restricted Subsidiary’s and its officers and employees, (d) the payment of customary fees and reimbursement of reasonable out-of-pocket costs of, and customary indemnities provided to or on behalf of directors, officers, non-Affiliated consultants and employees of the Loan Parties and their Restricted Subsidiaries) in the Ordinary Course of Business, (e) transactions permitted by ~~Section~~Sections 7.1, 7.3, 7.4, 7.5, 7.7, 7.8 or any Permitted Intercompany Investment, ~~and~~ (f) capital contributions made to Intermediate Holdco II, (g) transactions between or among the Loan Parties~~.~~, (h) Qualified Subordinated Indebtedness advanced by and owing to KGH by any one or more Loan Parties from time to time, and payment in respect thereof from any one or more Loan Parties to KGH in accordance with the terms of the Subordinated Loan Documentation for such Qualified Subordinated Indebtedness (to the extent such Subordinated Loan Documentation complies with the requirements of clause (c) of the definition of “Permitted Indebtedness”), all as and to the extent permitted by Sections 7.8 and 7.21(b)(A)(vii) hereof (if applicable), (i) transactions between or among the Loan Parties and between or among non-Loan Parties that, in each case, are otherwise expressly permitted hereunder, (j) transactions with an Affiliate where the only consideration paid by the Loan Parties or any Restricted Subsidiary is Equity Interests in, or cash funded with the proceeds of equity contributions made by, the direct or indirect Parent of Holdings, (k) transactions with or between Affiliates to the extent expressly contemplated by the Trican Acquisition Documents (as in effect on the Third Amendment Closing Date but, in the case of the Intellectual Property Agreements, Services Agreement and the Transition Services Agreement (as such terms are defined in the Trican Asset Purchase Agreement), subject to modification after the Third Amendment Closing Date to the extent such modification results from amendments, updates or replacements of the schedules thereto, so long as such modifications do not result, individually or in the aggregate, in a material increase in the payment obligations of Intermediate Holdco II and its Restricted Subsidiaries relative to any modifications to the changes in service or in a material decrease in the assets being transferred to, or services being performed on behalf of, Intermediate Holdco II and its Restricted Subsidiaries relative to any modifications to the changes in payment obligations) and (l) transactions with or between Affiliates to the extent approved in writing (by electronic mail or otherwise) by the Agent on the Third Amendment Closing Date.

7.11. ~~Reserved.~~Amendment to Commercial Agreements. Without the consent of the Agent (not to be unreasonably withheld, delayed or conditioned), terminate, amend, modify or waive any term or provision of the Commercial Agreements in a manner materially adverse to the interests of the Parent Guarantor or its Restricted Subsidiaries unless required by Law.

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7.12. Fiscal Year and Accounting Changes. Change its fiscal year from a year ending on December 31st or make any significant change (a) in accounting treatment and reporting practices except as required by GAAP or (b) in tax reporting treatment except as required by law.

7.13. Pledge of Credit. Now or hereafter pledge Agent’s or any Lender’s credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Borrower’s business as conducted on the date of this Agreement.

7.14. Amendment of Organizational Documents; Material Indebtedness.

(a) Without the consent of the Agent (such consent, in any case, not to be unreasonably withheld, delayed or conditioned), and notwithstanding anything to the contrary in the Intercreditor Agreement, terminate, amend, modify or waive any term or provision of its certificate of partnership, limited partnership agreement, certificate of formation, operating agreement or other organizational documents in a manner materially adverse to the interests of the Lenders unless required by law.

(b) Without the consent of the Agent (such consent, in any case, not to be unreasonably withheld, delayed or conditioned), terminate, amend, modify~~, change~~ or waive any term or condition in any manner materially adverse to the interests of the Lenders of any documentation in respect of any Indebtedness (other than pursuant to the Notes Documents and the Term Loan Documents) having an aggregate outstanding principal amount in excess of 7,500,000.

(c) Without the consent of the Agent (such consent, in any case, not to be unreasonably withheld, delayed or conditioned), terminate, amend, supplement, modify, change or waive any term or condition of any ~~documentation (including the Term Loan Agreement) related to the Term Loan Facility, in any manner materially adverse to the interests of the Lenders.~~Note Document or Term Loan Document (x) in the event that such termination, amendment, modification, change or waiver would contravene the provisions of the applicable Intercreditor Agreements or this Agreement or (y) in the event that such termination, amendment, supplement, modification, change or waiver is materially adverse to the Lenders, provided that, in no event shall any amendment, supplement, modification, change, or waiver (A) without the consent of the Agent (in its sole discretion) (i) increase any “applicable margin”, “applicable rate” or similar component of the interest rate or the method of computing interest (but excluding in all such cases any such increase on account of a default or event of default) or increase any LIBOR or base rate “floor” applicable to the Indebtedness under the Note Purchase Documents or the Term Loan Documents, in each case, by an amount in excess of 300 basis points for all such increases after the Third Amendment Closing Date (measured to include any increases after the Third Amendment Closing Date in the form of original issue discount, upfront fees in lieu of interest or similar fees in lieu of interest and any other increases after the Third Amendment Closing Date that result in an increase in yield, but specifically excluding (x) any fees of any kind paid under the Note Purchase Documents or the Term Loan Documents, in each case, on the

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Third Amendment Closing Date, and (y) customary fees paid by Borrowers in connection with amendments, waivers, increases in commitments or forbearance agreements entered into under the Note Purchase Documents or the Term Loan Documents, in each case, after the Third Amendment Closing Date), (ii) modify the amortization schedule or shorten the final maturity date under the Term Loan Agreement or the Note Purchase Agreement to a date earlier than the last day of the Term as in effect on the Third Amendment Date or (iii) amend, supplement, modify, change or waive any mandatory prepayment provisions of any Note Document or (B) prohibit, limit or otherwise restrict any “Permitted Refinancings” of the Obligations.

7.15. Compliance with ERISA. ~~(i) Engage~~Except where noncompliance or any liability could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (i) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA or Section 4975 of the Code, (ii) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Borrower or any member of the Controlled Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA~~,~~; (iii) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan ~~and which would reasonably be expected to have a Material Adverse Effect~~; (iv) fail promptly to notify Agent of the occurrence of any Termination Event, (v) fail to comply, or permit ~~a~~any member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan ~~and which would reasonably be expected to have a Material Adverse Effect; or~~; (vi) fail to meet, permit any member of the Controlled Group to fail to meet, or permit any Plan to fail to meet, all minimum funding requirements under ERISA and the Code, without regard to any waivers or variances, or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect to any Plan~~.~~; or (vii) maintain, or permit any member of the Controlled Group to maintain or become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan other than those Plans disclosed on Schedule 5.8(d).

7.16. Prepayment of Subordinated Indebtedness; Payments of Qualified Subordinated Indebtedness. At any time, directly or indirectly, prepay any Subordinated Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Subordinated Indebtedness or make any payment in respect of Qualified Subordinated Indebtedness (other than payments of interest to the extent paid-in-kind through the addition to the principal amount thereof), except (i) Permitted Refinancings (as such term is defined in clause (d) of the defined term Permitted Indebtedness), (ii) the conversion or exchange of any Subordinated Indebtedness to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect Parents, (iii) the prepayment of Indebtedness by any Borrower or any Restricted Subsidiary to any Borrower or any Restricted Subsidiary, and (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Subordinated Indebtedness (including cash or non-cash payments in respect of Qualified Subordinated Indebtedness or clause (c) of the definition of Permitted Indebtedness) prior to their scheduled maturity in an aggregate amount not to exceed (x) ~~the greater of (1)~~ $5,000,000 ~~and (2) 10% of Adjusted EBITDA for the four fiscal quarter period most recently ended (for which financial statements and a Compliance~~

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~~Certificate have been delivered in accordance with Section 9.6 or 9.7 (less the amount of any distributions made in reliance on the dollar amount set forth in Section 7.7(iv)(x))~~ plus (y) the Cumulative Credit at such time (provided, that with respect to ~~any prepayment, redemption, purchase, defeasance or other payment in respect of Subordinated Indebtedness made out of amounts under clause (a) of the definition of “Cumulative Credit”pursuant to this clause (y~~this subclause (iv), (A) no Event of Default has occurred and is continuing or would result therefrom, (B) the Borrowers shall be in pro forma compliance with the minimum Fixed Charge Coverage Ratio covenant (whether or not in effect) set forth in Section 6.5 hereof measured as of the end of the applicable Pro Forma Testing Period and calculated on a pro forma basis assuming that such redemption, purchase, defeasance or other payment had occurred on the first day of such Pro Forma Testing Period, (C) the Borrowers shall have a pro forma Leverage Ratio of not greater than 3.50 to 1.00, measured as of the end of the applicable Pro Forma Testing Period and calculated on a pro forma basis assuming that such redemption, purchase, defeasance or other payment had occurred on the first day of such Pro Forma Testing Period, and (D) satisfaction of the foregoing clauses (A), (B) and (C) shall be evidenced by a certificate from a Chief Financial Officer of the Borrowers demonstrating such satisfaction calculated in reasonable detail).

7.17. Burdensome Agreements. ~~None of~~Enter into any agreement containing any provision which would (i) be breached by the borrowing of Advances by any Borrower hereunder or by the performance by the Loan Parties or ~~the~~their respective Restricted Subsidiaries ~~shall enter into or permit to exist any agreement or obligation (other than this Agreement, the Other Documents or the Term Loan Agreement) that limits the ability of (a) any Restricted Subsidiary to pay dividends or make distributions to~~ of any of their obligations hereunder or under any Other Document, (ii) limit the ability of any Loan Party or any ~~of its~~ Restricted ~~Subsidiaries, or (b)~~Subsidiary of any Loan Party to create, incur, assume or suffer to exist Liens on ~~any~~the property of such Person for the benefit of the Lenders with respect to the Obligations or under this Agreement and the Other Documents, (iii) create or permit to exist or become effective any encumbrance or restriction on the ability of any Loan Party or Restricted Subsidiary of any Loan Party to (w) make restricted payments to any Loan Party, or pay any Indebtedness owed to any Loan Party, (x) make loans or advances to any Loan Party, (y) transfer any of its assets or properties to any Loan Party, or (z) guarantee the Indebtedness of any Loan Party or (iv) require the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person, provided that the foregoing ~~clauses (a) and (b)~~ shall not apply to agreements or obligations which:

(i) exist on the Closing Date and are listed on Schedule 7.17 to this Agreement and, to the extent such obligations are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such obligation or limitation;

(ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of a Loan Party, so long as such obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary of such Loan Party;

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(iii) are customary restrictions that arise in connection with any Permitted Encumbrance or disposition permitted by Section 7.1,

(iv) ~~are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures constituting Permitted Investments or otherwise permitted under this Agreement and applicable solely to such joint venture,~~[reserved],

(v) are customary restrictions on leases, subleases, licenses, cross-licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto,

(vi) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any of the Loan Parties or the Restricted Subsidiaries,

(vii) are customary provisions restricting assignment of any agreement entered into in the Ordinary Course of Business,

(viii) are restrictions on cash or other deposits imposed by customers under contracts entered into in the Ordinary Course of Business,

(ix) comprise restrictions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 7.08 that are, taken as a whole, no more restrictive with respect to any Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as such Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder.

7.18. Anti-Terrorism Laws. None of the Loan Parties or Restricted Subsidiaries Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement, nor shall it permit any Affiliate or agent to:

(a) Conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person.

(b) Deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

(c) Engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA PATRIOT Act or any other Anti-Terrorism Law. The Loan Parties and the Restricted Subsidiaries shall deliver to Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming Loan Parties’ and Restricted Subsidiaries’ compliance with this Section.

7.19. Trading with the Enemy Act. Engage in any business or activity in violation of the Trading with the Enemy Act.

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7.20. Note Debt and Term Loan Debt. (a) At any time directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire or make any principal payment on account of the repayment or redemption of the Note Debt, except (i) regularly scheduled payments or acquisitions of principal provided for in, and mandatory prepayments of principal required under, the Note Documents as in effect on the Third Amendment Closing Date or as thereafter amended with the consent of the Agent, Notes Agent and the Note Purchasers, (ii) principal payments or acquisitions thereof solely from the proceeds of Notes/Term Priority Collateral, (iii) principal payments or acquisitions thereof solely from the Retained Declined Proceeds (as defined in the Notes Purchase Agreement), and (iv) optional prepayments or acquisitions thereof so long as after giving effect to such prepayment or acquisition, Liquidity exceeds $15,000,000.

~~7.20. Term Loan Debt.~~(b) At any time directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire or make any principal payment on account of the repayment ~~or redemption~~ of the Term Loan Debt, except (i) regularly scheduled payments ~~or acquisitions~~ of principal provided for in, and mandatory prepayments of principal required under, the Term Loan Documents as in effect on the Third Amendment Closing Date or as thereafter amended with the consent of the Agent, Term Loan Agent and the Term Loan Lenders, (ii) principal payments ~~or acquisitions~~ thereof solely from the proceeds of Notes/Term Priority Collateral, (iii) principal payments ~~or acquisitions~~ thereof solely from the Retained Declined Proceeds (as defined in the ~~Term~~Notes Loan Agreement), and (iv) optional prepayments or acquisitions thereof so long as after giving effect to such prepayment or acquisition, Liquidity exceeds $15,000,000.

7.21. Permitted Activities.

(a) With respect to Holdings, ~~(A)~~ engage in any material operating or business activities or own any material assets; provided that the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of the Equity Interests of the Borrowers and activities incidental thereto (to the extent otherwise expressly permitted hereunder), including payment of dividends, distributions and other amounts in respect of its Equity Interests, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to this Agreement, the Other Documents, the Note Documents and the Term Loan Documents, (iv) any public offering of its common stock or any other issuance or sale of its Equity Interests (other than Disqualified Equity Interests), payment of dividends, distributions or other amounts, making contributions to the capital of any Borrower and guaranteeing the obligations of any Borrower, (v) participating in tax, accounting and other administrative matters as a member of the consolidated group of KGH and any Borrower, (vi) providing indemnification to officers and directors ~~and~~, (vii) the providing of guarantees and incurrence of other contingent obligations to the extent a third party requires any Restricted Subsidiary to provide such guarantees or incur such contingent obligations and the underlying obligations are otherwise permitted under the terms of this Agreement, (viii) any transaction required in connection with the Trican Acquisition Documents, as in effect on the Third Amendment Closing Date and (ix) any activities incidental to the foregoing ~~and (B) own any Equity Interests other than Equity Interests in any Borrower~~.

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(b) So long as financial statements of KGH and its consolidated Subsidiaries are being provided in lieu of financial statements of the Borrowers and ~~its~~their consolidated Subsidiaries in accordance with Section 9.5, with respect to KGH, ~~(A)~~ engage in any material operating or business activities or own any material assets; provided that the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of the Equity Interests of Holdings and activities incidental thereto, including payment of dividends, distributions and other amounts in respect of its Equity Interests~~,~~; (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) any public offering of its common stock or any other issuance or sale of its Equity Interests (other than Disqualified Equity Interests), payment of dividends, distributions or other amounts, making contributions to the capital of Holdings, (iv) participating in tax, accounting and other administrative matters as a member of the consolidated group of KGH, Holdings and the Borrowers, (v) providing indemnification to officers and directors, (vi) the providing of guarantees ~~in respect of the obligations of Holdings or any of its Subsidiaries; provided that the aggregate amount of guaranteed obligations shall not exceed $1,000,000 at any time outstanding~~and incurring other contingent obligations to the extent a third party requires any Restricted Subsidiary to provide such guarantees or incur such contingent obligations and the underlying obligations are otherwise permitted under the terms of this Agreement; (vii) the performance of the activities set forth on Schedule 7.21; (viii) any transactions required by the Trican Acquisition Documents, as in effect on the Third Amendment Closing Date and (~~vi~~ix) any activities incidental to the foregoing ~~and (B) own any Equity Interests other than Equity Interests in any Borrower~~.

VIII.	CONDITIONS PRECEDENT.

8.1. Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

(a) Agreement and Note. Agent shall have received duly executed counterparts of this Agreement and the Note duly executed and delivered by an authorized officer of each Borrower;

(b) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(c) Collateral Access Agreements. Agent shall have used commercially reasonable efforts to deliver to Agent landlord, mortgagee or warehouseman agreements satisfactory to Agent in its commercially reasonable judgment with respect to such premises leased by Borrowers at which Inventory and books and records are located as Agent may reasonably require;

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(d) Guarantees and Other Documents. Agent shall have received (i) the executed Guarantees, (ii) the executed Guarantor Security Agreement and (iv) the executed Other Documents, all in form and substance satisfactory to Agent;

(e) ~~Term Loan~~Note Purchase Agreement; Intercreditor Agreement. Agent shall have received (i) true, correct and complete copies of the ~~Term Loan~~Note Purchase Agreement, duly executed by the parties thereto, certified as such by an appropriate officer of Borrowers and (ii) the Intercreditor Agreement, duly executed in form and substance reasonably satisfactory to Agent;

(f) Environmental Due Diligence. Agent acknowledges that it has completed a due diligence examination of Borrowers’ policies and procedures regarding compliance with Environmental Laws and Borrowers’ environmental insurance policies;

(g) Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(g).

(h) Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of the Borrowers dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct in all material respects (except to the extent any such representation or warranty is already qualified as to materiality, Material Adverse Effect or similar language, in which case each such representation or warranty (after giving effect to any qualification therein) shall be true and correct in all respects) on and as of such date with the same effect as though made on and as of such date (it being understood and agreed that any representation or warranty which by its terms expressly relates to an earlier date shall be required to be true and correct in all material respects as of such earlier date) and (ii) on such date no Default or Event of Default has occurred or is continuing;

(i) Borrowing Base. Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date;

(j) Blocked Accounts. To the extent so requested, Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral;

(k) Proceedings of Loan Parties. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Managers, Managing Member, or General Partner (as applicable) of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement, the Note, and all Other Documents (collectively the “Documents”) and (ii) the granting by each Loan Party of the security interests in and liens upon the Collateral in each case certified by the senior officer, Managing Member or

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General Partner (as applicable) of each Loan Party as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(l) Incumbency Certificates of Loan Parties. Agent shall have received a certificate of the senior officer, Managing Member or General Partner of each Loan Party, dated the Closing Date, as to the incumbency and signature of the senior officer, Managing Member or General Partner of each Loan Party, as applicable, executing this Agreement, the Other Documents, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such senior officer, Managing Member or General Partner;

(m) Certificates. Agent shall have received a copy of the certificate of formation, certification of limited partnership or certificate of incorporation, as applicable, of each Loan Party, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of formation together with copies of the operating agreement, limited partnership agreement or bylaws, as applicable, of each Loan Party and all agreements of each Loan Party’s members, partners or board of directors, as applicable, certified as accurate and complete by the senior officer, Managing Member or General Partner of each Loan Party, as applicable;

(n) Good Standing Certificates. Agent shall have received good standing certificates for each Loan Party dated not more than 30 days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Loan Party’s jurisdiction of formation and each jurisdiction where the conduct of each Loan Party’s business activities or the ownership of its properties necessitates qualification except, where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect;

(o) Legal Opinion. Agent shall have received the executed legal opinion of (i) Schulte Roth & Zabel LLP in form and substance reasonably satisfactory to Agent which shall cover such matters customary to commercial lending transactions and (ii) Clark Hill PLC, local Pennsylvania course to Loan Parties in form and substance satisfactory to Agent which shall cover such matters customary to commercial lending transactions including perfection with respect to Drilling, and each Loan Party hereby authorizes and directs each such counsel to deliver such opinions to Agent and Lenders;

(p) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the officers or directors of any Loan Party (A) in connection with this Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could reasonably be expected to have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(q) Collateral Examination and Appraisals. Agent acknowledges that it has completed satisfactory Collateral examinations and received satisfactory appraisals of the Receivables, Inventory and General Intangibles of each Loan Party and all books and records in connection therewith;

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(r) Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including pursuant to Article III hereof;

(s) Pro Forma Financial Statements; Historical Financial Statements. Agent shall have received a copy of (i) the Pro Forma Financial Statements, (ii) the Audited Financial Statements, and (iii) the financial statements described in Section 9.7 (or the financial statements of Holdings (together with the additional information required by Section 9.5) for each subsequent fiscal quarter ended at least forty-five (45) days prior to the Closing Date, each of which shall be satisfactory in all respects to Agent;

(t) Insurance. Agent shall have received in form and substance reasonably satisfactory to Agent, certified copies of Loan Parties’ casualty insurance policies and environmental insurance required by this Agreement, together with loss payable endorsements on Agent’s standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Loan Parties’ liability insurance policies required by this Agreement, together with endorsements naming Agent as an additional insured;

(u) Payment Instructions; Payoff Documents.

(i) Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(ii) With respect to the application of such proceeds in satisfaction of the indebtedness owing by Loan Parties under the Existing Credit Facilities, Agent shall have received in form and substance satisfactory to Agent copies of all documentation evidencing the satisfaction of such indebtedness, the release of all obligors of any monetary obligations thereunder, and the termination and release of all liens securing such indebtedness; and

(iii) On the Closing Date, after giving effect to the Refinancing none of the Loan Parties nor Restricted Subsidiaries shall have any Indebtedness for borrowed money except (i) the Advances, (ii) the Term Loan Debt and (iii) any Permitted Indebtedness.

(v) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall reasonably deem necessary;

(w) No Adverse Material Change. (i) since December 31, 2013, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;

(x) Reserved;

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(y) Reserved;

(z) Undrawn Availability. After giving effect to the initial Advances hereunder, Borrowers shall have Undrawn Availability of at least $7,500,000;

(aa) Compliance with Laws. Agent shall be reasonably satisfied that each Borrower is in material compliance with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, ~~the~~ Environmental ~~Protection Act~~Laws, ERISA and the Trading with the Enemy Act; and

(bb) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

8.2. Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all material respects (except to the extent any such representation or warranty is already qualified as to materiality, Material Adverse Effect or similar language, in which case each such representation or warranty (after giving effect to any qualification therein) shall be true and correct in all respects) on and as of such date (it being understood and agreed that any representation or warranty which by its terms expressly relates to an earlier date shall be required to be true and correct in all material respects as of such earlier date);

(b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

(c) Maximum Advances. In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.	INFORMATION AS TO BORROWERS.

Each of the Loan Parties and the Restricted Subsidiaries shall, or (except with respect to Section 9.11) shall cause Borrowing Agent on its behalf to, until satisfaction in full of the

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Obligations (other than Letters of Credit that have been cash collateralized and unasserted contingent indemnification obligations) and the termination of this Agreement:

9.1. Disclosure of Material Matters. Promptly upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral, including any Loan Party’s reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

9.2. Schedules. Deliver to Agent on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable ageings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, (c) Inventory reports and (d) a Borrowing Base Certificate in form and substance reasonably satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement); provided that, (x) at any time following the occurrence and during the continuance of an Event of Default, if so requested by Agent in its Permitted Discretion, Borrowers shall deliver Borrowing Base Certificates at more frequent intervals calculated as of such interim dates as Agent may require and (y) regardless of whether Agent shall have exercised its rights under the preceding clause (x), Borrowers shall deliver to Agent on the first Business Day of each week a weekly report updating the most recently delivered Borrowing Base Certificate to reflect sales, receipts of cash and collections during the preceding week. At all times on and after the date of the ABL Equipment Notice, the Borrowing Base Certificate delivered by Borrowers pursuant to clause (d) of the preceding sentence shall include (x) a representation and certification from Borrowers that, since the date of the last Borrowing Base Certificate delivered by Borrowers under this Section 9.2, no ABL Equipment has been (i) sold or otherwise disposed of (whether or not in accordance with the provisions of this Agreement), (ii) the subject of any casualty, accident or loss (whether or not insured and whether or not irreparable) – ordinary wear and tear and ordinary maintenance excepted, (iii) taken pursuant to any condemnation proceeding or (iv) otherwise ceased to constitute Eligible ABL Equipment, or, if such a representation or certification would be untrue as to any one or more item(s) of ABL Equipment, a description by Borrowers of the applicable/affected ABL Equipment and the details of such occurrence, and (y) a calculation (in form and format reasonably agreed to by Agent and Borrowing Agent from time to time), as the last day of the applicable month, of the current ABL Equipment Formula Amount. In addition, each Borrower will deliver to Agent at such intervals as Agent may require in its Permitted Discretion: (i) confirmatory assignment schedules; (ii) copies of Customer’s invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require in its Permitted Discretion including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any reasonable manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent in its Permitted Discretion and executed by each Borrower and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral. Notwithstanding the requirement contained in the first sentence of this

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Section 9.2 regarding the delivery of a Borrowing Base Certificate to the Agent on a monthly basis, Borrowing Agent, at its option, may elect to deliver a Borrowing Base Certificate to Agent (x) at any time, promptly following any date on which Keane Completions repays or returns to Borrowers any Permitted Investment pursuant to Section 7.4(e) hereof or repays to Borrowers any intercompany loan or advance made pursuant to Section 7.5(e) hereof or (y) on the 15th day of the month following the month during which such repayment or return shall have occurred. In either case, such Borrowing Base Certificate shall reflect the dollar-for-dollar reduction in the amount of ~~the~~ Special Reserve A, in accordance with the definition thereof, to the extent applicable, so long as Agent shall have received, concurrently with the delivery of any such Borrowing Base Certificate, reasonably satisfactory evidence of such repayment or return, and the amount thereof.

9.3. Environmental Reports. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President of Borrowing Agent stating, to the best of his knowledge, that each Borrower is in compliance in all respects with all federal, state and local Environmental Laws, to the extent set forth in Section 5.7 of this Agreement. If any Borrower is not in such compliance to such extent with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve such compliance.

9.4. Litigation. Promptly notify Agent in writing of any claim, litigation, suit or administrative proceeding affecting any Borrower or any Guarantor, or any of the Restricted Subsidiaries, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case affects a material portion of the Collateral or which would reasonably be expected to have a Material Adverse Effect.

9.5. Material Occurrences; Material Contracts. Promptly notify Agent in writing upon the occurrence of: (i) any Event of Default; (ii) any event of default under the Term Loan Documents; (iii) any event of default under the Subordinated Loan Documentation; (iv) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party or the Restricted Subsidiaries as of the date of such statements; (v) any ~~accumulated retirement plan~~ funding deficiency which~~,~~ if ~~such deficiency continued for two plan years and was~~ not corrected as provided in Section 4971 of the Code~~,~~ could subject any Loan Party or the Restricted Subsidiaries or any member of the Controlled Group to a tax imposed by Section 4971 of the Code; (vi) without limiting the generality of clause (~~a~~i), notice of any Event of Default under Section 10.11, including the names and addresses of the holders of such Indebtedness with respect to which such Event of Default has occurred, and the amount of such Indebtedness; and (vii) any other development in the business or affairs of any Borrower or any Guarantor, or any of the Restricted Subsidiaries, which would reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

9.6. Parent Financials. Notwithstanding the requirements of Sections 9.7, 9.8 and 9.9, the obligations to deliver the financial statements of the Borrowers may be satisfied by (A) on and after the Closing Date (and until an election made pursuant to clause (B) below), furnishing

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the applicable financial statements of KGH and its consolidated Subsidiaries and (B) to the extent the Borrowers have provided at least thirty (30) days’ prior written notice to Agent as to such change, Holdings and its consolidated Subsidiaries; provided that, (i) such information is accompanied by unaudited consolidating information that explains in reasonable detail the differences between the information relating to either KGH or Holdings, as applicable, and its consolidated Subsidiaries, on the one hand, and the information relating to the Borrowers and their consolidated Subsidiaries on a standalone basis, on the other hand and (ii) to the extent annual financial statements provided pursuant to this Section 9.6 are in lieu of the annual financial statements required to be provided under Section 9.7, such annual financial statements are accompanied by a report and opinion of KPMG LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

9.7. Annual Financial Statements. Furnish Agent with respect to each fiscal year, within one hundred and twenty (120) days~~, in each case,~~ after the end of the fiscal year of ~~Borrowers~~Holdings in respect of each subsequent delivery hereunder, (a) financial statements of ~~Borrowers and their Subsidiaries on a consolidated basis~~Holdings on a Consolidated Basis including, but not limited to, statements of income and members’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification ~~by an~~or exception by KPMG LLP or any other independent certified public accounting firm selected by Borrowers and reasonably satisfactory to Agent (the “Accountants”). The Borrowers shall use their commercially ~~reasonably~~reasonable efforts to cause such report of the Accountants to be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, ~~and such report shall contain or have appended thereto calculations or confirmations which set forth Borrowers’ compliance with the requirements or restrictions imposed by Sections 6.5, 6.10, 7.4, 7.5, 7.6, 7.7 and 7.8 hereof, (b) a Compliance Certificate and (c) a Narrative Report.~~

9.8. Quarterly Financial Statements. Furnish Agent within (x) sixty (60) days after the end of the first fiscal quarter following the Third Amendment Closing Date and (y) forty five (45) days after the end of each subsequent fiscal quarter, (a) an unaudited balance sheet and unaudited statements of members equity and cash flow of Borrowers, in each case on a consolidated basis and an unaudited statement of income of Borrowers and their Subsidiaries on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year and prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring

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year end adjustments that individually and in the aggregate are not material to Borrowers’ business, (b) a management’s discussion and analysis in respect of the quarter financial statements described in clause (a) (including comparisons to prior quarters and prior years), (c) a Compliance Certificate and (~~c~~d) a Narrative Report.

9.9. Monthly Financial Statements. Furnish Agent within (x) forty five (45) days after the end of each of the first full three months following the Third Amendment Closing Date and (y) thirty (30) days after the end of each subsequent month (other than for the months of March, June, September and December) which shall be delivered in accordance with Sections 9.7 and 9.8 as applicable), an unaudited balance sheet and unaudited statements of members equity and cash flow of Borrowers and their Subsidiaries, in each case on a consolidated basis and an unaudited statement of income of Borrowers and their Subsidiaries on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to Borrowers’ business. The reports shall be accompanied by a Compliance Certificate.

9.10. Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, (i) with copies of such financial statements, reports and returns as any Loan Party and any of its Restricted Subsidiaries shall send to its partners and members~~.~~ and (ii) copies of all material notices and reports, and financial statements, in each case sent pursuant to the Notes Documents or the Term Loan Documents and the Subordinated Loan Documentation (to the extent any Subordinated Indebtedness is outstanding).

9.11. Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by the Loan Parties and the Restricted Subsidiaries including, (a) copies of all environmental audits and reviews within the possession or control of any Loan Party with respect to any matter for which notice was provided to the Agent, pursuant to Section 4.19, (b) with respect to any Borrower’s opening of any new office or place of business or any Borrower’s closing of any existing office or place of business, notice thereof, within 10 Business Days after such opening or closing (provided that nothing contained in the foregoing shall be deemed to contradict or limit Borrowers’ separate obligations to give prior written notice with respect to the opening of certain new offices or places of business as required and set forth in Section 4.5(c) hereof), and (c) promptly upon any Loan Party learning thereof, notice of any labor dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party is a party or by which any Loan Party is bound, in each case under this clause (c), to the extent that the occurrence thereof would reasonably be expected to result in a Material Adverse Effect.

9.12. Projected Operating Budget. Furnish the Agent no later than thirty (30) days after the beginning of the Borrowers’ fiscal year commencing with the fiscal year ending ~~on or about~~ December 31, 2014, a quarter by quarter projected operating budget and cash flow of Borrowers and its Subsidiaries on a consolidated basis for such fiscal year (including an income statement

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for each quarter and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of the Borrowers to the effect that such projections have been prepared on a reasonable and good faith basis (in light of then prevailing current market conditions), pursuant to sound financial planning practices consistent with past budgets and financial statements (it being understood that projections by their nature are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and the Restricted Subsidiaries, that no assurances can be given that such projections will be realized, and that actual results may differ in a material manner from such projections).

9.13. Variances From Operating Budget. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7, 9.8 and 9.9, a written report summarizing all material variances (including, without limitation, comprehensive income statements and balance sheet items) from budgets submitted by Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

9.14. Notice of Suits, Adverse Events. Furnish Agent with prompt written notice of (i) any lapse or other termination of any material Consent issued to any Loan Party or the Restricted Subsidiaries by any Governmental Body or any other Person that is material to the operation of any Loan Party’s or any Restricted Subsidiary’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any of the Loan Parties or the Restricted Subsidiaries with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any of the Loan Parties or the Restricted Subsidiaries, or if copies thereof are requested by any Lender, and (iv) copies of any material notices and other material communications from any Governmental Body or Person which specifically relate to any of the Loan Parties or the Restricted Subsidiaries.

9.15. Unrestricted Subsidiaries. Simultaneously with the delivery of each set of financial statements referred to in Sections 9.7, 9.8 and 9.9 above, the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.

9.16. ERISA Notices and Requests. ~~Furnish~~If it could reasonably result in a Material Adverse Effect (a) furnish Agent with prompt written notice (but no later than five (5) Business Days following knowledge of an event) in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, or notice that a Termination Event is reasonably likely to occur, together with a written statement describing such Termination Event and the action, if any, which such Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, or (ii) any Borrower ~~or any member of the Controlled Group~~ knows or has reason to know that a prohibited transaction (as defined in ~~Sections~~Section 406 of ERISA ~~and~~or 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower ~~or any member of the Controlled Group~~ has taken, is taking or proposes to take with respect thereto, (iii) a funding

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waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur; (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under the Code or ERISA on or before the due date for such installment or payment; or (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan or (d) a Multiemployer Plan ~~is subject to~~in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA.

(b) At any time after the date of this Agreement, any of the Borrowers, any or their Restricted Subsidiaries or any member of the Controlled Group maintains, or contributes to (or incurs an obligation to contribute to), a Pension Benefit Plan or Multiemployer Plan which is not set forth in Schedule 5.8, then the Borrowers shall deliver to the Agent an updated Schedule 5.8 as soon as practicable, and in any event within twenty (20) days after any of the Borrowers, such Restricted Subsidiary or such member of the Controlled Group maintains or contributes (or incurs an obligation to contribute) thereto.

9.17. Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X.	EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1. Nonpayment. Failure by any Borrower to (a) pay any principal on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or (b) pay when due any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document and such failure to pay when due any amount described in this clause (b) shall continue for three (3) Business Days;

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10.2. Breach of Representation. Any representation or warranty made or deemed made by any Borrower or any Guarantor in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

10.3. Financial and other Information. Failure by any Loan Party to (i) furnish financial and other information pursuant to Sections 9.2, 9.7, 9.8, 9.9, 9.12 or 9.13 when due or when requested which is unremedied for a period of five (5) Business Days, or (ii) promptly permit the inspection, conducted in accordance with the terms of Section 4.10 of this Agreement, of its books or records;

10.4. Judicial Actions. Issuance of a notice of Lien, levy, assessment, injunction or attachment against any Loan Party’s Inventory, Receivables or against a portion of any Loan Party’s other property, such Lien, levy, assessment, injunction or attachment is not stayed or lifted within thirty (30) days, and the imposition or issuance thereof is reasonably likely to have a Material Adverse Effect;

10.5. Noncompliance. (a) failure or neglect of any Borrower or any Guarantor to perform, keep or observe any term, provision, condition, or covenant contained in any of Sections 2.22, 4.1, 4.2, 4.3, 4.4, 4.5, 4.15(h) and 6.5, or Article VII (other than 7.15), and any Sections 9.1, 9.4, 9.5 and 9.15 of this Agreement, and (b) except as otherwise provided in Sections 10.1, 10.3 and 10.5(a), failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant, contained in this Agreement or in any Other Agreement which is not cured within thirty (30) days after the earlier of the date on which (i) a Responsible Officer of a Loan Party becomes aware of such failure and (ii) notice thereof shall have been given to the Borrowers by the Agent;

10.6. Judgments. ~~Any judgment or~~One or more judgments are rendered against any Borrower or any Guarantor for an aggregate amount in excess of $~~4.000,000~~7,500,000 or against all Borrowers or Guarantors for an aggregate amount in excess of $~~4,000,000~~7,500,000 and (a) enforcement proceedings shall have been commenced by a creditor upon such judgment, (b) there shall be any period of forty-five (45) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (c) any such judgment results in the creation of a Lien upon any of the Collateral (other than a Permitted Encumbrance); provided, however, that any such judgment shall not give rise to an Event of Default under this Section 10.6 for so long as (i) the amount of such judgment is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (ii) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment, order, award or settlement;

10.7. Bankruptcy. Any Borrower or any Guarantor or any Restricted Subsidiary of any Borrower or any Guarantor shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) make a general assignment for the benefit of creditors, (c) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (d) be adjudicated a bankrupt or insolvent, (e) file a petition seeking to take

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advantage of any other law providing for the relief of debtors, (f) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (g) take any action for the purpose of effecting any of the foregoing;

10.8. Inability to Pay. Any Loan Party shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

10.9. [Reserved].

10.10. Lien Priority. Any Lien created hereunder or provided for hereby or under any Other Document for any reason (other than the failure of Agent to make required filings or take required actions based on accurate information timely provided by the Loan Parties) ceases to be or is not a valid and perfected Lien having a first priority interest, which failure to be valid, perfected or having the priority required (x) involves Collateral with a fair market value in excess of $~~50,000~~250,000 or (y) is not cured within five (5) Business Days after the earlier of the date on which (i) a Responsible Officer of a Loan Party becomes aware of such failure and (ii) written notice thereof shall have been given to any Borrower by the Agent;

10.11. Cross Default. Any specified “event of default” under either (A) the Notes Facility or the Term Loan Facility or (B) to the extent having an aggregate outstanding principal amount in excess of $7,500,000, any other Indebtedness of any Loan Party (Indebtedness under either clause (A) or (B), “Subject Indebtedness”), or any other event or circumstance which would accelerate or permit the ~~holder~~holders of any such Subject Indebtedness to accelerate such Subject Indebtedness (and/or the obligations of the Loan Party thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Subject Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Subject Indebtedness), in any such case after giving effect to any applicable notice, grace or cure periods;

10.12. Termination of Guaranty or Guaranty Security Agreement. Termination (other than in accordance with the terms thereof) by any Guarantor of any Guaranty, Guaranty Security Agreement or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty, Guaranty Security Agreement or similar agreement;

10.13. Change of Ownership. Any Change of Control shall occur;

10.14. Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Borrower or any Guarantor (except in accordance with its terms), or any Borrower or any Guarantor shall so claim in writing to Agent or any Lender;

10.15. Reserved;

10.16. Seizures. Any material portion of the Collateral shall be seized or taken by a Governmental Body which results in Liquidity being less than $7,500,000 for a period of thirty (30) consecutive days;

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10.17. ~~Reserved;~~ Governmental Bodies. Any Loan Party shall have failed to obtain, maintain, or comply with the terms and conditions of the Consent of any Governmental Body, where such failure to obtain, maintain or comply would reasonably be likely to have a Material Adverse Effect;

10.18. Pension Plans. An event or condition specified in Section 7.15 or 9.16 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, a liability to a Plan or the PBGC (or both) which would have or be reasonably likely to have a Material Adverse Effect; or

10.19. Anti-Money Laundering/International Trade Law Compliance. Any representation or warranty contained in Section 16.18 is or becomes false or misleading at any time.

XI.	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.

11.1. Rights and Remedies.

(a) Upon the occurrence and during the continuance of: (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; (ii) any of the other Events of Default, at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances; and (iii) without limiting Section 8.2 hereof, any Default under Sections 10.7(f) hereof arising from a filing of a petition against any Loan Party in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be suspended until such time as such involuntary petition shall be dismissed or an Event of Default under Section 10.7 shall occur. Upon the occurrence and during the continuance of any Event of Default, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Upon the occurrence and during the continuance of any Event of Default, Agent may enter any of any Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Loan Parties to make the Collateral available to Agent at a convenient place. Upon the occurrence and during the continuance of any Event of Default, with or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or

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sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Loan Party. In connection with the exercise of the foregoing remedies, including the sale of Inventory, at such time as Agent shall be lawfully entitled to exercise such remedies, and for no other purpose. Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Agent is granted permission to use all of each Loan Party’s (a) trademarks, trade styles, tradenames, patents, patent applications, copyrights, service marks, licenses, franchises and other proprietary rights which are used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.6 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Loan Parties shall remain liable to Agent and Lenders therefor.

(b) To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for Agent: (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b).

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Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Loan Party or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).

11.2. Agent’s Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder.

11.3. Setoff. Subject to Section 14.12, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence and during the continuance of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Loan Party’s property held by Agent and such Lender to reduce the Obligations.

11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5. Equity Cure Right. Notwithstanding the provisions of Section 10.5 or this Article XI to the contrary, any Original Owner or any of its Affiliates may, but shall not be obligated to, cure any potential Event of Default under Section 6.5 (such Event of Default, a “Financial Covenant Default”) by making a capital contribution into Holdings in the form of new cash equity contributions ~~or the provision of~~by providing to Holdings ~~of~~ the cash proceeds of unsecured Subordinated Indebtedness in an aggregate amount, in either case, equal to the amount that, when added to EBITDA on a dollar-for-dollar basis for the relevant testing period, would have caused the Borrowers to be in full compliance with Section 6.5 for such testing period (each, an “Equity Cure”); provided that (a) such Equity Cure must be effected no later than ten (10) days after the delivery of the Compliance Certificate describing the applicable Financial Covenant Default (or the date on which such Compliance Certificate was required to have been delivered to the Agent), (b) no more than one (1) Equity Cure may be made in respect of any four-quarter fiscal period, (c) no more than two (2) Equity Cures may be made during the term of this Agreement, (d) the amount of such Equity Cure may not exceed the aggregate amount necessary to cure the Financial Covenant Default and (e) on the date of such Equity Cure, Borrowers shall have Undrawn Availability, calculated on an average basis for the period of ten (10) consecutive Business Days ending on such date, of not less than $2,500,000. Upon the receipt by Holdings of each such Equity Cure, each such Financial Covenant Default shall be recalculated giving effect to the following pro forma adjustments:

(a) EBITDA shall be increased, solely for the purpose of determining the existence of an Event of Default under Section 6.5 (and not pro forma compliance with Section 6.5 required by any other provision of this Agreement), with respect to the relevant four-quarter fiscal period and all future four-quarter fiscal periods that includes the fiscal quarter in respect of which such Equity Cure was made; and

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(b) if, after giving effect to the foregoing recalculations, Borrowers shall then be in compliance with the requirements of Section 6.5, Borrowers shall be deemed to have satisfied the requirements of Section 6.5 (solely for purposes of determining compliance with Section 6.5, and not pro forma compliance with Section 6.5 required by any other provision of this Agreement, with the same effect as though there had been no failure to comply therewith, and the Financial Covenant Default that had occurred shall be deemed not to have occurred for purposes of this Agreement and the Other Documents.

11.6. Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral may, at Agent’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees, which shall be limited to one outside counsel and one local counsel in each relevant jurisdiction) of Agent in connection with enforcing its rights and the rights of Lenders under this Agreement and the Other Documents and any protective advances made by Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to Agent;

THIRD, to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees, which shall be limited to one outside counsel and one local counsel in each relevant jurisdiction for each Lender) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;

FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest;

FIFTH, to the payment of the outstanding principal amount of the Obligations (including the payment or cash collateralization of any outstanding Letters of Credit as provided for in Section 3.2(b));

SIXTH, to all other Obligations (other than unasserted contingent indemnification obligations for which no claim has been asserted) and other obligations which shall have become due and payable under the Other Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances held by such Lender bears to

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the aggregate then outstanding Advances) of amounts available to be applied pursuant to clauses “FOURTH”, “FIFTH” and “SIXTH” above; (iii) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent as cash collateral as provided for in Section 3.2(b) hereof and applied (A) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section 11.6, and (iv) notwithstanding anything to the contrary in this Section 11.6, no CEA Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty (including sums received as a result of the exercise of remedies with respect to such Guaranty) or from the proceeds of such Non-Qualifying Party’s Collateral if such CEA Swap Obligations would constitute Excluded Hedge Liabilities, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Borrowers and/or Guarantors that are Eligible Contract Participants with respect to such CEA Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 11.6.

XII.	WAIVERS AND JUDICIAL PROCEEDINGS.

12.1. Waiver of Notice. Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2. Delay. No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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XIII.	EFFECTIVE DATE AND TERMINATION.

13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until January 8, 2019 (the “Term”) unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon thirty (30) days’ prior written notice upon payment in full of the Obligations; provided that a notice of termination delivered by Borrowing Agent may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of a securities offering or the consummation of a Change of Control or a similar transaction, in which case such notice may be revoked by Borrowing Agent if such condition is not satisfied.

13.2. Termination. The termination of the Agreement shall not affect Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully paid, disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Loan Party have been paid in full. Accordingly, each Loan Party waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Loan Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid in full.

XIV.	REGARDING AGENT.

14.1. Appointment. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 3.3(a) and 3.4, charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

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14.2. Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (a) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (b) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Loan Party to perform its obligations hereunder or under any Other Document. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party. The duties of Agent as respects the Advances to Loan Parties shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or under any Other Document except as expressly set forth herein.

14.3. Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of each Borrower and each Guarantor in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (b) its own appraisal of the creditworthiness of each Borrower and each Guarantor. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of any Borrower or any Guarantor, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of any Borrower, or the existence of any Event of Default or any Default.

Agent may resign on sixty (60) days’ written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers.

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Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent’s resignation as Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

14.4. Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

14.5. Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.6. Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

14.7. Indemnification. To the extent Agent is not reimbursed and indemnified by Loan Parties, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

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14.8. Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.9. Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13 or Borrowing Base Certificates from any Borrower pursuant to the terms of this Agreement which any Borrower is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders.

14.10. Borrowers’ Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

14.11. No Reliance on Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti- Terrorism Law, including any programs involving any of the following items relating to or in connection with any Loan Party, its Affiliates or its agents, this Agreement, the Other Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any record-keeping, (c) comparisons with government lists, (d) customer notices or (e) other procedures required under the CIP Regulations or such other laws.

14.12. Other Agreements. Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Borrower or any deposit accounts of any Borrower now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

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XV.	BORROWING AGENCY.

15.1. Borrowing Agency Provisions.

(a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof. Each Borrower waives all suretyship defenses.

15.2. Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

XVI. MISCELLANEOUS.

16.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Loan Party

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with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the City of New York, Borough of Manhattan, State of New York, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent’s option, by service upon Borrowing Agent which each Loan Party irrevocably appoints as such Loan Party’s Agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Loan Party waives the right to remove any judicial proceeding brought against such Loan Party in any state court to any federal court. Any judicial proceeding by any Loan Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, Borough of Manhattan, County of New York, State of New York.

16.2. Entire Understanding.

(a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Loan Party, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Loan Party’s, Agent’s and each Lender’s respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing and in accordance with this Agreement. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrowers may, subject to the provisions of this Section 16.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall be effective if the effect would:

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(i) ~~except in connection with any increase pursuant to Section 2.24 hereof,~~ increase the Commitment Percentage, the maximum dollar commitment of any Lender or the Maximum Revolving Advance Amount unless consented to in writing by each Lender;

(ii) extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders hereunder pursuant to this Agreement, in each case, unless consented to in writing by each Lender;

(iii) alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b) unless consented to in writing by each Lender;

(iv) release (i) any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000 or (ii) any Guarantor (other than in accordance with the provisions of this Agreement) unless consented to in writing by each Lender;

(v) change the rights and duties of Agent unless consented to in writing by the Required Lenders and Agent;

(vi) permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount unless consented to in writing by each Lender; or

(vii) increase the Advance Rates above the Advance Rates in effect on the Closing Date unless consented to in writing by each Lender.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Loan Parties, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied or such Lender does not respond or reply to Agent within five (5) Business Days of delivery of such request, then PNC shall, at its option or at the request of the Borrowing Agent, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by Agent (the “Designated Lender”), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event PNC requires any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within forty five (45) days following such Lender’s denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agent.

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Notwithstanding (a) the existence of a Default or an Event of Default, (b) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or (c) any other provision of this Agreement, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to ten percent (10%) of the Formula Amount for up to sixty (60) consecutive Business Days (the “Out-of-Formula Loans”). If Agent determines in its sole and absolute discretion to permit such Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Lenders do make Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a). For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either “Eligible Receivables” or “Eligible Inventory”, as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall use its efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, Agent is hereby authorized by Borrowers and Lenders, from time to time in Agent’s sole discretion, (A) after the occurrence and during the continuance of an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make Revolving Advances to Borrowers on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement; provided, that at any time after giving effect to any such Revolving Advances the outstanding Revolving Advances do not exceed one hundred and ten percent (110%) of the Formula Amount.

16.3. Successors and Assigns; Participations; New Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of Loan Parties, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

(b) Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating

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interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a “Participant”). Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that Borrowers shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Each Borrower hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances.

(c) Any Lender, with (i) the consent of Agent which shall not be unreasonably withheld, conditioned or delayed and (ii) in the case of any sale, assignment or transfer to an entity that is not a Qualified Bank, the consent of Borrowing Agent, which shall not be unreasonably withheld, conditioned or delayed (provided that no such consent of Borrowing Agent shall be required in any case after the occurrence and during the continuance of an Event of Default), may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a “Purchasing Lender”), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Borrower consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents made in compliance with this Section 16.3(c).

(d) Any Lender, with the consent of Agent which shall not be unreasonably withheld, conditioned or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or

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otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Borrower hereby consents to the addition of such Purchasing CLO. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing. Notwithstanding the foregoing or anything to the contrary set forth herein, no assignment or transfer shall be made at any time to any Defaulting Lender or any of its Affiliates or any Person, who, upon becoming a Lender would constitute a Defaulting Lender.

(e) (i) Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrower (solely for tax purposes), maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal (and stated interest thereon), accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO. An Advance may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. The Register shall be available for inspection by the Borrowing Agent and any Lender (with respect to any entry relating to such Lender’s Advances and commitments)at any reasonable time and from time to time upon reasonable prior notice.

(ii) In the event that any Lender sells participations in any Advance hereunder, such Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower (solely for tax purposes), maintain a register on which it enters the name of all participants in such Advances held by it and the principal amount (and stated interest thereon) of the portion of such Advance which is the subject of the participation (the “Participant Register”), provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a

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Participant’s interest in any Advances or other Obligations) except to the extent that such disclosure is necessary to establish that such Advances or other Obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. An Advance may be participated in whole or in part only by registration of such participation on the Participant Register.

(f) Each Borrower authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning such Borrower which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Borrower.

(g) Any sale, assignment or transfer made by a transferee Lender pursuant to paragraph (c) or (d) of this Section 16.3 shall include a sale, assignment or transfer of all or a portion of such Lender’s rights and obligations under both the Revolving Advances, to the extent set forth in the applicable Commitment Transfer Supplement or Modified Commitment Transfer Supplement, as applicable.

16.4. Application of Payments. To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

16.5. Indemnity. Except for taxes (other than Other Taxes) which shall be covered by Section 3.10 only, each Loan Party shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each an “Indemnitee” and, collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable and documented out pocket costs, expenses and disbursements of any kind or nature whatsoever (including reasonable and documented fees and disbursements of counsel, but subject to the number of counsel set forth in the paragraphs labeled “First” and “Third” in Section 11.6 of this Agreement) which may be imposed on, incurred by, or asserted against Agent or any Lender in any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of (x) the gross negligence or willful misconduct of the party being indemnified (as determined by a court of competent jurisdiction in a final and non-appealable judgment), or (y) disputes solely among Agent, Lenders and their respective Participants. Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable and documented out pocket costs, expenses and disbursements of any kind or nature whatsoever (including reasonable and documented fees and disbursements of counsel, but subject to the number of counsel set forth in the paragraphs labeled “First” and “Third” in Section 11.6 of this Agreement)

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asserted against or incurred by any of the indemnitees described above in this Section 16.5 by any Person under any Environmental Laws by reason of any Loan Party’s failure to comply with such Environmental Laws. Additionally, if any stamping, recording or similar taxes (“Other Taxes”) shall be payable by Agent, Lenders or Loan Parties on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Loan Parties will pay within 10 Business Days (or will promptly reimburse Agent and Lenders for payment thereof within 10 Business Days) all such Other Taxes, including interest and penalties thereon, and will indemnify and hold the Indemnitees harmless from and against all liability in connection therewith provided, that Loan Parties have received written demand therefore specifying in reasonable detail the nature and amount of such taxes.

16.6. Notice. Any notice or request hereunder may be given to Borrowing Agent or any Loan Party or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a “Website Posting”) if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective:

(a) In the case of hand-delivery, when delivered;

(b) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d) In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e) In the case of electronic transmission, when actually received;

(f) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and

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(g) If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to Borrowing Agent or any Loan Party shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.

(A)	If to Agent or PNC at:

PNC Bank, National Association

340 Madison Avenue

New York, NY 10173

Attention:          Edward Chonko, Vice President

Telephone:        (212) 752-6091

Facsimile:         (212) 303-0060

with a copy to:

PNC Bank, National Association

PNC Agency Services

PNC Firstside Center

500 First Avenue, 4th Floor

Pittsburgh, Pennsylvania 15219

Attention:          Lisa Pierce

Telephone:        (412) 762-6442

Facsimile:         (412) 762-8672

with an additional copy to:

Blank Rome LLP

405 Lexington Avenue

New York, New York 10174

Attn:                  Robert Stein

Telephone:        (212) 885-5206

Facsimile:         (917) 332-3750

(B)	If to a Lender other than Agent, as specified on the signature pages hereof

(C)	If to Borrowing Agent or any Loan Party:

~~101 Keane~~2121 Sage Road, Suite 370

~~Lewis Run, PA 16738~~

Houston, Texas 77056

Attention:         Greg Powell

Telephone:       (814) 363-9380

Facsimile:        (814) 363-9334

with a copy (which shall not constitute notice) to:

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Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention:         Kirby Chin, Esq.

Telephone:       (212) 756-2555

Facsimile:        (212)593-5955

and to:

Cerberus Capital Management

875 Third Avenue

New York, New York 10022

Attention:         Lisa Gray, Esq.

Telephone:       (212) 284-7925

Facsimile:        (212) 750-5212

16.7. Survival. The obligations of Loan Parties under Sections 2.2(f), 3.7, 3.8, 3.9, 4.19(h), and 16.5 and the obligations of Lenders under Section 14.7, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

16.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.9. Expenses. Except for taxes (other than Other Taxes) which shall be solely covered by Section 3.10, all reasonable and documented costs and expenses including reasonable and documented attorneys’ fees (but subject to the number of counsel set forth in the paragraphs labeled “First” and “Third” in Section 11.6 of this Agreement) and disbursements incurred by Agent on its behalf or on behalf of Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral or enforcement of this Agreement or any of the Other Documents, or (b) in connection with the entering into, modification, amendment and administration of this Agreement or any of the Other Documents or any consents or waivers hereunder or thereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent’s security interest in or Lien on any of the Collateral, or maintaining, preserving or enforcing any of Agent’s or any Lender’s rights hereunder or under any of the Other Documents and under all related agreements, documents and instruments, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent’s or any Lender’s transactions with any Borrower, any Guarantor or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement or any of the Other Documents and all related agreements, documents and instruments, may be charged to Borrowers’ Account and shall be part of the Obligations.

16.10. Injunctive Relief. Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at

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law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.11. Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Borrower or any Guarantor (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.

16.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

16.13. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

16.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

16.15. Confidentiality; Sharing Information. Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) on a confidential basis to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (b) on a confidential basis to Agent, any Lender or to any prospective Transferees, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Loan Party of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Loan Party other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Loan Party hereby authorizes each Lender to share any information

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delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement.

16.16. Publicity. Each Loan Party and each Lender hereby authorizes Agent, after Agent has received the prior written consent of the Borrowing Agent, to make appropriate announcements of the financial arrangement entered into among Loan Parties, Agent and Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate. No Lender may make any such announcement without the prior written consent of Agent and the Borrowing Agent, such consent to be given or withheld in Agent’s or Borrowing Agent’s sole and absolute discretion.

16.17. Certifications From Banks and Participants; USA PATRIOT Act.

(a) Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

(b) The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time to time request, and Loan Party shall provide to Lender, Loan ~~Partie’s~~Parties’ name, address, tax identification number and/or such other identifying information as shall be necessary for Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.

16.18. Anti-Terrorism Laws.

(a) Loan Party represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

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(b) Loan Party covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Loan Party shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.

16.19. Acknowledgement of Prior Obligations and Continuation Thereof. Each Borrower and Guarantor hereby: (a) consents to the amendment and restatement of the Original Agreement by this Agreement; (b) acknowledges and agrees that (i) its obligations owing to the Agent and the Lenders, and (ii) the prior grant or grants of Liens in favor of Agent for the benefit of Lenders in its properties and assets, whether under the Original Agreement or under any Other Document to which it is a party, shall also be for the benefit of the Lenders and in respect of the Obligations of such Person under this Agreement and the Other Documents executed in connection herewith to which it is a party; (c) reaffirms (i) all of its obligations owing to Agent and/or the Lenders, and (ii) all prior grants of Liens in favor of Agent under the Original Agreement and each Other Document; (d) agrees that, except as expressly amended hereby or in a separate amendment thereto, each of the existing Other Documents to which it is a party is and shall remain in full force and effect and all references in any such Other Document to “the Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Original Agreement shall mean the Original Agreement as amended and restated by this Agreement; and (e) confirms and agrees that all outstanding principal, interest and fees and other Obligations under the Original Agreement outstanding immediately prior to the Closing Date shall, to the extent not paid on the Closing Date, from and after the Closing Date, be, without duplication, Obligations owing and payable pursuant to this Agreement and the Other Documents as in effect from time to time, shall accrue interest thereon or otherwise be chargeable, as specified in this Agreement, and shall be secured by this Agreement and the Other Documents.

16.20. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the priority of the Liens granted to the Agent in the Collateral pursuant to this Agreement and the Other Documents and the exercise, after the occurrence and during the continuance of an Event of Default, of any right or remedy by the Agent or any Lender with respect to certain of the Collateral hereunder or under any Other Document are subject to the provisions of the Intercreditor Agreement. In the event of any direct and irreconcilable conflict between the terms of the Intercreditor Agreement and this Agreement with respect to (a) the priority of Liens granted to the Agent in the Collateral pursuant to this Agreement and the Other Documents or (b) the rights of the Agent or any Lender under this Agreement with respect to certain Collateral after the occurrence and during the continuance of an Event of Default, the terms of the Intercreditor Agreement shall govern and control. Any reference in this Agreement or any Other Document to “first priority lien” or words of similar effect in describing the Liens created hereunder or under any Other Document shall be understood to refer to such priority as set forth

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in the Intercreditor Agreement. Nothing in this Section 16.20 shall be construed to provide that any Borrower or Guarantor is a third party beneficiary of the provisions of the Intercreditor Agreement and each Borrower or Guarantor (x) agrees that, except as expressly otherwise provided in the Intercreditor Agreement, nothing in the Intercreditor Agreement is intended or shall impair the obligation of any Borrower or Guarantor to pay the obligations under this Agreement or any Other Document as and when the same become due and payable in accordance with their respective terms, or to affect the relative rights of the creditors of any Borrower or Guarantor, other than the Agent and the Lenders as between themselves and (y) if the Agent shall enforce its rights or remedies in violation of the terms of the Intercreditor Agreement, agrees that it shall not use such violation as a defense to any enforcement of remedies otherwise made in accordance with the terms of this Agreement and the Other Documents by the Agent or any Lender or assert such violation as a counterclaim or basis for set-off or recoupment against the Agent or any Lender and agrees to abide by the terms of this Agreement and to keep, observe and perform the several matters and things herein intended to be kept, observed and performed by it. In furtherance of the foregoing, notwithstanding anything to the contrary set forth herein, prior to the Payment In Full of the Notes Obligations and the Term Loan Obligations (each term as defined in the Intercreditor Agreement) to the extent that any Borrower or Guarantor is required to (i) give physical possession over any Notes/ Term Loan Priority Collateral to the Agent under this Agreement or the Other Documents, such requirement to give possession shall be satisfied if such Collateral is delivered to and held by the ~~Term Loan~~Controlling Agent, pursuant to and as defined under the Intercreditor Agreement and (ii) take any other action with respect to the Collateral or any proceeds thereof, including delivery of such Collateral or proceeds thereof to the Agent, such action shall be deemed satisfied to the extent undertaken with respect to ~~the Term Loan~~such Controlling Agent.

16.21. Payoff of Term Loans, Release of KGH and Partial Release of Collateral.

(a) Effective upon receipt by PNC, in its capacity as the Agent under the Original Agreement, on the date hereof of the sum of $42,363,746.44 (the “Term Loan Repayment”), representing the aggregate amount of (x) $42,321,425.00 in principal outstanding as of the date hereof immediately prior to the effectiveness of this Agreement with respect to the Term Loan (as defined in the Original Agreement) (the “Existing Term Loan”) made available to Frac, Drilling, Frac ND, Keane TX and KGH in their capacities as the “Borrowers” under the Original Agreement (collectively, in such capacities, the “Existing Borrowers”) and (y) $42,321.44 in interest accrued and outstanding with respect to the Existing Term Loan as of the date hereof immediately prior to the effectiveness of this Agreement, the Existing Term Loan and all “Obligations” (as defined in the Original Credit Agreement) of the Existing Borrowers relating or arising solely with respect to the Existing Term Loan (the “Existing Term Loan Obligations”) shall be satisfied in full.

(b) Effective immediately and automatically (with the requirement of any further action by any Person) upon receipt by PNC, in its capacity as the Agent under the Original Agreement, of the Term Loan Repayment and the effectiveness of this Agreement:

(i) All indebtedness, liabilities and obligations of KGH in its capacity as an Existing Borrower of any kind or nature under the Original Credit Agreement and the “Other Documents” (as defined in the Original Agreement) (the “Existing Other Documents”)

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(expressly excluding any indemnification obligations under the Original Credit Agreement and the Existing Other Documents that expressly survive termination thereof) (collectively, the “KGH Obligations”) shall be deemed satisfied in full, terminated and released;

(ii) Any and all Liens of PNC, in its capacity as the Agent under the Original Agreement, of any kind or nature with respect to the “Collateral” (as defined in the Original Agreement) of KGH (collectively, the “KGH Collateral”) created pursuant to the Original Agreement or any Existing Other Document shall be released, terminated and cancelled;

(iii) Any and all Liens of PNC, in its capacity as the Agent under the Original Agreement, of any kind or nature with respect to (x) that portion of the “Collateral” (as defined in the Original Agreement) of Frac, Drilling, Frac ND, and Keane TX and (y) that portion of the “Collateral” (as defined in that certain Guaranty and Suretyship Agreement dated as of July 8, 2011 executed by Kean Frac GP in favor of Agent) of Keane Frac GP (collectively under such clauses (x) and (y) as to each of Frac, Drilling, Frac ND, Keane TX and Keane Frac GP, as applicable, the “Existing Operating Borrower/GP Collateral”) that does not constitute (as applicable) (A) Collateral (as defined herein) of Frac, Drilling, Frac ND, and Keane TX or (B) “Collateral” (as defined in that certain Amended and Restated Guaranty and Suretyship Agreement dated as of the date hereof executed by Kean Frac GP and Holdings in favor of Agent (the “A&R Guaranty”)) of Keane Frac GP (collectively under such clauses (A) and (B) as to each of Frac, Drilling, Frac ND, Keane TX and Keane Frac GP, as applicable, the “Continuing Collateral”; that portion of the Existing Operating Borrower/GP Collateral that does not constitute Continuing Collateral, collectively as to each of Frac, Drilling, Frac ND, Keane TX and Keane Frac GP, as applicable, the “Released Collateral”) shall be released, terminated and cancelled; provided that, nothing in paragraph (iii) or otherwise in this Agreement nor the A&R Guaranty shall be deemed or construed under any circumstances to release, terminate, cancel, impair, impact or affect in any way, or to impair, impact or affect in any way the perfection or priority of, or to constitute any novation of, any of the Liens granted to Agent in the Continuing Collateral by any of Frac, Drilling, Frac ND, Keane TX or Keane Frac GP.

(c) Nothing provided for in this Section 16.21 shall be interpreted under any circumstance to terminate the Original Agreement or any Existing Other Document (except for the release of KGH with respect to the KGH Obligations as provided for herein). Furthermore, nothing provided for in this Section 16.21 shall be interpreted under any circumstance to provide that receipt by PNC, in its capacity as the Agent under the Original Agreement, of the Term Loan Repayment shall satisfy any indebtedness, obligations or liabilities of the Existing Borrowers under the Original Agreement and Existing Other Documents other the Existing Term Loan Obligations, all of which such other indebtedness, obligations and liabilities shall continue without any novation as Obligations of the Borrowers under and as defined in this Credit Agreement, except to the extent any such other indebtedness, obligations and liabilities shall be paid in full in immediately available funds by Borrowers on the date hereof.

(d) Each of Frac, Drilling, Frac ND, and Keane TX, and KGH and Keane Frac GP by their acknowledgment signatures hereto purely for the purposes of this Section 16.21, acknowledges and agrees that it has no actual or potential claim or cause of action against PNC in any of its capacities under the Original Agreement and the Existing Other Documents, in any such case arising on or before the date hereof. As further consideration for the consents and

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amendments set forth herein, of Frac, Drilling, Frac ND, and Keane TX, and KGH and Keane Frac GP by their acknowledgment signatures hereto purely for the purposes of this Section 16.21, hereby waives and releases and forever discharges PNC, in all of its capacities under the Original Agreement and the Existing Other Documents, and the officers, directors, attorneys, agents and employees of PNC in such capacities, from any liability, damage, claim, loss or expense of any kind originating in whole or in part known to any of Frac, Drilling, Frac ND, Keane TX, KGH and/or Keane Frac GP on or before the date hereof that any of Frac, Drilling, Frac ND, Keane TX, KGH and/or Keane Frac GP may now have against PNC in any of its capacities under the Original Agreement and the Existing Other Documents arising out of or relating to the Existing Credit Agreement or any Existing Other Document.

[Signatures on next page]

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Each of the parties has signed this Agreement as of the day and year first above written.

KEANE FRAC, LP

By:
Name:
Title:

KS DRILLING, LLC

By:
Name:
Title:

KEANE FRAC ND, LLC

By:
Name:
Title:

KEANE FRAC TX, LLC

By:
Name:
Title:

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KGH INTERMEDIATE HOLDCO I, LLC

By:
Name:
Title:

KGH INTERMEDIATE HOLDCO II, LLC

By:
Name:
Title:

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PNC BANK, NATIONAL ASSOCIATION,
As sole Lender and as Agent

By:
Name:
Title:

340 Madison Avenue New York, NY 10173

Commitment Percentage Revolver: 100%

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ACCEPTED AND AGREED:

KEANE GROUP HOLDINGS, LLC

By:
Name: Gregory Powell Title: Vice President and Chief Financial Officer

KEANE FRAC GP, LLC

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:
Name: Gregory Powell Title: Vice President and Chief Financial Officer

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